UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )
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Soliciting Material under §240.14a-12

Ford Motor Company

(Name of Registrant as Specified In Its Charter)

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Notice of 2024 Virtual Annual Meeting of Shareholders and Proxy Statement

Virtual Annual Meeting of Shareholders Online Meeting Only — No Physical Meeting Location

Ford Motor Company
One American Road
Dearborn, Michigan 48126-2798

Dear Shareholders:
It is my pleasure to inform you that our 2024 Annual Meeting of Shareholders will be conducted online on Thursday, May 9, 2024, starting at 8:30 a.m. EDT. Shareholders will be able to listen, submit questions, and vote from any remote location with internet connectivity. Information on how to participate in this year’s virtual meeting can be found on page 100.
Last year, we took significant steps to position the Company for the future. Ford is now organized and operating based on three distinct global business segments — Ford Blue, Ford Model e and Ford Pro — to better serve our customers for personal ownership and commercial needs. We believe this provides clarity, focus, and accountability for our teams, and drives smart allocation of capital as markets and customer preferences evolve.
Our 2023 results underscore the potential of our plan, our leadership, and our people. We delivered a solid year with growth in all three global businesses despite a lengthy work stoppage by the United Auto Workers union in the U.S. and significant pricing and demand shifts in the electric vehicle market. Our strategy to offer customers unprecedented choice is paying off. In the U.S., the best-selling gas-powered, hybrid, and fully electric pickup were all produced by Ford. Our international operations are now solidly profitable and investing in the future. Importantly, we are making progress on improving quality and reducing costs throughout the Company.
Looking ahead, we have an opportunity to deliver a very strong 2024 and differentiate Ford like never before. We have one of the most appealing global lineups in our history, with many new and refreshed vehicles launching this year. We also have a leadership team that is a mix of the best veteran Ford leaders and world-class leaders with key skills from outside of Ford and the auto industry.
Our board of directors and leadership team continue to focus on delivering strong results in the present while creating value and opportunity for the future. Our fundamental purpose of making people’s lives better remains the same, and we will continue to lead with our values as we deliver for all of our stakeholders.
Thank you for your support and your commitment to our Company’s future.
March 29, 2024
/s/ William Clay Ford, Jr.
William Clay Ford, Jr.
Chair of the Board

Notice of Virtual Annual Meeting of
Shareholders of Ford Motor Company
Thursday, May 9, 2024
8:30 a.m., Eastern Daylight Saving Time
This year’s virtual annual meeting will begin promptly at 8:30 a.m., Eastern Daylight Saving Time. If you plan to participate in the virtual meeting, please see the instructions on page 100 of the Proxy Statement. Shareholders will be able to listen, vote, and submit questions from their home or from any remote location that has Internet connectivity. There will be no physical location for shareholders to attend. Shareholders may only participate online by logging in at www.virtualshareholdermeeting.com/FORD2024.
ITEMS OF BUSINESS:
1.
The election of the 14 director nominees named in the Proxy Statement.

2.
The ratification of the selection of PricewaterhouseCoopers LLP as Ford’s independent registered public accounting firm for 2024.

3.
A non-binding shareholder advisory vote to approve the compensation of the Named Executives.

4.
Approval of the 2024 Stock Plan for Non-Employee Directors.

5.
Consideration of the three shareholder proposals set forth in the Proxy Statement.

If you were a shareholder at the close of business on March 13, 2024, you are eligible to vote at this year’s annual meeting.
Please read these materials so that you will know which items of business we intend to cover during the meeting. Also, please either sign and return the accompanying proxy card in the postage-paid envelope or instruct us by telephone or online as to how you would like your shares voted. This will allow your shares to be voted as you instruct even if you cannot participate in the meeting. Instructions on how to vote your shares by telephone or online are on the proxy card enclosed with the Proxy Statement.
Please see Other Items and the Questions and Answers section beginning on page 95 for important information about the proxy materials, voting, the virtual annual meeting, Company documents, communications, and the deadline to submit shareholder proposals for the 2025 Annual Meeting of Shareholders.
Shareholders are being notified of the Proxy Statement and the form of proxy beginning March 29, 2024.
March 29, 2024
Dearborn, Michigan
/s/ Jonathan E. Osgood
Jonathan E. Osgood
Secretary

When	Virtual Meeting	Record Date
Thursday, May 9, 2024 8:30 a.m., Eastern Daylight Saving Time	www.virtualshareholdermeeting.com/FORD2024	March 13, 2024

We urge each shareholder to promptly sign and return the enclosed proxy card or to use telephone or online voting. See our Questions and Answers beginning on page 97 for information about the virtual meeting and voting by telephone or online and how to revoke a proxy.

Notice of Virtual Annual Meeting of Shareholders	2024 Proxy Statement	i

ii Table of Contents	2024 Proxy Statement

Proxy Summary
This summary highlights information contained in this Proxy Statement. It does not contain all of the information you should consider. You should read the entire Proxy Statement carefully before voting. Please see the Questions and Answers section beginning on page 97 for important information about proxy materials, voting, the virtual annual meeting, Company documents, and communications.
The Board of Directors is soliciting proxies to be used at the annual meeting of shareholders. This Proxy Statement and the enclosed proxy are being made available to shareholders beginning March 29, 2024.
TIME OF VIRTUAL ANNUAL MEETING
Thursday, May 9, 2024 8:30 a.m., Eastern Daylight Saving Time	We will hold a virtual annual meeting of shareholders. Shareholders may participate online by logging onto www.virtualshareholdermeeting.com/ FORD2024. There will not be a physical meeting location.	Corporate Website: www.corporate.ford.com Annual Report: www.shareholder.ford.com
MEETING AGENDA
VOTING MATTERS		Board Recommendations	Pages
1.	Election of the 14 Director Nominees Named in the Proxy Statement	FOR	26-36
2.	Ratification of Independent Registered Public Accounting Firm	FOR	37-38
3.	Approval of the Compensation of the Named Executives	FOR	39-81
4.	Approval of the 2024 Stock Plan for Non-Employee Directors	FOR	82-85
5.	Shareholder Proposal — Give Each Share an Equal Vote	AGAINST	86-89
6.	Shareholder Proposal — Child Labor Audit	AGAINST	90-91
7.	Shareholder Proposal — Supply Chain Transparency and Traceability Report	AGAINST	92-94
CORPORATE GOVERNANCE HIGHLIGHTS
▪
Lead Independent Director

▪
Independent Board Committees — Audit; Compensation, Talent and Culture; and Nominating and Governance

▪
Committee Charters

▪
Independent Directors Meet Regularly Without Management and Non-Independent Directors

▪
Regular Board and Committee Self-Evaluation Process

▪
Separate Chair of the Board and CEO

▪
Confidential Voting

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Shareholders Have the Right to Call Special Meetings

▪
Shareholders May Take Action by Written Consent

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Strong Codes of Ethics

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Annual Election of All Directors

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Majority Vote Standard for Director Elections

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No Supermajority Voting Requirement

▪
Board Meetings in 2023: 7

▪
Standing Board Committees — Meetings in 2023: Audit: 10, Compensation, Talent and Culture: 8, Finance: 4, Nominating and Governance: 5, Sustainability, Innovation and Policy: 4

▪
64% of the Director Nominees are Independent

Proxy Summary	2024 Proxy Statement	1

2 Proxy Summary	2024 Proxy Statement

ABOUT FORD
Ford Motor Company is a global company based in Dearborn, Michigan. With about 177,000 employees worldwide, the Company is committed to helping build a better world, where every person is free to move and pursue their dreams. The Company’s Ford+ plan for growth and value creation combines existing strengths, new capabilities, and always-on relationships with customers to enrich experiences for customers and deepen their loyalty. Ford develops and delivers innovative, must-have Ford trucks, sport utility vehicles, commercial vans and cars, and Lincoln luxury vehicles, along with connected services. The Company does that through three customer-centered business segments: Ford Blue, engineering iconic gas-powered and hybrid vehicles; Ford Model e, inventing breakthrough electric vehicles (“EVs”) along with embedded software that enables always-on digital experiences for all customers; and Ford Pro, helping commercial customers transform and expand their businesses with vehicles and services tailored to their needs. Additionally, the Company provides financial services through Ford Motor Credit Company LLC (“Ford Credit”).
In addition to the information about Ford contained in this Proxy Statement, extensive information about our Company can be found at http://corporate.ford.com, including information about our management team, brands, products, services, and corporate governance principles. The foregoing information regarding our website and its content is for convenience only and not deemed to be incorporated by reference into this Proxy Statement nor filed with the SEC.
FULL-YEAR 2023 OPERATING PERFORMANCE
Wholesale Units 4.4 Million 4%	Revenue $176 Billion 11%	Adjusted EBIT $10.4 Billion
Adjusted EBIT Margin 5.9% 70 bps	Adjusted Free Cash Flow $6.8 Billion $2.3B	Adjusted ROIC 13.9% 270 bps

*
See pages 75-79 of Ford’s Annual Report on Form 10-K for the year ended December 31, 2023 for definitions and reconciliations to GAAP.

Customer-Focused Ford+ Growth Plan Delivers Solid 2023, Positions Company for Growth
Last year, Ford took significant steps to position the Company for a strong, profitably growing future. Ford is now organized and operating based on three distinct, customer-focused global automotive business segments Ford Blue, Ford Model e, and Ford Pro, providing clarity, focus, and accountability.
Our 2023 results underscore the potential of our plan, our leadership, and our people. We delivered a solid year with growth in all three automotive businesses despite a lengthy work stoppage in the U.S. and significant shifts in demand and pricing in the electric vehicle market. We strengthened our product portfolio in 2023, offering customers unprecedented choice, and made progress in improving quality and cost competitiveness with more progress needed.
We’re building a dynamic and highly talented company that offers value at the intersection of hardware, software and services in a rapidly evolving auto industry. With Ford+, we’re generating solid results today and allocating capital with great discipline, so that over time we execute with consistency, produce strong growth and profitability, and are less cyclical.
Proxy Summary	2024 Proxy Statement	3

2023 Ford+ Business Highlights
Ford +

◦
Reorganized the Company to operate three distinct and customer focused automotive businesses — Ford Blue, Ford Model e, and Ford Pro — providing clarity, focus, and accountability.

◦
Established Ford Integrated Services to develop and deliver high-value, software-enabled services — atop early momentum of 630,000 paid software subscriptions at year-end.

◦
Returned Ford’s credit rating to investment grade, based on improving margins and financial flexibility.

◦
Recorded positive EBIT outside North America for the second year in a row — reversing losses of  ~$2 billion in 2020. Improved our business performance in China by streamlining the product offering, reducing capital intensity, and growing export operations.

◦
Combined product development, cycle planning, supply chain, and manufacturing into a global industrial operational engine — to deliver great products, maximize quality, and minimize costs and complexity.

◦
Received highest scores in our industry for responsible mineral sourcing and due diligence policies from environmental and social group, Lead the Charge.

Ford Blue

◦
Reported Ford Blue revenue of  $102 billion, up 8%, with EBIT of  $7.5 billion and an EBIT margin of 7.3%.

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Fortified our strength as a global pickup leader with the best-selling F-150, global Ranger — key to our overseas profit turnaround — and the popular Maverick small pickup.

◦
Strengthened our position as a global hybrid leader. Produced No. 1 (Maverick) and No. 2 (F-150) hybrid trucks in the U.S. — with Ford the overall No. 3 U.S. hybrid brand and global hybrid sales up ~20%.

Ford Model e

◦
Finished 2023 as the No. 2 electric vehicle brand in the U.S. for the second consecutive year.

◦
Increased Ford Model e shipments and sales by double-digit rates; in the U.S., F-150 Lightning was the top-selling electric pickup, and Mustang Mach-E No. 3 among all EVs. Our EV sales continued to bring a high percentage of new customers to the Ford brand.

◦
Made significant progress in building out our EV industrial capability, including the construction of new plants for electric vehicles and batteries in North America and the conversion of existing facilities to produce electric vehicles.

◦
Enabled North American customers to drive over 150 million miles hands-free — up over 300% — using Ford’s acclaimed BlueCruise hands-free highway driving technology.

Ford Pro

◦
Ford Pro is a nearly $60 billion high-margin hardware, software, and services business.

◦
Achieved 19% growth in Ford Pro revenue with EBIT of  $7.2 billion — more than double 2022 and an EBIT margin of 12.4%.

◦
Remained the top-selling commercial vehicle seller in the U.S., with dominant market share in key work segments. Ford was the top-selling commercial vehicle brand in Europe for the 9th straight year.

◦
Ended 2023 with more than 500,000 active software paid subscriptions, up 46% year over year.

Ford Credit
◦ Drove further customer loyalty to Ford Credit and generated new revenue streams through digital services and products — e.g., Ford Pro FinSimple fleet financing was up more than 30%.
Please refer to Environmental, Social, and Governance on page 25 to learn about our meaningful progress against important social and environmental responsibility goals in 2023.
4 Proxy Summary	2024 Proxy Statement

CD&A Overview
Underlying our compensation programs is an emphasis on sound governance practices. These practices include:
WHAT WE DO	WE DO NOT

Perform annual say-on-pay advisory vote for shareholders

Pay for performance

Use appropriate peer group when establishing compensation

Balance short- and long-term incentives

Align executive compensation with shareholder returns through long-term incentives

Cap individual payouts in incentive plans

Include clawback provisions in our incentive grants (see Clawback Policies on page 63)

Maintain robust stock ownership guidelines for Named Executives

Prohibit officers from hedging their exposure to Ford common stock and limit officers’ pledging of Ford common stock (see Risk Assessment Regarding Compensation Policies and Practices on pages 14-15)

Condition grants of long-term incentive awards on non-compete and non-disclosure restrictions

Mitigate undue risk-taking in compensation programs

Retain a fully independent external compensation consultant whose independence is reviewed annually by the Compensation, Talent and Culture Committee (see Compensation, Talent and Culture Committee Operations on pages 15-16)

Include a double-trigger change in control provision for equity grants

Provide evergreen employment contracts

Guarantee increases to base salaries

Provide incentives that encourage unnecessary risk-taking

Reprice options

Pay out dividend equivalents on equity awards during vesting periods or performance periods

Provide excessive perquisites

Proxy Summary	2024 Proxy Statement	5

ELEMENTS OF EXECUTIVE COMPENSATION
Executive Officer Group Target Opportunity Mix

6 Proxy Summary	2024 Proxy Statement

Corporate Governance
Corporate Governance Principles
The Nominating and Governance Committee developed and recommended to the Board a set of corporate governance principles, which the Board adopted. Ford’s Corporate Governance Principles may be found on its website at www.corporate.ford.com. These principles include: a limitation on the number of boards on which a director may serve, qualifications for directors (including a requirement that directors be prepared to resign from the Board in the event of any significant change in their personal circumstances that could affect the discharge of their responsibilities), director orientation and continuing education, and a requirement that the Board and each of its committees perform an annual self-evaluation. Shareholders may obtain a printed copy of the Company’s Corporate Governance Principles by writing to our Shareholder Relations Department at Ford Motor Company, Shareholder Relations, P.O. Box 6248, Dearborn, MI 48126.
Our Governance Practices
The Board continuously reviews our governance practices, assesses the regulatory and legislative environment, and adopts the governance practices that best serve the interests of our shareholders.
Ford has a long history of operating under sound corporate governance practices, as we aim to be trusted by all who rely on us to help build a better world. These practices include:
Annual Election of All Directors.
Majority Vote Standard. Each director must be elected by a majority of votes cast.
Independent Board. 64% of the Director Nominees are independent.
Lead Independent Director. Ensures management is adequately addressing the matters identified by the Board.
Independent Board Committees. Each of the Audit Committee, Compensation, Talent and Culture Committee, and Nominating and Governance Committee is comprised entirely of independent directors.
Committee Charters. Each standing committee operates under a written charter that has been approved by the Board and is reviewed annually.
Independent Directors Meet Regularly Without Management and Non-Independent Directors.
Regular Board and Committee Self-Evaluation Process. The Board and each committee evaluates its performance each year.
Mandatory Retirement Age and Term Limits. 15- year term limits for new independent directors and mandatory retirement age of 72 provide regular opportunities for Board refreshment.

Mandatory Deferral of Compensation for Directors. In 2023, approximately 68% of annual director fees were mandatorily deferred into RSUs, which strongly links the interests of the Board with those of shareholders.

Separate Chair of the Board and CEO. The Board of Directors has chosen to separate the roles of CEO and Chair of the Board of Directors.
Confidential Voting at Annual Meeting.
Special Meetings. Shareholders have the right to call a special meeting.
Shareholders May Take Action by Written Consent.

Strong Codes of Ethics. Ford is committed to operating its business with the highest level of integrity and has adopted codes of ethics that apply to all directors and senior financial personnel, and a code of conduct that applies to all employees.

Hedging and Pledging Policies. Officers are prohibited from hedging their exposure to, and limited in pledging, Ford common stock (see page 15).
Overboarding. We limit the number of outside public company boards on which our directors and officers may serve.

Corporate Governance	2024 Proxy Statement	7

Leadership Structure

Our leadership structure is optimal because it allows the CEO to focus on leading the organization to deliver product excellence, while the Chair leads the Board in its pursuit to provide the Company with direction on Company-wide issues such as sustainability, mobility, and stakeholder relationships.

Ford determines the most suitable leadership structure from time to time. At present, the Board of Directors has chosen to separate the roles of CEO and Chair of the Board of Directors. James D. Farley, Jr. is our President and CEO, and William Clay Ford, Jr. is Chair of the Board of Directors as well as our Executive Chair. We believe this structure is optimal for Ford because it allows Mr. Farley to focus on leading the organization while Mr. Ford leads the Board of Directors. Furthermore, the Board has appointed John L. Thornton as our Lead Independent Director. We believe having a Lead Independent Director is an important governance practice given that the Chair of the Board, Mr. Ford, is not an independent director under our Corporate Governance Principles. The duties of the Lead Independent Director include:
▪
chairing the executive sessions of our independent directors;

▪
advising on the selection of Board Committee Chairs; and

▪
working with Messrs. Farley and Ford to ensure management is adequately addressing the matters identified by the Board.

This structure optimizes the roles of CEO, Chair, and Lead Independent Director and provides Ford with sound corporate governance in the management of its business.
Board Meetings, Composition, and Committees
The Board has the appropriate mix of short-, medium-, and long-tenured directors. This mix provides a balance of fresh insight and historical perspective.
COMPOSITION OF BOARD OF DIRECTORS / NOMINEES
The Board proposes to you a slate of nominees for election to the Board at the annual meeting. The Nominating and Governance Committee recommends the nominees for all directorships. Shareholders who wish to recommend a candidate for nomination by the Board or nominate an individual for election as a director must follow the procedures described on page 95 under Other Items — Shareholder Proposals for 2025.
The Committee also reviews and makes recommendations to the Board on matters such as the size and composition of the Board in order to ensure the Board has the requisite expertise, and its membership consists of persons with sufficiently diverse and independent backgrounds. Between annual shareholder meetings, the Board may elect directors to the Board to serve until the next annual meeting either to fill a vacancy on the Board or to expand the Board if a candidate is identified that would bring additional expertise to the Board. The Board utilizes a robust peer and Board and Committee self-assessment process. Periodically, we engage an outside party to communicate with each director concerning Board dynamics and effectiveness and provide feedback to the Board on areas of strengths, weaknesses, and opportunities for improvement. We use an evaluation process whereby every five years each director’s skills and qualifications are analyzed to determine whether such skills and qualifications remain relevant in light of changing business conditions.
We maintain a mandatory retirement age of 72 for directors. In 2019, the Board adopted a policy for new independent directors whereby it is expected that an independent director may serve up to 15 one-year terms, unless unique circumstances warrant additional terms. We continue to maintain the mandatory retirement age of 72 so that for new independent directors it is expected that they will not be re-nominated when they reach the earlier of having served for 15 terms or age 72, absent a waiver from the Board for unique circumstances. During 2023, the Committee recommended that the size of the Board be kept at 14 directors.
The Board believes that it has an appropriate mix of short-, medium-, and long-tenured directors, which provides a balance that enables the Board to benefit from both fresh insights and historical perspectives during its deliberations and informs Board succession planning.
8 Corporate Governance	2024 Proxy Statement

In addition, having a Ford family member, William Clay Ford, Jr., as our Executive Chair brings a unique and historical long-term perspective to Board deliberations, while Alexandra Ford English and Henry Ford III, who were first elected to the Board at the 2021 Annual Meeting, provide fresh perspectives and valuable insights while continuing the Ford family’s more than 120 years of active involvement with and stewardship of the Company. Alexandra Ford English is the daughter of William Clay Ford, Jr. and Henry Ford III is her second cousin.
EXECUTIVE SESSIONS OF NON-EMPLOYEE DIRECTORS
Non-employee directors ordinarily meet in executive session without management present at most regularly scheduled Board meetings and may meet at other times at the discretion of the Lead Independent Director or at the request of any non-employee director. Additionally, all of the independent directors meet periodically (at least annually) without management or non-independent directors present.
BOARD COMMITTEES
Current Directors	Audit	Compensation, Talent and Culture	Finance	Nominating and Governance	Sustainability, Innovation and Policy
Kimberly A. Casiano	■			■	■
Alexandra Ford English			■		■
James D. Farley, Jr.
Henry Ford III			■		■
William Clay Ford, Jr.			Chair		■
William W. Helman IV			■	■	Chair
Jon M. Huntsman, Jr.					■
William E. Kennard			■	Chair	■
John C. May		■	■	■
Beth E. Mooney	■			■
Lynn Vojvodich Radakovich		Chair		■	■
John L. Thornton		■	■	■
John B. Veihmeyer	Chair			■
John S. Weinberg		■	■	■	■
Only independent directors serve on the Audit Committee, Compensation, Talent and Culture Committee, and Nominating and Governance Committee, in accordance with the independence standards of the New York Stock Exchange LLC (“NYSE”) Listed Company and Securities and Exchange Commission (“SEC”) rules and the Company’s Corporate Governance Principles. Under these standards, members of the Audit Committee also satisfy the heightened SEC independence standards for audit committees, and the members of the Compensation, Talent and Culture Committee satisfy the additional NYSE independence standards for compensation committees. Each member of the Audit Committee also meets the financial literacy requirements of the NYSE Listed Company rules. The Board, and each committee of the Board, has the authority to engage independent consultants and advisors at the Company’s expense.
The Company has published on its website (www.corporate.ford.com) the charter of each of the Audit Committee, Compensation, Talent and Culture Committee, Finance Committee, Nominating and Governance Committee, and Sustainability, Innovation and Policy Committee of the Board. Printed copies of each of the committee charters are available by writing to our Shareholder Relations Department at Ford Motor Company, Shareholder Relations, P.O. Box 6248, Dearborn, MI 48126.
Corporate Governance	2024 Proxy Statement	9

BOARD COMMITTEE FUNCTIONS
AUDIT COMMITTEE
▪
Selects the independent registered public accounting firm, subject to shareholder ratification, and determines the compensation of the independent registered public accounting firm.

▪
At least annually, reviews a report by the independent registered public accounting firm describing: internal quality control procedures, any material issues raised by an internal or peer quality control review, any issues raised by a governmental or professional authority investigation in the past five years and any steps taken to deal with such issues, and (to assess the independence of the independent registered public accounting firm) all relationships between the independent registered public accounting firm and the Company.

▪
Consults with the independent registered public accounting firm, reviews and approves the scope of its audit, and reviews the firm’s independence and performance. Also, annually approves categories of services to be performed by the independent registered public accounting firm and reviews and, if appropriate, approves in advance any new proposed engagement greater than $250,000.

▪
Reviews internal controls, accounting practices, and financial reporting, including the results of the annual audit and the review of the interim financial statements, with management and the independent registered public accounting firm.

▪
Reviews activities, organization structure, and qualifications of the General Auditor’s Office, and participates in the appointment, dismissal, evaluation, and determination of the compensation of the General Auditor.

▪
Discusses earnings releases and guidance provided to the public and rating agencies.

▪
Reviews, at least annually, policies with respect to risk assessment and risk management.

▪
Reviews the Company’s Integrated Sustainability and Financial Report.

▪
Exercises reasonable oversight with respect to the implementation and effectiveness of the Company’s compliance and ethics program, including being knowledgeable about the content and operation of the compliance and ethics program.

▪
Reviews, with the Office of the General Counsel, any legal or regulatory matter that could have a significant impact on the financial statements.

▪
Has the sole authority to retain outside legal, accounting, or other advisors

▪
Prepares an annual report of the Audit Committee to be included in the Company’s proxy statement.

▪
Reviews our cyber security practices periodically, at least twice each year.

▪
Assesses annually the adequacy of the Audit Committee Charter.

▪
Reports to the Board of Directors about these matters.

MEMBERS
▪
John B. Veihmeyer, Chair

▪
Kimberly A. Casiano

▪
Beth E. Mooney

MEETINGS IN 2023: 10
MEMBER QUALIFICATIONS
▪
Each member of the Audit Committee is independent, in accordance with the NYSE standards and SEC rules and the Company’s Corporate Governance Principles

▪
Each member of the Audit Committee meets the financial literacy requirements of the NYSE Listed Company rules

▪
In addition, our Board has determined that Mr. Veihmeyer qualifies as an “Audit Committee financial expert” within the meaning of SEC regulations and applicable NYSE rules

REPORT
The Audit Committee Report is on page 38

10 Corporate Governance	2024 Proxy Statement

COMPENSATION, TALENT AND CULTURE COMMITTEE
▪
Establishes and reviews the overall executive compensation philosophy and strategy of the Company.

▪
Reviews and discusses key people-related business strategies, including leadership succession planning, culture, diversity and inclusion, and talent development programs.

▪
Reviews and approves Company goals and objectives related to the Executive Chair, the President and CEO, and other executive officers’ compensation, including annual performance objectives.

▪
Evaluates the performance of the Executive Chair, the President and CEO, and other executive officers in light of established goals and objectives and, based on such evaluation, reviews and approves the annual salary, bonus, stock options, PSUs, other stock-based awards, other incentive awards, and other benefits, direct and indirect, of the Executive Chair, the President and CEO, and other executive officers.

▪
Conducts a risk assessment of the Company’s compensation policies and practices.

▪
Considers and makes recommendations on the Company’s executive compensation plans and programs.

▪
Reviews the Compensation Discussion and Analysis to be included in the Company’s proxy statement.

▪
Prepares an annual report of the Compensation, Talent and Culture Committee to be included in the Company’s proxy statement.

▪
Assesses the independence of the Committee’s consultant.

▪
Assesses annually the adequacy of the Compensation, Talent and Culture Committee Charter.

▪
Reports to the Board of Directors about these matters.

MEMBERS
▪
Lynn Vojvodich Radakovich, Chair

▪
John C. May

▪
John L. Thornton

▪
John S. Weinberg

MEETINGS IN 2023: 8
MEMBER QUALIFICATIONS
▪
Each member of the Compensation, Talent and Culture Committee is independent, in accordance with the NYSE standards and SEC rules and the Company’s Corporate Governance Principles

REPORT
The Compensation Committee Report is on page 64

FINANCE COMMITTEE
▪
Reviews all aspects of the Company’s policies and practices that relate to the management of the Company’s financial affairs, consistent with law and specific instructions given by the Board of Directors.

▪
Reviews capital allocation priorities, policies, and guidelines, including the Company’s cash flow, minimum cash requirements, and liquidity targets.

▪
Reviews the Company’s capital appropriations financial performance against targets by conducting interim reviews and an annual review of previously approved capital programs and periodic review of acquisitions and new business investments.

▪
Reviews with management, at least annually, the annual report from the Treasurer of the Company’s cash and funding plans and other Treasury matters.

▪
Reviews the strategy and performance of the Company’s pension and other retirement and savings plans.

▪
Performs such other functions and exercises such other powers as may be delegated to it by the Board of Directors from time to time.

▪
Reviews, at least annually, policies with respect to financial risk assessment and financial risk management.

▪
Assesses annually the adequacy of the Finance Committee Charter.

▪
Reports to the Board of Directors about these matters.

MEMBERS
▪
William Clay Ford, Jr., Chair

▪
Alexandra Ford English

▪
Henry Ford III

▪
William W. Helman IV

▪
William E. Kennard

▪
John C. May

▪
John L. Thornton

▪
John S. Weinberg

MEETINGS IN 2023: 4

Corporate Governance	2024 Proxy Statement	11

NOMINATING AND GOVERNANCE COMMITTEE
▪
Reviews and makes recommendations on:

(i)
the nominations or election of directors; and

(ii)
the size, diversity, composition, and compensation of the Board.

▪
Establishes criteria for selecting new directors and the evaluation of the Board, including whether current members and candidates possess skills and qualifications that support the Company’s strategy.

▪
Develops and recommends to the Board corporate governance principles and guidelines.

▪
Reviews the charter and composition of each committee of the Board and makes recommendations to the Board for the adoption of or revisions to the committee charters, the creation of additional committees, or the elimination of committees.

▪
Considers the adequacy of the By-Laws and the Restated Certificate of Incorporation of the Company and recommends to the Board, as appropriate, that the Board:

(i)
adopt amendments to the By-Laws; and

(ii)
propose, for consideration by the shareholders, amendments to the Restated Certificate of Incorporation.

▪
Considers shareholder suggestions for director nominees (other than self-nominations). See Composition of Board of Directors/Nominees on pages 8-9.

▪
Assesses annually the adequacy of the Nominating and Governance Committee Charter.

▪
Reports to the Board of Directors about these matters.

MEMBERS
▪
William E. Kennard, Chair

▪
Kimberly A. Casiano

▪
William W. Helman IV

▪
John C. May

▪
Beth E. Mooney

▪
Lynn Vojvodich Radakovich

▪
John L. Thornton

▪
John Veihmeyer

▪
John S. Weinberg

MEETINGS IN 2023: 5
MEMBER QUALIFICATIONS
▪
Each member of the Nominating and Governance Committee is independent, in accordance with the NYSE standards and SEC rules and the Company’s Corporate Governance Principles

SUSTAINABILITY, INNOVATION AND POLICY COMMITTEE
▪
Reviews and advises on the Company’s pursuit of innovative policies and technologies that promote product safety, improve environmental and social sustainability, and seek to enrich our customers’ experiences, increase shareholder value, and lead to a better world.

▪
Responsible for assessing the Company’s progress on strategic economic, product safety, and environmental and social issues, as well as the degree to which sustainability principles have been integrated into various skill teams.

▪
Reviews the Company’s Integrated Sustainability and Financial Report Summary as well as any Company initiatives related to sustainability and innovation.

▪
Assesses annually the adequacy of the Sustainability, Innovation and Policy Committee Charter.

▪
Reports to the Board of Directors about these matters.

MEMBERS
▪
William W. Helman IV, Chair

▪
Kimberly A. Casiano

▪
Alexandra Ford English

▪
Henry Ford III

▪
William Clay Ford, Jr.

▪
Jon M. Huntsman, Jr.

▪
William E. Kennard

▪
Lynn Vojvodich Radakovich

▪
John S. Weinberg

MEETINGS IN 2023: 4

12 Corporate Governance	2024 Proxy Statement

Board’s Role in Risk Management
The Board has overall responsibility for the oversight of risk management at Ford, while management is responsible for day-to-day risk management.
The oversight responsibility of the Board and its committees is supported by Company management and the risk management processes that are currently in place. Ford has extensive and effective risk management processes, relating specifically to compliance, reporting, operating, and strategic risks.
Compliance Risk encompasses matters such as legal and regulatory compliance (e.g., Foreign Corrupt Practices Act, environmental, Occupational Safety and Health Administration/safety, etc.).
Reporting Risk covers Sarbanes-Oxley compliance, disclosure controls and procedures, and accounting compliance.
Operating Risk addresses the myriad of matters related to the operation of a complex company such as Ford (e.g., quality, supply chain, sales and service, financing and liquidity, product development and engineering, labor, etc.).
Strategic Risk encompasses somewhat broader and longer-term matters, including, but not limited to, technology development, environmental and social sustainability, capital allocation, management development, retention and compensation, competitive developments, and geopolitical developments.
We believe that key success factors in risk management at Ford include a strong risk analysis tone set by the Board and senior management, which is shown through their commitment to effective top-down and bottom-up communication (including communication between management and the Board and Committees), and active cross-functional participation among the Business Segments and Skill Teams. We have institutionalized a regular Forecast, Controls and Risk Review and Special Attention Review process where the senior leadership of the Company reviews the status of the business, the risks and opportunities presented to the business (in the areas of compliance, reporting, operating, and strategic risks), and develops specific plans to address those risks and opportunities.
The Enterprise Risk Management process adopted by the Company identifies the top critical enterprise risks through engagement with senior management and the Board of Directors. Once identified, each of the top risks is validated and assigned an executive risk owner who is responsible to oversee risk assessment, develop mitigation plans, and provide regular updates. The Enterprise Risk Management process also engages Business Segments and Skill Teams to determine which of the enterprise risks are most relevant to their specific objectives, and identify any additional risks that can be managed at a lower level in the organization. All identified Enterprise Critical Risks are evaluated for their exposure to related geopolitical risk and climate change impacts. The Audit Committee and Board annually review the process to update the list of critical risks and monitor risk movement and emerging trends, and the Enterprise Risk Management team also benchmarks the annual risk assessment with outside sources to ensure the Company assessment is up to date with external risk developments.
As noted above, the full Board of Directors has overall responsibility for the oversight of risk management at Ford and oversees operating risk management with reviews at each of its regular Board meetings. The Board of Directors has delegated responsibility for the oversight of specific areas of risk management to certain committees of the Board, with each Board committee reporting to the full Board following each committee meeting. The Audit Committee assists the Board of Directors in overseeing compliance and reporting risk, cybersecurity risk, and the Enterprise Risk Management process itself. The Sustainability, Innovation and Policy Committee assists the Board of Directors in overseeing environmental and social sustainability risks, while the Compensation, Talent and Culture Committee assists the Board of Directors in overseeing risks related to compensation and people-related business strategies, including leadership succession and culture, diversity, and inclusion. The Board and the appropriate committees also periodically review other policies related to personnel matters, including those related to sexual harassment and anti-retaliation policies related to whistleblowers. The Board, the Sustainability, Innovation and Policy Committee, the Compensation, Talent and Culture Committee, the Finance Committee, and the Audit Committee all play a role in overseeing operating and strategic risk management.
The scope and severity of cybersecurity risks is evolving, and we devote significant resources to our security program that we believe is reasonably designed to protect against these risks. The Audit Committee receives regular updates on our cybersecurity practices as well as cybersecurity and information technology risks from our
Corporate Governance	2024 Proxy Statement	13

Chief Information Security Officer. These regular updates include topics related to cybersecurity practices, cyber risks, and risk management processes, such as updates to our cybersecurity programs and mitigation strategies, and other cybersecurity developments. In addition to these regular updates, as part of our incident response processes, the Chief Enterprise Technology Officer, in collaboration with the Chief Information Security Officer and General Counsel, provides updates on certain cybersecurity incidents to the Audit Committee and, in some cases, the Board. The Audit Committee reviews and provides input into and oversight of our cybersecurity processes, and in the event Ford determines it has experienced a material cybersecurity incident, the Audit Committee is notified about the incident in advance of filing a Current Report on Form 8-K. See our Annual Report on Form 10-K for the year ended December 31, 2023 for additional discussion regarding our cybersecurity risk management, strategy, and governance.
Additionally, we are a member of the Financial Services and Information Technology Information Sharing and Analysis Centers (each an “ISAC”) as well as a founding member and board member of the Automotive ISAC. Our current seat on that board helps preserve relationships that help us to protect ourselves against both enterprise and in-vehicle security risks.
Please refer to our Integrated Sustainability and Financial Report (http://sustainability.ford.com) for additional information about how we identify and address environmental and social sustainability risks.
OVERSIGHT OF RISK MANAGEMENT
	COMPLIANCE & REPORTING	OPERATING & STRATEGIC
FORD BOARD Oversight	Audit Committee	Sustainability, Innovation and Policy Committee Compensation, Talent and Culture Committee Finance Committee Audit Committee
FORD MANAGEMENT Day-to-Day	Compliance Reviews Sarbanes-Oxley Compliance Internal Controls Disclosure Committee	Business Segments and Skill Teams Forecast, Controls and Risk Review Special Attention Review Industrial Platform/Software, Product and Services, Strategy, Business Ops Review, and People Forums
AUDIT COMMITTEE FINANCIAL EXPERT AND AUDITOR ROTATION
The Charter of the Audit Committee provides that a member of the Audit Committee generally may not serve on the audit committee of more than two other public companies. The Board has designated John B. Veihmeyer as an Audit Committee financial expert. Mr. Veihmeyer meets the independence standards for audit committee members under the NYSE Listed Company and SEC rules. Mr. Veihmeyer is also the chair of the Audit Committee. The lead partner of the Company’s independent registered public accounting firm is rotated at least every five years.
RISK ASSESSMENT REGARDING COMPENSATION POLICIES AND PRACTICES
In 2023, we conducted an annual assessment of our compensation policies and practices, including our executive compensation programs, to evaluate the potential risks associated with these policies and practices. We reviewed and discussed the findings of the assessment with the Compensation, Talent and Culture Committee and concluded that our compensation programs are designed with an appropriate balance of risk and reward and do not encourage excessive or unnecessary risk-taking behavior. As a result, we do not believe that risks relating to our compensation policies and practices for our employees are reasonably likely to have a material adverse effect on the Company.
In conducting this review, we considered the following attributes of our programs:
▪
mix of base salary, annual bonus opportunities, and long-term equity compensation, with performance-based equity compensation opportunities for officers;

▪
alignment of annual and long-term incentives to ensure that the awards encourage balanced behavior and incentivize performance results;

▪
inclusion of non-financial metrics, such as quality, and other quantitative and qualitative performance factors in determining actual compensation payouts;

▪
capped payout levels for both the Incentive Bonus Plan and performance-based stock awards for Named Executives — the Compensation, Talent and Culture Committee has negative discretion over incentive program payouts;

14 Corporate Governance	2024 Proxy Statement

▪
use of RSUs that vest ratably over three years and PSUs that have a three-year performance period that measures performance against financial metrics and relative Total Shareholder Return (“TSR”);

▪
general provision of long-term equity-based compensation on an annual basis to senior executives — we believe that accumulating equity over a period of time encourages executives to take actions that promote the long-term sustainability of our business;

▪
double-trigger change in control provisions for equity grants; and

▪
stock ownership goals that align the interests of executive officers with those of our shareholders — this discourages executive officers from focusing on short-term results without regard to longer-term consequences.

Our Compensation, Talent and Culture Committee considered compensation risk implications during its deliberations on the design of our executive compensation programs with the goal of appropriately balancing short-term incentives and long-term performance.
Hedging and Pledging Policies. The Committee maintains the following policy related to hedging exposure to Ford common stock:
Certain forms of hedging or monetization transactions, such as forward sale contracts, allow a person to lock in much of the value of his or her stock holdings, often in exchange for all or part of the potential for upside appreciation in the stock. These transactions allow an officer to continue to own Ford common stock, but without the full risks and rewards of ownership. When that occurs, the officer may no longer have the same incentives or objectives as the Company’s other shareholders. Consequently, officers are prohibited from engaging in hedging their exposure to directly or indirectly owned Ford common stock, whether obtained through compensation, open-market purchases, or otherwise. For purposes of this policy, “hedging” includes the purchase of financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds), or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of Ford common stock. Any hedges of Ford common stock in existence at the time a person becomes subject to this policy are grandfathered, but are prohibited from being renewed or extended.
In addition, the Committee maintains the following policy related to the pledging of Ford common stock:
Pledges of Ford common stock by an officer can result in the sale of shares without the consent of the officer if the obligation secured by the shares is in default, and if this occurs during a blackout period it could result in an insider trading violation by that officer. Pledges of Ford common stock in a brokerage margin account (where shares are pledged to secure a loan to buy other securities) present significant insider trading risk because the shares can be sold automatically with a decline in the stock price. In addition, the reputation of the Company, as well as officers’ personal reputations, can be adversely affected if Ford common stock is sold pursuant to a defaulted obligation. Consequently, officers are prohibited from engaging in pledging directly or indirectly owned Ford common stock to secure obligations of a brokerage margin account as described above. Officers may pledge shares of Ford common stock other than in brokerage margin accounts as long as the following conditions are met: (i) only shares that exceed applicable stock ownership guidelines may be pledged and (ii) any such pledge receives the prior approval of the Chief Executive Officer and Office of the General Counsel. Any pledges of Ford common stock in existence at the time a person becomes subject to this policy are grandfathered, but are prohibited from being renewed or extended, unless such renewal or extension complies with this policy.
Regarding directors, the 2014 Stock Plan for Non-Employee Directors and the 2024 Stock Plan for Non-Employee Directors (discussed in more detail on pages 82-85) prohibit the hedging and pledging of common stock received pursuant to the plans.
COMPENSATION, TALENT AND CULTURE COMMITTEE OPERATIONS
The Compensation, Talent and Culture Committee establishes and reviews our executive compensation philosophy and strategy and oversees our various executive compensation programs. The Committee is responsible for evaluating the performance of and determining the compensation for our Executive Chair, the President and CEO, and other executive officers and approving the compensation structure for senior management, including officers. The Committee is currently comprised of four directors who are considered independent under the NYSE Listed Company rules and our Corporate Governance Principles. The Committee’s membership is determined by our Board of Directors. The Committee operates under a written charter adopted by our Board of Directors. The Committee annually reviews the charter. A copy of the Compensation, Talent and Culture Committee Charter may be found on our website at www.corporate.ford.com.
Corporate Governance	2024 Proxy Statement	15

The Committee makes decisions regarding the compensation of our executive officers, including the Named Executives. The Committee has delegated certain responsibilities to subcommittees consisting of one or more Board members and has assigned certain other responsibilities to committees consisting of one or more members of management to assist in approving a range of stock-based awards, within share limits prescribed by the Committee, and other compensation matters for non-executive officers. The Committee regularly reviews such delegations and assignments, and determinations made by such subcommittees and management committees.
The Compensation, Talent and Culture Committee is responsible for developing compensation plans, evaluating performance, and determining total compensation for executive officers. In carrying out its responsibilities, the Committee considers recommendations from the Executive Chair, the President and CEO, and the Chief People and Employee Experience Officer. The Committee’s consultant also provides advice and analysis on the structure and level of executive compensation.
In 2023, the Committee continued to engage Semler Brossy Consulting Group, LLC (“Semler Brossy”), an independent compensation consulting firm, to advise the Committee on executive compensation and benefits matters. Semler Brossy is retained directly by the Committee, which has the sole authority to review and approve the budget of the independent consultant. Semler Brossy does not advise our management and receives no other compensation from us.
The Committee has analyzed whether the work of Semler Brossy as a compensation consultant has raised any conflict of interest, taking into consideration the following factors: (i) the provision of any other services to the Company by Semler Brossy; (ii) the amount of fees the Company paid to Semler Brossy as a percentage of the firm’s total revenue; (iii) Semler Brossy’s policies and procedures that are designed to prevent conflicts of interest; (iv) any business or personal relationship of Semler Brossy or the individual compensation advisor employed by the firm with an executive officer of the Company; (v) any business or personal relationship of the individual compensation advisor with any member of the Committee; and (vi) any stock of the Company owned by Semler Brossy or the individual compensation advisor employed by the firm. The Committee has determined, based on its analysis of the above factors, that the work of Semler Brossy and the individual compensation advisor employed by Semler Brossy as compensation consultant to the Committee has not created any conflict of interest.
In addition, the Committee reviewed survey data provided by the WTW Executive Compensation Database (see Competitive Survey on page 60). WTW does not make recommendations to, nor does it assist, the Committee in determining compensation of executive officers. WTW is retained by Ford management, not the Committee.
See the Compensation Discussion and Analysis on pages 41-64 for more detail on the factors considered by the Committee in making executive compensation decisions. The Committee reviews our talent and executive development program with senior management. These reviews are conducted periodically and focus on executive development and succession planning throughout the organization, at the Leadership Level 1 officer level and above.
Independence of Directors and Relevant Facts and Circumstances

64% of the Director Nominees are independent. Each of the Audit Committee, Nominating and Governance Committee, and Compensation, Talent and Culture Committee is comprised entirely of independent directors.

DIRECTOR INDEPENDENCE
A majority of the directors must be independent directors under applicable SEC and NYSE Listed Company rules. These rules provide that no director can qualify as independent unless the Board affirmatively determines that the director has no material relationship with the listed company. The Board has adopted the following standards in determining whether or not a director has a material relationship with the Company. These standards are contained in Ford’s Corporate Governance Principles and may be found at the Company’s website, www.corporate.ford.com.
▪
Employee or Former Employee. No director who is an employee or a former employee of the Company can be independent until three years after termination of such employment.

▪
Independent Auditor Affiliation. No director who is, or in the past three years has been, affiliated with or employed by the Company’s present or former independent auditor can be independent until three years after the end of the affiliation, employment, or auditing relationship.

16 Corporate Governance	2024 Proxy Statement

▪
Interlocking Directorship. No director can be independent if he or she is, or in the past three years has been, part of an interlocking directorship in which an executive officer of the Company serves on the compensation committee of another company that employs the director.

▪
Additional Compensation. No director can be independent if he or she is receiving, or in the last three years has received, more than $120,000 during any 12-month period in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service).

▪
Immediate Family Members. Directors with immediate family members in the foregoing categories are subject to the same three-year restriction.

Other Relationships. The following commercial, charitable, and educational relationships will not be considered to be material relationships that would impair a director’s independence:
(i)
Sales and Purchases of Products/Services. If within the preceding three years a Ford director was an executive officer or employee of another company (or an immediate family member of the director was an executive officer of such company) that did business with Ford and either: (a) the annual sales to Ford were less than the greater of  $1 million or two percent of the total annual revenues of such company, or (b) the annual purchases from Ford were less than the greater of  $1 million or two percent of the total annual revenues of Ford, in each case for any of the three most recently completed fiscal years.

(ii)
Indebtedness. If within the preceding three years a Ford director was an executive officer of another company which was indebted to Ford, or to which Ford was indebted, and either: (a) the total amount of such other company’s indebtedness to Ford was less than two percent of the total consolidated assets of Ford, or (b) the total amount of Ford’s indebtedness to such other company was less than two percent of the total consolidated assets of such other company, in each case for any of the three most recently completed fiscal years.

(iii)
Charitable Contributions. If within the preceding three years a Ford director served as an executive officer, director, or trustee of a charitable or educational organization, and Ford’s discretionary contributions to the organization were less than the greater of  $1 million or two percent of that organization’s total annual discretionary receipts for any of the three most recently completed fiscal years. (Any matching of charitable contributions will not be included in the amount of Ford’s contributions for this purpose.)

Based on these independence standards and all of the relevant facts and circumstances, the Board determined that none of the following directors had any material relationship with the Company and, thus, are independent: Kimberly A. Casiano, William W. Helman IV, William E. Kennard, John C. May, Beth E. Mooney, Lynn Vojvodich Radakovich, John L. Thornton, John B. Veihmeyer, and John S. Weinberg. Additionally, the Board determined that each of Kimberly A. Casiano, Beth E. Mooney, and John B. Veihmeyer is independent under the heightened SEC independence standards for audit committees and that each of John C. May, Lynn Vojvodich Radakovich, John L. Thornton, and John S. Weinberg is independent under the additional NYSE independence standards for compensation committees. 64% of our director nominees are independent, and our Audit Committee, Compensation, Talent and Culture Committee, and Nominating and Governance Committee are fully independent.
DISCLOSURE OF RELEVANT FACTS AND CIRCUMSTANCES
With respect to the independent directors listed above, the Board considered the following relevant facts and circumstances in making the independence determinations:
From time to time during the past three years, Ford purchased goods and services from, sold goods and services to, or financing arrangements were provided by, various companies with which certain directors were or are affiliated either as a member of such company’s board of directors or, in the case of Messrs. May, Thornton, and Weinberg, as an officer of such a company. In addition to Messrs. May, Thornton, and Weinberg, these directors included Messrs. Kennard and Veihmeyer, and Mses. Mooney and Vojvodich Radakovich. The Company also made donations to certain institutions with which certain directors are affiliated. These included Messrs. Thornton and Veihmeyer. In addition, the Company made a charitable donation on behalf of the Board in lieu of holiday gifts. None of the relationships described above was material under the independence standards contained in our Corporate Governance Principles.
Corporate Governance	2024 Proxy Statement	17

Codes of Ethics
Employees and officers of the Company must abide by a Code of Conduct. The CEO, senior financial and accounting personnel, and directors must abide by the Company’s Code of Ethics.
Ford is committed to operating its business with the highest level of integrity. The Company has published on its website (www.corporate.ford.com) its Code of Conduct, which all officers and employees are required to follow. These expectations are reinforced in mandatory online training courses for all Ford salaried full-time, part-time, and agency workers, including an annual Code of Conduct course. These courses are periodically refreshed and reviewed to ensure the content remains relevant and appropriate. In addition, the Company has adopted, and published on its website, codes of ethics that apply to all directors and senior financial personnel, including the chief executive officer. Any waiver of, or amendments to, the codes of ethics for directors or executive officers, including the chief executive officer, the chief financial officer, and the principal accounting officer, must be approved by the Nominating and Governance Committee, and any such waivers or amendments will be disclosed promptly by the Company by posting such waivers or amendments to its website. Both the Audit Committee and the Nominating and Governance Committee review management’s monitoring of compliance with the Company’s Code of Conduct. Printed copies of each of the codes of ethics referred to above are also available by writing to our Shareholder Relations Department at Ford Motor Company, Shareholder Relations, P.O. Box 6248, Dearborn, MI 48126.
Communications with the Board and Annual Meeting Attendance
Shareholders, customers, suppliers, and other interested parties may send communications directly to the Company’s Directors at Ford Motor Company, P.O. Box. 685, Dearborn, MI 48126-0685.
The Board has established a process by which you may send communications to the Board as a whole, the non-employee Directors as a group, or the Lead Independent Director. You may send communications to our Directors, including any concerns regarding Ford’s accounting, internal controls, auditing, or other matters, to the following address: Board of Directors (or Lead Independent Director or non-employee Directors as a group, as appropriate), Ford Motor Company, P.O. Box 685, Dearborn, MI 48126-0685. You may submit your concern anonymously or confidentially. You may also indicate whether you are a shareholder, customer, supplier, or other interested party.
Communications relating to the Company’s accounting, internal controls, or auditing matters will be relayed to the Audit Committee. Communications relating to governance will be relayed to the Nominating and Governance Committee. All other communications will be referred to other areas of the Company for handling as appropriate under the facts and circumstances outlined in the communications. Responses will be sent to those that include a return address, as appropriate. Materials that may not be forwarded include junk mail and items that do not pertain to board matters.
You can also find a description of the manner in which you can send communications to the Board on the Company’s website (www.corporate.ford.com).
All members of the Board are expected to attend the annual meeting, unless unusual circumstances would prevent such participation. Last year, all of the then-current members of the Board attended the virtual annual meeting.
18 Corporate Governance	2024 Proxy Statement

Beneficial Stock Ownership
FIVE PERCENT BENEFICIAL OWNERS OF COMMON STOCK
Pursuant to SEC filings, the Company was notified that as of December 31, 2023, the entities included in the table below had more than a 5% ownership interest of Ford common stock, or owned securities convertible into more than 5% ownership of Ford common stock, or owned a combination of Ford common stock and securities convertible into Ford common stock that could result in more than 5% ownership of Ford common stock.
Name of Beneficial Owner	Address of Beneficial Owner	Ford Common Stock	Percent of Outstanding Ford Common Stock
State Street Corporation and certain of its affiliates1	State Street Financial Center 1 Congress Street, Suite 1 Boston, MA 02114-2016	329,385,3962	8.38%
The Vanguard Group and certain of its affiliates	The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	339,898,5173	8.64%
BlackRock, Inc. and certain of its affiliates	BlackRock, Inc. 50 Hudson Yards New York, NY 10001	282,647,8004	7.2%

1
State Street Bank and Trust Company is the trustee for Ford common stock in the Ford defined contribution plans master trust, which beneficially owns 4.46% of the common stock of Ford. In this capacity, State Street Bank and Trust Company has voting power over the shares in certain circumstances.

2
Based on a review of the Schedule 13G/A filed on January 29, 2024 by State Street Corporation. The Schedule 13G/A discloses that State Street Corporation had shared voting power as to 259,476,603 shares and shared dispositive power as to 173,925,221 shares.

3
Based on a review of the Schedule 13G/A filed on February 13, 2024 by The Vanguard Group. The Schedule 13G/A discloses that The Vanguard Group had shared voting power as to 5,179,917 shares, sole dispositive power as to 322,361,613 shares and shared dispositive power as to 17,536,904 shares.

4
Based on a review of the Schedule 13G/A filed on January 26, 2024 by BlackRock, Inc. The Schedule 13G/A discloses that BlackRock, Inc. had sole voting power as to 257,455,864 shares and sole dispositive power as to 282,647,800 shares.

FIVE PERCENT BENEFICIAL OWNERS OF CLASS B STOCK
As of February 1, 2024, the persons included in the table below beneficially owned more than 5% of the outstanding Class B Stock.
Name of Beneficial Owner	Address of Beneficial Owner	Ford Class B Stock	Percent of Outstanding Ford Class B Stock
Edsel B. Ford II*	Ford Estates, 2000 Brush, Detroit, MI 48226	4,737,462	6.69%
Lynn F. Alandt**	Ford Estates, 2000 Brush, Detroit, MI 48226	5,768,402	8.14%
David P. Larsen, as trustee of various trusts***	Ford Estates, 2000 Brush, Detroit, MI 48226	9,312,077	13.14%
Voting Trust****	Ford Estates, 2000 Brush, Detroit, MI 48226	70,778,212	99.90%

*
Includes shares beneficially owned in an individual capacity or a fiduciary capacity as sole trustee or as co-trustee, and by spouse.

**
Includes shares beneficially owned in either an individual capacity or a fiduciary capacity as sole trustee or as a co-trustee, and by spouse.

***
Represents beneficial ownership of shares held in a fiduciary capacity as sole trustee or as a co-trustee, including 15,824 shares that are also beneficially owned by Henry Ford III and included in the amount shown in the following table for Henry Ford III. Mr. Larsen disclaims beneficial ownership of these shares.

****
These shares of Class B Stock are held in a voting trust of which Edsel B. Ford II, William Clay Ford, Jr., Benson Ford, Jr., and Alfred B. Ford are the trustees. The voting trust is of perpetual duration until terminated by the vote of the holders of trust certificates representing over 50% of the Class B Stock held by the voting trust and requires the trustees to vote the shares as directed by a plurality.

Corporate Governance	2024 Proxy Statement	19

BENEFICIAL STOCK OWNERSHIP
The following tables show how much Ford stock each current director, nominee, and Named Executive beneficially owned as of February 1, 2024. No director, nominee, or executive officer, including Named Executives, beneficially owned more than 0.11% of Ford’s total outstanding common stock nor did any such person beneficially own more than 0.01% of Ford common stock units as of February 1, 2024. Our current executive officers held options exercisable on or within 60 days after February 1, 2024 to buy 3,260,422 shares of Ford common stock.
Name of Beneficial Owner	Ford Common Stock 1,2	Ford Common Stock Units 3	Ford Class B Stock	Percent of Outstanding Ford Class B Stock
DIRECTOR NOMINEES
Kimberly A. Casiano	233,603	183,823	—	—
Alexandra Ford English	26,860	—	1,406,945	1.99%
James D. Farley, Jr.*	4,657,831	—	—	—
Henry Ford III	50,153	—	1,691,807	2.39%
William Clay Ford, Jr.*	2,949,527	276,200	19,592,914	27.65%
William W. Helman IV	239,367	49,067	—	—
Jon M. Huntsman, Jr.	387,555	—	—	—
William E. Kennard	210,127	—	—	—
John C. May	56,883	—	—	—
Beth E. Mooney	115,830	—	—	—
Lynn Vojvodich Radakovich	171,531	—	—	—
John L. Thornton	340,298	380,182	—	—
John B. Veihmeyer	216,943	—	—	—
John S. Weinberg	261,661	—	—	—
Name of Beneficial Owner	Ford Common Stock 1,2	Ford Common Stock Units 3
NAMED EXECUTIVES
John T. Lawler	942,741	75
J. Doug Field	1,454,898	—
Peter C. Stern	572,666	—
All Directors and Executive Officers as a group	26 persons beneficially owned 0.40% of Ford common stock or securities convertible into Ford common stock as of February 1, 2024

*
Also an executive officer.

1
For current and former executive officers, included in the amounts for “All Directors and Executive Officers as a group” are RSUs issued under our Long-Term Incentive Plans (the “LTI Plans”) as long-term incentive grants in 2023 and prior years for retention and other incentive purposes.

In addition, amounts shown include RSUs issued under the LTI Plans as follows: 890,277 units for Mr. Farley; 724,487 units for William Clay Ford, Jr.; 734,722 units for Mr. Field; 203,266 units for Gov. Huntsman granted in connection with his previous employment by the Company; 314,675 units for Mr. Lawler; and 572,666 units for Mr. Stern.
In addition, amounts shown include RSUs issued under the 2014 Stock Plan for Non-Employee Directors of Ford Motor Company (the “2014 Plan”) as follows: 225,440 units for Ms. Casiano; 35,187 units for Gov. Huntsman; 210,127 units for Mr. Kennard; 115,830 units for Ms. Mooney; 171,531 units for Ms. Vojvodich Radakovich; 191,051 units for Mr. Veihmeyer; and 180,831 units for Mr. Weinberg.
Included in the stock ownership shown in the table above: William Clay Ford, Jr. has disclaimed beneficial ownership of 1,266,527 shares of Class B Stock that are either held directly by members of his immediate family or indirectly by members of his immediate family in trusts in which Mr. Ford has no interest. Alexandra Ford English has disclaimed beneficial ownership of 64,554 shares of Class B Stock that are held indirectly by members of her immediate family in trusts in which Ms. English has no interest. Henry Ford III has disclaimed beneficial ownership of 78,748 shares of Class B Stock that are held indirectly by members of his immediate family in trusts in which Mr. Ford III has no interest. Present directors and executive officers as a group have disclaimed beneficial ownership of a total of 1,409,829 shares of Class B Stock.
No director or executive officer had pledged shares of common stock as security or hedged their exposure to common stock.
20 Corporate Governance	2024 Proxy Statement

2
As of February 1, 2024 (or within 60 days after that date), the Named Executives held rights to acquire shares of common stock through the exercise of stock options under Ford’s stock option plans (which amounts are included in the “Ford Common Stock” column), as follows:

Person	Number of Shares
James D. Farley, Jr.	1,778,611
John T. Lawler	28,232
William Clay Ford, Jr.	1,408,367
J. Doug Field	—
Peter C. Stern	—

3
In general, these are common stock units credited under a deferred compensation plan and payable in cash and, in the cases of William Clay Ford, Jr. and John T. Lawler, include stock units under a benefit equalization plan.

Corporate Governance	2024 Proxy Statement	21

Delinquent Section 16(a) Reports
Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our directors, executive officers, and persons who beneficially own more than 10% of our outstanding common stock to file reports of their stock ownership and changes in their ownership of our common stock with the SEC. Based on Company records and other information, Ford believes that all SEC filing requirements applicable to its directors and executive officers were complied with for 2023.
Certain Relationships and Related Party Transactions

To ensure related party transactions are beneficial to the Company, such transactions are subject to rigorous review by the Office of the General Counsel, the Nominating and Governance Committee, and outside legal counsel depending on the nature of the transaction.

POLICY AND PROCEDURE FOR REVIEW AND APPROVAL OF RELATED PARTY TRANSACTIONS
Business transactions between Ford and its officers or directors, including companies in which a director or officer (or an immediate family member) has a substantial ownership interest or a company where such director or officer (or an immediate family member) serves as an executive officer (“related party transactions”) are not prohibited. In fact, certain related party transactions can be beneficial to the Company and its shareholders.
It is important, however, to ensure that any related party transactions are beneficial to the Company. Accordingly, any related party transaction, regardless of amount, is submitted to the Nominating and Governance Committee in advance for review and approval. All existing related party transactions are reviewed at least annually by the Nominating and Governance Committee. The Office of the General Counsel reviews all such related party transactions, existing or proposed, prior to submission to the Nominating and Governance Committee, and our General Counsel opines on the appropriateness of each related party transaction. The Nominating and Governance Committee may, at its discretion, consult with outside legal counsel.
Any director or officer with an interest in a related party transaction is expected to recuse himself or herself from any consideration of the matter.
The Nominating and Governance Committee’s approval of a related party transaction may encompass a series of subsequent transactions contemplated by the original approval, i.e., transactions contemplated by an ongoing business relationship occurring over a period of time. Examples include transactions in the normal course of business between the Company and a dealership owned by a director or an executive officer (or an immediate family member thereof), transactions in the normal course of business between the Company and financial institutions with which a director or officer may be associated, and the ongoing issuances of purchase orders or releases against a blanket purchase order made in the normal course of business by the Company to a business with which a director or officer may be associated. In such instances, any such approval shall require that the Company make all decisions with respect to such ongoing business relationship in accordance with existing policies and procedures applicable to non-related party transactions (e.g., Company purchasing policies governing awards of business to suppliers, etc.).
In all cases, a director or officer with an interest in a related party transaction may not attempt to influence Company personnel in making any decision with respect to the transaction.
RELATED PARTY TRANSACTIONS
In February 2002, Ford entered into a Stadium Naming and License Agreement with The Detroit Lions, Inc. (the “Lions”), pursuant to which we acquired for $50 million, paid by us in 2002, the naming rights to a new domed stadium located in downtown Detroit at which the Lions began playing their home games during the 2002 National Football League season. We named the stadium “Ford Field.” The term of the naming rights agreement is 25 years, which commenced with the 2002 National Football League season. Benefits to Ford under the naming rights agreement include exclusive exterior entrance signage and predominant interior promotional signage. Beginning in 2005, the Company also agreed to provide to the Lions, at no cost, eight new model year Ford, Lincoln, or Mercury brand vehicles manufactured by Ford in North America for use by the management and staff of Ford Field and the Lions and to replace such vehicles in each second successive year, for the remainder of the naming rights agreement. The cost incurred during 2023 was $190,821. William Clay Ford, Jr. and his descendants own a minority equity interest in the Lions and Mr. Ford is a director and officer of the Lions.
22 Corporate Governance	2024 Proxy Statement

In 2014, Ford entered into a Sponsorship Agreement with a wholly owned subsidiary of the Lions to be the exclusive title sponsor of an NCAA sanctioned, men’s college football “Bowl” game to be played in each of the 2014-2016 seasons at Ford Field. We named the Bowl the “Quick Lane Bowl” for our Quick Lane Tire & Auto Center brand and acquired several broadcast television messages, event signage, and other advertising in exchange for a sponsorship fee. In 2016, the Company extended its sponsorship of the Quick Lane Bowl for another three years to cover the 2017-2019 seasons. In 2020, the Company extended its sponsorship through 2022. Due to the COVID-19 pandemic, the Quick Lane Bowl did not occur in 2020, and, in 2021, the Company extended its sponsorship of the Quick Lane Bowl through 2023 as follows: 2021: $0 (2020 payment of  $715,000 applied toward 2021); 2022: $736,500; 2023: $758,600. In 2023, Ford elected not to renew the Quick Lane Bowl Sponsorship Agreement beyond the 2023 game. There were no additional sponsorship costs in 2023.
Paul Alandt, Lynn F. Alandt’s husband, is a minority owner of two Ford franchised dealerships and a Lincoln franchised dealership. In 2023, Ford charged the dealerships about $210.5 million for products and services in the ordinary course of business. In turn, Ford paid the dealerships about $29.6 million for services in the ordinary course of business. Also in 2023, Ford Motor Credit Company LLC, a wholly owned entity of Ford, provided about $344.8 million of financing to dealerships owned by Mr. Alandt and paid about $623,211 to them in the ordinary course of business. The dealerships paid Ford Credit about $329.4 million in the ordinary course of business. Additionally, in 2023, Ford Credit purchased retail installment sales contracts and Red Carpet Leases from the dealerships in amounts of about $24.3 million and $113.6 million, respectively.
The Marketing Associates Division of Lason Systems, Inc. was acquired in March 2001 by Marketing Associates, LLC (dba OneMagnify), an entity in which our former director Edsel B. Ford II and his family, including our current director Henry Ford III, previously had a controlling equity interest. Before the acquisition, the Marketing Associates Division of Lason Systems, Inc. provided various marketing and related services to the Company, and this continued following the acquisition. Edsel B. Ford II and his family, including our current director Henry Ford III, sold their entire equity interest in Marketing Associates, LLC on June 1, 2022, but continue to have an interest in Marketing Associates, LLC through a promissory note related to such sale, the principal amount of which is tied to revenue received by Marketing Associates, LLC from the Company. In 2023, the Company paid Marketing Associates, LLC approximately $60.8 million for marketing and related services provided in the ordinary course of business through ordinary purchasing processes.
In April 2016, the Company approved an investment of up to $10 million in Fontinalis Capital Partners II, a venture capital fund that invests in next-generation mobility start-up entities. As of March 1, 2024, we have invested approximately $9.99 million. Our investment has yielded several benefits, including: (i) increased early exposure to possible mobility investments; (ii) the ability to invest directly in an entity whether or not the investment fund invests in the entity; and (iii) increased exposure to venture capital mobility expertise. As of January 1, 2024, William Clay Ford, Jr. had a 7.6% interest and Lynn F. Alandt had a 4% interest in the investment fund.
During 2023, our former director Edsel B. Ford II, the father of Henry Ford III, earned $650,000 in fees pursuant to a January 1999 consulting agreement between the Company and Mr. Ford II. The consulting fee is payable quarterly in arrears in cash. Mr. Ford II is available for consultation, representation, and other duties under the agreement to advance Ford’s interests and reputation in Ford Motorsports, historical events, and other occasions. Additionally, the Company provides facilities (including office space) and an administrative assistant to Mr. Ford II. This agreement will continue until either party ends it with 30 days’ notice.
During 2023, the Company employed the husband of Catherine O’Callaghan, who served as Ford’s Vice President, Controller until February 12, 2024, as a Manager in our Customer Relations Center. He received 2023 compensation of approximately $453,461, consisting primarily of salary, bonus, and stock awards. Ms. O’Callaghan currently serves as the Chief Executive Officer of Ford Motor Credit Company LLC.
Pursuant to SEC filings, the Company was notified that as of December 31, 2023, State Street Corporation, and its affiliate State Street Bank and Trust Company, State Street Financial Center, 1 Congress Street, Suite 1, Boston, MA 02111-2016, and certain of its affiliates, owned approximately 8.38% of our common stock. During 2023, the Company paid State Street Corporation and its affiliates approximately $3.2 million in the ordinary course of business.
Pursuant to SEC filings, the Company was notified that as of December 31, 2023, BlackRock, Inc., 50 Hudson Yards, New York, NY 10001, and certain of its affiliates, owned approximately 7.2% of the Company’s common stock. During 2023, the Company paid BlackRock, Inc. approximately $8.8 million in the ordinary course of business.
Corporate Governance	2024 Proxy Statement	23

The following chart shows the process for identification and disclosure of related party transactions.
Stakeholder Engagement
Ford has a philosophy of direct, open, transparent, and frequent engagement with our stakeholders. Throughout each year, management meets with institutional investors to discuss various matters, including long-term strategy; financial and operating performance; risk management; environmental, social, and governance (“ESG”) practices; and executive compensation programs. We also engage with retail investors. These meetings are informative and, where appropriate, we incorporate stakeholder suggestions into our policy, disclosure, and strategic considerations, Proxy Statement, and communications strategy. 2023 was a transformational year for Ford as we segmented the business into three distinct, customer-focused units — Ford Blue, Ford Model e, and Ford Pro. With that, we changed how we report our financial results and introduced new key performance indicators for each segment, which we communicated to shareholders through two key events: a financial reporting Teach-In in March at the New York Stock Exchange and our Capital Markets Day in May.
Other Highlights from 2023 include:
▪
Met with shareholders representing approximately 60% of our institutional equity investor base and fixed income investors holding approximately 30% of our unsecured debt outstanding, and with potential holders of our equity and debt

▪
Participated in 20 conferences and 7 investor events, including one non-deal roadshow focused on ESG

▪
Held quarterly webcast earnings calls

▪
Completed a broad range of phone calls, emails, and other industry events

Government Affairs Activities
Ford believes that engagement with governmental officials and agencies plays a key role in shaping regulations and legislation that govern our business now and into the future. In an effort to be transparent about the principles that govern our participation in the political process, we share disclosures concerning our political and lobbying activities on our corporate website. Our annual U.S. Political Engagement Report is available at: www.corporate.ford.com.
We encourage you to read the report to gain an understanding of our policies and processes regarding political and lobbying activity. Our disclosures include memberships that Ford holds in certain trade associations, any
24 Corporate Governance	2024 Proxy Statement

Section 527, 501(c)(4), or ballot initiative contributions, Ford Motor Company Civic Action Fund contributions, and our governance of such contributions. The site also contains various links to our federal disclosure reports. CPA- Zicklin, an independent index that rates corporate disclosures relative to political and lobbying activities, has rated our disclosure with an overall score of 92.9% for 2023 —  earning us a “Trendsetter” designation. We believe you will find the disclosure educational and informative.
Environmental, Social, and Governance
Ford’s purpose has always been bigger than building vehicles. We are driven by a desire to build a better world — one that is more equitable, inclusive, and sustainable, and one in which every person is free to move and pursue their dreams.
There is no easy formula for how to achieve these ambitious goals. Today, we find ourselves at the intersection of Ford’s unrivaled legacy — and its unbridled potential. We stand as excited for Ford’s future as we are proud of its past. We are optimistic, energized, and ready for whatever twists and turns await us on The Road to Better.
Our fourth Integrated Sustainability and Financial Report and our 25th annual sustainability report continues to build on our history of leadership in sustainability reporting. The report shares the progress we’ve made over the last year and gives stakeholders a complete picture of our efforts to create positive impacts on people and the planet.
See more at http://sustainability.ford.com. Some highlights that will be in our 2024 Integrated Sustainability and Financial Report include:
Opened the Cologne EV Center, Ford’s first assembly plant to be carbon-neutral once fully operational in 2024*	Started construction on BlueOval Battery Park Michigan, BlueOval City, and BlueOval SK Battery Park
Achieved CDP’s highest “A” rating for climate change for the fifth year in a row and for water security for the ninth year in a row	Released our second annual Sustainable Financing Report disclosing full allocation of $4.21B from two Green Bonds to fund clean transportation projects
Updated our We Are Committed to Protecting Human Rights and Environment policy to commit to supporting a living wage in both our own business and supply chain	Created new Community Relations Department to focus on engagement with manufacturing communities

Received the highest overall score in Lead the Charge Coalition’s annual Leaderboard report, which evaluates leading automakers on their efforts to eliminate emissions, environmental harms, and human rights violations from their supply chains
Updated our Supplier Code of Conduct to bolster compliance with Ford’s prohibition of the use of child labor in any form by adding age verification for suppliers to protect against child labor
Directly secured EV battery materials from mining companies and processors that agree to meet Ford’s ESG expectations for lithium and nickel	Mapped and audited our electric and plug-in hybrid electric vehicle battery raw material supply chains, including nickel, lithium, cobalt, graphite, and electrolytes

*
Please refer to Appendix II for a Cautionary Note on Forward-Looking Statements

Corporate Governance	2024 Proxy Statement	25

Proposal 1. Election of Directors
IDENTIFICATION OF DIRECTORS
The Charter of the Nominating and Governance Committee provides that the Committee conducts all necessary and appropriate inquiries into the background and qualifications of possible candidates as directors. The Committee identifies candidates through a variety of means, including search firms, recommendations from members of the Committee and the Board, including the Executive Chair and the President and CEO, and suggestions from Company management. The Committee has the sole authority to retain and terminate any search firm to be used to assist it in identifying and evaluating candidates to serve as directors of the Company. The Company on behalf of the Committee has paid fees to third-party firms to assist the Committee in the identification and evaluation of potential Board members.
Fourteen directors will stand for election at this year’s annual meeting. If elected, each director will serve until the next annual meeting or until he or she is succeeded by another qualified director who has been elected, or until his or her earlier death, resignation, or removal.
The Ford family has been actively involved with the leadership and stewardship of the Company for over 120 years and that leadership continues today through the Board membership of Executive Chair William Clay Ford, Jr., his daughter Alexandra Ford English, and her second cousin Henry Ford III.
Your shares will be voted as you specify when providing your proxy. If you do not specify how you want your shares voted when you provide your proxy, they will be voted for the election of all of the nominees listed below. If unforeseen circumstances (such as death or disability) make it necessary for the Board of Directors to substitute another person for any of the nominees, your shares will be voted for the substitute nominee or the Board may reduce its size.
QUALIFICATIONS CONSIDERED FOR NOMINEES
Because Ford is a large and complex company, the Nominating and Governance Committee considers numerous qualifications when considering candidates for the Board. In addition to the qualifications listed below, among the most important qualities directors should possess are the highest personal and professional ethical standards, integrity, and values. They should be committed to representing the long-term interests of all shareholders. Directors must also have practical wisdom and mature judgment. Directors must be objective and inquisitive. Ford recognizes the value of diversity of skills, experience, and demographic background. We endeavor to have a well-rounded Board with experience in areas that are relevant to the Company’s overall business, long-term strategy, risks, and global activities, including business, international operations, finance, manufacturing and product development, marketing and sales, government, technology, risk management, and sustainability. The biographies of the nominees show that, taken as a whole, the current slate of director nominees possesses these qualifications. Directors must be willing to devote sufficient time to carrying out their duties and responsibilities effectively, including making themselves available for consultation outside of regularly scheduled Board meetings, and should be committed to serve on the Board for an extended period of time. Directors should also be prepared to offer their resignation in the event of any significant change in their personal circumstances that could affect the discharge of their responsibilities as directors of the Company, including a change in their principal job responsibilities.
Each of the nominees for director is currently a member of the Board of Directors, which met seven times during 2023. Each of the incumbent nominees for director attended at least 75% of the combined Board and committee meetings held during the periods served by such nominee in 2023. The nominees provided the following information about themselves as of the latest practical date. For each director nominee, we have disclosed the particular experience, qualifications, attributes, or skills that led the Board to conclude that the nominee supports the Company’s strategy and thus, should serve as a director. The matrix below sets forth how each nominee’s unique qualifications and demographic background contribute to creating a well-rounded and effective Board.
26 PROPOSAL 1	2024 Proxy Statement

Director Skills and Diversity Matrix
Qualifications and Expertise	Relevance to Ford
Manufacturing	Relevant experience in the manufacturing industry provides valuable insight into our global manufacturing operations.
Current or Former CEO	The significant leadership experience that comes from a CEO role can provide insight on business operations, driving growth and shareholder value, and strengthening corporate culture.
Marketing	Effective marketing and communications are critical to building customer loyalty, deepening customer engagement, and expanding market share.
International	With operations in several countries, international experience helps us better understand opportunities and challenges across global markets.
Government	Experience in government and public policy is critical to our business, which operates in a highly regulated industry.
Finance	Our business involves complex financial transactions and reporting requirements.
Technology	Advanced technologies will be critical to delivering superior products and services to our customers.
Risk Management	The Board plays an important role in risk oversight.
Diversity	Diversity of skills, experience, race and ethnicity, and gender strengthens our competitive advantage and reflects the customers we serve.
Sustainability
Experience with environmental/climate change, talent and culture, and social responsibility initiatives enables us to address key shareholder concern regarding sustainability and corporate responsibility.

Qualifications and Expertise	Casiano	English	Farley	Ford, H.	Ford, W.	Helman	Huntsman	Kennard	May	Mooney	Vojvodich Radakovich	Thornton	Veihmeyer	Weinberg
Manufacturing			■		■				■		■
Current or Former CEO			■		■		■		■	■		■	■	■
Marketing	■	■	■	■							■
International	■		■		■		■	■	■			■	■	■
Government							■	■		■
Finance	■		■		■	■	■	■	■	■	■	■	■	■
Technology		■	■		■	■		■	■		■
Risk Management	■	■	■	■	■	■	■	■	■	■	■	■	■	■
Sustainability	■	■	■	■	■	■	■	■	■	■	■	■	■	■
Racial/Ethnic Diversity
Black / African American								■
Hispanic	■
White		■	■	■	■	■	■		■	■	■	■	■	■
Gender Diversity
Female	■	■								■	■
Male			■	■	■	■	■	■	■			■	■	■
PROPOSAL 1	2024 Proxy Statement	27

Director Nominees
Kimberly A. Casiano
▪ Age: 66 ▪ Independent Director Since: 2003 Committees: Audit; Nominating and Governance; Sustainability, Innovation and Policy
Experience: Ms. Casiano has been the President of Kimberly Casiano & Associates since 2010. Her firm provides advisory services in marketing, recruiting, communications, advocacy, and diversity. From 1994 through 2009, Ms. Casiano served as President and Chief Operating Officer of Casiano Communications, Inc., a U.S. Hispanic media and direct marketing company. She joined the company in 1987 and held various management positions. Prior to that, Ms. Casiano was a consultant in the Caribbean and Latin America for the U.S. Agency for International Development (A.I.D.) of the U.S. Department of State, focusing on economic development, trade, and investment promotion programs. Ms. Casiano is a member of the founding Board of Directors of the Latino Corporate Directors Association, the global Alumni Board of Harvard Business School, and the Board of Advisors of Moffitt Cancer Center in Tampa. Ms. Casiano also serves as a director of Federal Home Loan Bank of Atlanta.
Reasons for Nomination: Ms. Casiano has extensive domestic and international experience in marketing, sales, media, advertising, customer relationship management (CRM), and direct marketing, particularly in U.S. Hispanic and Latin American markets. Ford benefits from Ms. Casiano’s global business and executive experience cultivated through years spent managing her own company. Ms. Casiano consistently provides Ford with valuable insight on how to reach and engage customers, enterprise risk management systems, and ESG strategy.
Current Public Company Directorships: Mutual of America
Alexandra Ford English
▪ Age: 36 ▪ Director Since: 2021 Committees: Finance; Sustainability, Innovation and Policy
Experience: From July 2017 to June 2022, Ms. English was an employee of Ford Motor Company, most recently serving as a Director of Global Brand Merchandising, responsible for driving a growth strategy that leveraged Ford’s storied brand, iconic vehicles, and motor sports success to create an expanded collection of lifestyle merchandise. Previously, Ms. English was a Director of Corporate Strategy, responsible for the Company’s enterprise strategy, capital allocation strategic process, and connectivity, tech stack, and software strategies. Before joining the strategy team, Ms. English was the Director of Markets and Operations for Ford Autonomous Vehicles LLC (now Ford Next LLC), which was charged with developing and bringing to market driverless transportation services. Ms. English brought her expertise in operating businesses to the autonomous vehicle team and was responsible for the successful deployment and operations of Ford’s autonomous vehicle business in Miami, Austin, and Washington, D.C. Previously, Ms. English was part of Ford Smart Mobility’s City Solutions team, responsible for working with cities to understand how mobility services could be successfully developed and deployed. Prior to joining Ford Motor Company, Ms. English ran merchandising divisions at Tory Burch in New York City and at Gap, Inc. in San Francisco. Ms. English previously served on the board of Rivian. She earned a bachelor’s degree from Stanford University and an MBA from Harvard Business School.
Reasons for Nomination: Ms. English’s merchandising and retailing experience enables her to provide valuable insights into successful brand management and building trusted relationships with our customers. Ms. English’s experience and leadership in corporate strategy provide an important perspective to the Board during the Company’s transformation and her knowledge of autonomous vehicle operations allows her to offer valuable advice as the Company expands its mobility business. Additionally, Ford family members have a special interest in the continuing success of the Company and have always played an important role in the business. Ms. English’s participation on the Board ensures that tradition of family stewardship continues.
28 PROPOSAL 1	2024 Proxy Statement

James D. Farley, Jr.
▪ Age: 61 ▪ Director Since: 2020 Committees: N/A
Experience: Mr. Farley was elected President and Chief Executive Officer of Ford Motor Company effective October 1, 2020, and in March 2022 took on the additional role of President, Ford Model e. Mr. Farley previously served as Chief Operating Officer, overseeing all of Ford’s global markets and automotive operations including Product Development, Purchasing, Enterprise Product Line Management, Manufacturing & Labor Affairs, Marketing, Sales & Service, and Quality & New Model Launch. He also oversaw Mobility Partnerships and Ford Autonomous Vehicles LLC. Mr. Farley has also served as President of New Businesses, Technology and Strategy, leading Ford’s strategic transformation into a higher growth, higher margin business by leveraging smart, connected vehicles and breakthrough customer experiences. As Ford’s Executive Vice President and President of Global Markets, Mr. Farley was responsible for overseeing Ford’s business units around the world, the Lincoln Motor Company, Global Marketing & Sales, and the strategy and business model development for electrified vehicles. From 2015 to 2017, Mr. Farley served as Executive Vice President and President, Ford Europe, Middle East and Africa. Mr. Farley has also served as Executive Vice President of Global Marketing, Sales & Service, and Group Vice President, Global Marketing and Canada, Mexico and South America. Before joining Ford in November 2007, Mr. Farley held various leadership positions at Toyota over a 17-year career. Mr. Farley also serves on the board of directors of the U.S.-China Business Council, is a member of The Business Council, and is co-chair of the Coalition for Reimagined Mobility.
Reasons for Nomination: As CEO, Mr. Farley is focused on transforming Ford to lead the digital and electric revolution in the automotive industry through the deployment of the ambitious, customer-focused Ford+ plan. The plan includes a focus on innovation and delivery of breakthrough EVs at scale, along with development of software and connected vehicle technologies and services across all Ford and Lincoln vehicles. Ford benefits from his broad experience across the business and deep knowledge of the auto industry. His successes in other areas of the business exhibit his ability to lead the Company and refocus on key growth areas like autonomous and electric technologies, as well as commercial vehicles.
Current Public Company Directorships: Harley-Davidson, Inc.
Henry Ford III
▪ Age: 43 ▪ Director Since: 2021 Committees: Finance; Sustainability, Innovation and Policy
Experience: Mr. Ford serves as an advisor to several early-stage companies and helps develop business plans, growth strategies, and other related matters. Until June 2021, Mr. Ford served as a Director of Investor Relations at Ford Motor Company, responsible for developing and executing a global investor relations strategy. Prior to his Investor Relations role, Mr. Ford served as Associate Director of Ford’s Corporate Strategy skill team where he focused on the development of strategic framework deliverables and vehicle portfolio strategies. Prior to that, Mr. Ford was the Global Marketing Manager for Ford Performance where he launched the marketing and sales strategy for the Ford GT. Since joining the Company in February 2006, Mr. Ford held positions of increasing responsibility in labor relations, purchasing, marketing and sales, and corporate strategy. Mr. Ford serves on the advisory boards of Henry Ford College, Bridging Communities, Operation Hope, Southwest Solutions, and Edgewater Funds. He serves on the Board of Trustees of The Henry Ford, Ford Foundation, Neighborhood Villages, and Ford Piquette Avenue Plant. Mr. Ford earned a bachelor’s degree from Dartmouth College and an MBA from Massachusetts Institute of Technology, Sloan School of Management.
Reasons for Nomination: Mr. Ford’s cross functional experience in labor relations, purchasing, marketing and sales, corporate strategy, and investor relations spanning his 15-year career with Ford provides him with a unique perspective and understanding of Company operations and customer viewpoints. The Board also benefits from Mr. Ford’s prior leadership experience on the Ford Investor Relations skill team as the Company continues its focus on value creation. Additionally, Ford family members have a special interest in the continuing success of the Company and have always played an important role in the business. Mr. Ford’s participation on the Board ensures that tradition of family stewardship continues.
PROPOSAL 1	2024 Proxy Statement	29

William Clay Ford, Jr.
▪ Age: 66 ▪ Director Since: 1988 Committees: Finance (Chair); Sustainability, Innovation and Policy
Experience: Mr. Ford has served as Chair of the Board of Directors since he was elected to that position in January 1999. He served as Chief Executive Officer of the Company from October 2001 until September 2006 when he was elected Executive Chair. Mr. Ford has held a number of management positions within Ford, including Vice President of the company’s Commercial Truck Vehicle Center. Mr. Ford is Chair of the Finance Committee, a position he has held since 2007 and that he also held from 1995 until October 2001. Mr. Ford is also Vice Chair of the Detroit Lions, Inc., former Chair of the Detroit Economic Club, and a member of the Board of Trustees of The Henry Ford. He also is a member of the Board of Business Leaders for Michigan.
Reasons for Nomination: Mr. Ford has served in a variety of key roles at Ford and understands the Company and its various stakeholders. His long-term perspective and lifelong commitment to the Company adds significant value to the Company’s stakeholder relationships. Mr. Ford, an early and influential advocate for sustainability at the Company, has long been recognized as a leader in advancing mobility, connectivity, and electrification in the automobile industry, which adds significant value to Board deliberations.
William W. Helman IV
▪ Age: 65 ▪ Independent Director Since: 2011 Committees: Finance; Nominating and Governance; Sustainability, Innovation and Policy (Chair)
Experience: Mr. Helman is a General Partner at Greylock Partners, a venture capital investment firm focused on early-stage investments in technology, enterprise software, and consumer internet. He joined Greylock in 1984 and served as Managing Partner from 1999 to 2013. Mr. Helman is on the Board of Trustees of Vornado Realty Trust. He is also a founder and Chairman of the Board of Equal Opportunity Ventures, which backs founders focused on products and services that address income inequality and social mobility.
Reasons for Nomination: Mr. Helman’s experience with technology investments and social media marketing provides a unique and valued perspective as these issues are becoming increasingly important as the auto industry adopts new technologies, develops innovative solutions to personal mobility challenges, and adapts to new social media techniques. Mr. Helman’s expertise in investing in new innovations offers the Board valuable insight as Ford continues to invest in connectivity and mobility technologies in order to deliver innovative products our customers want and value.
Current Public Company Directorships: Vornado Realty Trust
30 PROPOSAL 1	2024 Proxy Statement

Jon M. Huntsman, Jr.
▪ Age: 64 ▪ Director Since: 2020 (also served 2012-2017) Committees: Sustainability, Innovation and Policy
Experience: Governor Huntsman was recently appointed Vice Chairman and President, Strategic Growth at Mastercard Incorporated, effective April 15, 2024. In this role at Mastercard, Governor Huntsman will lead efforts focused on expanding commercial partnerships with governments and public sector institutions along with driving the company’s inclusive growth, philanthropy, and sustainability agenda. From May 2021 to December 2022, Governor Huntsman served as Ford’s Vice Chair, Policy advising the Company’s President and CEO and Executive Chair on strategic policy choices during a period of profound industry change. Governor Huntsman served as the U.S. Ambassador to Russia from 2017 through 2019. He served as the Chairman of the Atlantic Council of the United States from 2014 until 2017 and Chairman of the Huntsman Cancer Foundation from 2012 until 2017. He has previously served as U.S. Ambassador to China and as Deputy U.S. Trade Representative. Governor Huntsman was twice elected Governor of Utah and served from 2005 to 2009. He began his public service career as a White House staff assistant to President Ronald Reagan and has since served appointments as Deputy Assistant Secretary of Commerce for Asia and U.S. Ambassador to Singapore. Governor Huntsman serves as a member of the U.S. Department of Defense Policy Board Advisory Committee and the U.S. Department of State’s Foreign Affairs Policy Board. Governor Huntsman is chair of the board of directors of the World Trade Center Utah and also serves on the boards of directors of the Nuclear Threat Initiative, the National Committee on U.S.-China Relations, and the Huntsman Foundation.
Reasons for Nomination: Governor Huntsman has extensive global policy experience and brings a well-informed and international perspective to the Board. He also provides a valuable perspective from his time overseeing environmental policy as the Governor of Utah. In addition, Governor Huntsman has extensive experience in government service with important insight on government relations at the state, federal, and international levels.
Current Public Company Directorships: Chevron Corporation, Mastercard Incorporated (effective as of April 15, 2024), and Mobileye Global Inc.
William E. Kennard
▪ Age: 67 ▪ Independent Director Since: 2015 Committees: Finance; Nominating and Governance (Chair); Sustainability, Innovation and Policy
Experience: Mr. Kennard is a co-founding partner of Astra Capital Management, a private equity firm. Mr. Kennard served as chairman of the U.S. Federal Communications Commission (FCC) from 1997 to 2001 and served as the FCC’s general counsel from 1993 to 1997. As U.S. Ambassador to the European Union from 2009 to 2013, he worked to eliminate regulatory barriers to commerce and to promote transatlantic trade, investment, and job creation. In addition to his public service, Mr. Kennard was a managing director of The Carlyle Group from 2001 to 2009 where he led investments in the telecommunications and media sectors. He also serves as a trustee of Yale University.
Reasons for Nomination: Mr. Kennard has extensive experience in the public policy, law, telecommunications, and private equity fields. In particular, he has shaped policy and pioneered initiatives to help technology benefit consumers worldwide, and he is regarded as a champion for consumers in the digital age. His significant business expertise, unique perspective, risk management skills, and first-hand knowledge of the technological regulatory landscape help guide our growth strategy, particularly as we accelerate our innovative work and investments in the areas of software and digital services.
Current Public Company Directorships: AT&T Inc. and MetLife, Inc.
Public Company Directorships Within the Past Five Years: Duke Energy Corporation
PROPOSAL 1	2024 Proxy Statement	31

John C. May
▪ Age: 55 ▪ Independent Director Since: 2021 Committees: Compensation, Talent and Culture; Finance; Nominating and Governance
Experience: John C. May has been Chief Executive Officer of Deere & Company (“Deere”) since November 2019 and Chairman of Deere’s Board of Directors since May 2020. Mr. May is responsible for leading efforts to maximize financial and operational performance and ensure that Deere’s global customer base is provided with advanced products and services. Mr. May joined Deere in 1997 as Director, Business Planning and Development after five years as a management consultant at KPMG Peat Marwick. Prior to being appointed Chief Executive Officer of Deere in 2019, Mr. May served as an officer of Deere as Vice President, Agriculture & Turf Global Platform, Turf & Utility (2009-2012), President, Agricultural Solutions & Chief Information Officer (2012-2018), President, Worldwide Agriculture & Turf Division, Global Harvesting and Turf Platforms, Ag Solutions (Americas and Australia (2018-2019)). Earlier roles included Managing Director of Deere’s China operations during a period of significant growth (2004-2007) and Director, Vehicles Marketing (2003-2004).
Reasons for Nomination: Mr. May has invaluable leadership experience revolutionizing the agriculture and construction industries through the rapid introduction of connectivity and advanced technology. Mr. May’s breadth of management experience and expertise in the areas of global operations, information technology, and manufacturing provide valuable insight into these key areas.
Current Public Company Directorships: Deere & Company
Beth E. Mooney
▪ Age: 69 ▪ Independent Director Since: 2019 Committees: Audit; Nominating and Governance
Experience: Ms. Mooney served as Chairman and Chief Executive Officer of KeyCorp from May 2011 until May 2020. She joined the company in April 2006 as Vice Chair of Key Community Bank, and in 2010 was elected to KeyCorp’s board of directors. Previously, Ms. Mooney was Senior Executive Vice President and Chief Financial Officer at Alabama-based AmSouth Bancorporation (now Regions Financial Corp.) and held senior positions at Bank One Corp., Citicorp Real Estate, Inc., Hall Financial Group, and Republic Bank of Texas/First Republic. Ms. Mooney is a member of the Board of Trustees of the Brookings Institute and a member of the Business Council. In addition, Ms. Mooney is the Chair of the Board of Directors of The Cleveland Clinic and a Trustee of the Board of the Musical Arts Association (The Cleveland Orchestra). She is Past Chair of the Greater Cleveland Partnership, one of the largest Chambers of Commerce in the nation.
Reasons for Nomination: Ms. Mooney has a wealth of experience and deep understanding of the financial industry. Her extensive banking and business experience bring a unique perspective that will enhance the Board during this transformational time in the Company and the industry. Additionally, Ms. Mooney’s extensive experience in risk management and executive matters will provide Ford with valuable insight into these key areas.
Current Public Company Directorships: Accenture plc and AT&T Inc.
Public Company Directorships Within the Past Five Years: KeyCorp
32 PROPOSAL 1	2024 Proxy Statement

Lynn Vojvodich Radakovich
▪ Age: 56 ▪ Independent Director Since: 2017 Committees: Compensation, Talent and Culture (Chair); Nominating and Governance; Sustainability, Innovation and Policy
Experience: Ms. Vojvodich Radakovich is an advisor to start-up and growth-stage technology companies. Previously, Ms. Vojvodich Radakovich was Executive Vice President and Chief Marketing Officer of salesforce.com, Inc. (“Salesforce”) from September 2013 until February 2017. In this role, she led Salesforce’s branding and positioning, public relations, digital marketing, content marketing, marketing campaigns, and strategic events. Before joining Salesforce, Ms. Vojvodich Radakovich held marketing leadership roles at Microsoft and BEA Systems, and served as a partner with venture capital firm Andreessen Horowitz. She was the founder of Take3, a marketing strategy firm, and is a member of the Board of Figma, a collaborative design platform that helps teams around the world create software.
Reasons for Nomination: Ms. Vojvodich Radakovich has a wealth of expertise in marketing technology and innovation, market analysis, and the software industry. As Ford continues to transform itself to lead the digital and electric revolution in the automotive industry, Ms. Vojvodich Radakovich provides valuable guidance regarding how the Company should market and position itself in its automotive and mobility businesses, including the use of digital strategies. Ms. Vojvodich Radakovich’s experience advising start-up and growth-stage technology businesses lends itself to the Company as it continues culture-shaping initiatives to attract talent and deliver a broader suite of mobility products and services.
Current Public Company Directorships: Booking Holdings Inc. and Dell Technologies Inc.
John L. Thornton
▪ Age: 70 ▪ Lead Independent Director Since: 2022 ▪ Independent Director Since: 1996 Committees: Compensation, Talent and Culture; Finance; Nominating and Governance
Experience: Mr. Thornton has served as Chairman of Barrick Gold Corporation since February 2024, following his role as Executive Chairman from April 2014 to February 2024. He also serves as Non-Executive Chairman of PineBridge Investments, a global asset manager, and Chairman of RedBird Capital Partners, a private investment firm. Mr. Thornton serves as lead director on the Boards of Lenovo Group Limited, Divergent Technologies, a digital advanced manufacturing company focused on the automotive and aerospace-defense industries, and SparkCognition, a leading industrial artificial intelligence company. He is a Professor of Tsinghua University School of Economics and Management in Beijing and serves as the Director of its Global Leadership Program. He is also an Advisory Board member of Tsinghua’s School of Economics and Management and its School of Public Policy and Management. Mr. Thornton is Co-Chair of the Asia Society and Chairman Emeritus of the Brookings Institution in Washington, D.C. Mr. Thornton retired as President and Director of The Goldman Sachs Group, Inc. in 2003. His previous roles include Chairman of Goldman Sachs Asia and Co-Chief Executive of Goldman Sachs International, overseeing the firm’s business in Europe, the Middle East, and Africa. Mr. Thornton is also on the advisory boards or board of trustees of the China Investment Corporation (CIC), King Abdullah University of Science and Technology, McKinsey Advisory Council, Schwarzman Scholars, and the African Leadership Academy.
Reasons for Nomination: Mr. Thornton has extensive international business and financial experience. Mr. Thornton brings valuable insight into emerging markets gained through his oversight of the presence of Goldman Sachs International on multiple continents. Mr. Thornton’s extensive experience in finance and business matters, both domestically and internationally, is critical to achieving our fitness goals of financing our long-term strategic plan, improving our balance sheet, and creating profitable growth. Mr. Thornton’s unique knowledge brings to the Board valuable insight in international business, especially in China, which has become one of the world’s most important automotive growth markets.
Current Public Company Directorships: AltC Acquisition Corp., Barrick Gold Corporation, and Lenovo Group Limited
PROPOSAL 1	2024 Proxy Statement	33

John B. Veihmeyer
▪ Age: 68 ▪ Independent Director Since: 2017 Committees: Audit (Chair); Nominating and Governance
Experience: Mr. Veihmeyer served as Chairman of KPMG International from 2014 until his retirement after 40 years with KPMG in September 2017. Before becoming global chairman, Mr. Veihmeyer held numerous leadership roles at KPMG, including U.S. Chairman and Chief Executive Officer from 2010 to 2015, U.S. Deputy Chairman, managing partner of KPMG’s Washington, D.C. operations, and global head of Risk Management and Regulatory. Mr. Veihmeyer currently serves as Vice Chair of the Board of Trustees of the University of Notre Dame and will become its Chair effective June 2024. He also serves as Board Chair of both the Ladies Professional Golf Association and Catholic Charities of Washington, D.C. Mr. Veihmeyer previously served as a Trustee of the Financial Accounting Foundation, which oversees the Financial Accounting Standards Board.
Reasons for Nomination: Mr. Veihmeyer has extensive experience in the accounting profession, both in the United States and internationally, as well as executive leadership experience as Chairman and Chief Executive Officer of KPMG. His experience leading KPMG has provided Mr. Veihmeyer with significant exposure to business operations in every region of the world. Mr. Veihmeyer also previously served on the board of Catalyst, Inc. and has been recognized for his leadership in diversity and inclusion. Mr. Veihmeyer has invaluable financial expertise, executive leadership experience, risk management skills, international exposure, and understanding of complex regulatory environments.
Public Company Directorships Within the Past Five Years: Zanite Acquisition Corp.
John S. Weinberg
▪ Age: 67 ▪ Independent Director Since: 2016 Committees: Compensation, Talent and Culture; Finance; Nominating and Governance; Sustainability, Innovation and Policy
Experience: Mr. Weinberg is Evercore Inc.’s Chief Executive Officer and Chairman of the Board, a position he has held since February 2022. Mr. Weinberg had been serving as Evercore, Inc.’s Co-Chief Executive Officer and Co-Chairman of the Board of Directors since July 2020. He served as Chairman of the Board of Directors and Executive Chairman of Evercore Inc. beginning in November 2016. Previously, Mr. Weinberg served as Vice Chairman of the Goldman Sachs Group from June 2006 until October 2015. His career at Goldman Sachs spanned more than three decades, with the majority of his time spent in the investment banking division. Mr. Weinberg currently serves as a board member of New York-Presbyterian Hospital and the Cystic Fibrosis Foundation.
Reasons for Nomination: Mr. Weinberg has extensive experience in finance, banking, and capital markets, as well as a deep understanding of Ford, its history, and the needs of its business. During his time with Goldman Sachs, Mr. Weinberg served as a trusted advisor to Ford and other individual clients. Mr. Weinberg’s financial and risk management expertise will aid the Company in addressing its cost structure, allocating capital, and financing its business plan.
Current Public Company Directorships: Evercore Inc.
34 PROPOSAL 1	2024 Proxy Statement

Director Compensation in 2023
(a)	(b)	(c)				(d)	(e)
Name	Fees Earned or Paid in Cash 1 ($)	Stock Awards 2 ($)	Perquisites/ Evaluation Vehicles 3 ($)	Tax Reimbursement ($)	Life Insurance Premiums 4 ($)	All Other Compensation ($)	Total ($)
Kimberly A. Casiano	100,000	214,991	8,829	7,357	264	16,450	331,441
Alexandra Ford English	—	314,990	47,197	21,259	264	68,720	383,710
Henry Ford III	100,000	214,991	37,852	16,348	264	54,463	369,454
William W. Helman IV	120,000	214,991	9,600	9,266	—	18,866	353,857
Jon M. Huntsman, Jr.	100,000	214,991	48,891	25,343	264	74,497	389,488
William E. Kennard	120,000	214,991	45,240	17,452	264	62,956	397,947
John C. May II	—	314,990	15,771	17,479	264	33,514	348,504
Beth E. Mooney	100,000	214,991	23,224	15,062	66	38,352	353,342
Lynn Vojvodich Radakovich	125,000	214,991	54,809	24,952	264	80,025	420,016
John L. Thornton	150,000	214,991	12,119	11,586	264	23,969	388,960
John B. Veihmeyer	—	344,998	41,777	22,793	264	64,834	409,832
John S. Weinberg	—	314,990	18,140	17,198	66	35,404	350,394

1
Fees. The Board of Directors makes decisions relating to non-employee director compensation. Any proposed changes are reviewed in advance and recommended to the Board by the Nominating and Governance Committee.

Effective as of January 1, 2017, the Board of Directors agreed that the following compensation will be paid to non-employee directors of the Company:
Annual Board membership fee	$315,000
Annual Lead Independent Director fee	$50,000
Annual Audit Committee chair fee	$30,000
Annual Compensation, Talent and Culture Committee chair fee	$25,000
Annual other Committee chair fees	$20,000
Directors who are also Company employees are not separately compensated for their service on the Board. The compensation paid to James D. Farley, Jr. and William Clay Ford, Jr. in their respective positions of President and CEO and Executive Chair is set forth in the Compensation Discussion & Analysis, beginning on page 41.
As discussed in footnote 2 below, approximately 68% (“mandatory portion”) of the Annual Board membership fee is paid in RSUs, and in addition, certain directors choose to receive all or a portion of their fees in RSUs pursuant to the 2014 Plan in addition to the mandatory portion. Pursuant to SEC rules, the dollar value of any fees any director elected to receive in RSUs in excess of the fees mandatorily paid in RSUs pursuant to that plan is shown in the “Fees Earned or Paid in Cash” column.
2
2014 Plan. Effective January 1, 2014, the Board adopted the 2014 Plan, which was approved by shareholders at the 2014 Annual Meeting. The 2014 Plan is structured so that the mandatory portion of the Annual Board membership fee is paid in RSUs. The amounts shown in column (c) are the grant date values of the RSUs relating to the mandatory portion of fees paid under the 2014 Plan. Each Director also had the option of having some or all of his or her remaining fees paid in RSUs pursuant to the 2014 Plan. The RSUs vest immediately upon grant. Each Director had the option to choose when the RSUs settle into shares of Ford common stock as follows: (i) immediately on the grant date; (ii) the earlier of five years from the date of grant and separation from the Board; or (iii) at separation from the Board. The Board adopted the 2014 Plan because the RSUs settle in shares of common stock, thus further aligning the interests of directors and shareholders. Directors are not permitted to sell, hedge, or pledge the mandatory portion of the Annual Board fees until after separation from the Board, even if the RSUs settle into shares of common stock prior to separation from the Board. In light of the requirement that approximately 68% of annual director fees are paid in RSUs, and that directors may not dispose of such RSUs or shares of stock until after separation from the Board, there is no minimum share ownership requirement for members of the Board. If dividends are paid on common stock, Dividend Equivalents are paid in additional RSUs on RSU balances for those directors whose RSUs have not settled into shares of common stock. For any directors whose RSUs have settled into shares of common stock, they are required to reinvest dividends on such shares into additional shares of common stock until separation from the Board.

The 2014 Plan expired on December 31, 2023. Effective January 1, 2024, the Board adopted the 2024 Stock Plan for Non-Employee Directors of Ford Motor Company (the “2024 Plan”). You are being asked to approve the 2024 Plan at the 2024 Annual Meeting. Please refer to Proposal 4 on pages 82-85 for a more detailed description of the material terms of the 2024 Plan. If you do not approve the 2024 Plan, the Board will not grant awards to eligible directors under the 2024 Plan for 2024 and future years.
3
Perquisites and Evaluation Vehicle Program. All amounts shown in this column reflect: (i) the cost of evaluation vehicles provided to non-executive Directors; (ii) the cost of a charitable gift made by the Company on behalf of the Board divided equally among those directors who were members of the Board on December 31, 2023, and (iii) the cost of healthcare insurance premiums for the seven directors that have elected Company-provided healthcare insurance that is identical to healthcare insurance provided to employees, except that directors do not pay any portion of the premium. We calculate the aggregate incremental costs of providing the evaluation vehicles by estimating the lease fee of a comparable vehicle under our Management Lease Program. The lease fee under that program

PROPOSAL 1	2024 Proxy Statement	35

takes into account the cost of using the vehicle, maintenance, license, title and registration fees, and insurance. We provide non-executive directors with the use of up to two Company vehicles free of charge. Directors are expected to provide evaluations of the vehicles to the Company.
4
Life Insurance. The amounts shown in this column reflect life insurance premiums paid by the Company for each non-employee director. Ford offers non-employee directors with $200,000 of life insurance which ends when a director retires. A director can choose to reduce life insurance coverage to $50,000 and lower income imputation. Effective January 1, 2014, the non-employee director life insurance program was changed to allow former employees who become directors to participate in the program and keep the life insurance coverage provided to retired employees.

Your Board’s recommendation: FOR the election of each of the Director Nominees
36 PROPOSAL 1	2024 Proxy Statement

Proposal 2. Ratification of Independent
Registered Public Accounting Firm
The Audit Committee of the Board of Directors selects and hires the independent registered public accounting firm. You must ratify the Audit Committee’s selection for 2024.
The Audit Committee selected PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”) to perform an independent audit of the Company’s consolidated financial statements and internal control over financial reporting in accordance with standards established by the Public Company Accounting Oversight Board for 2024. PricewaterhouseCoopers is well qualified and has served as our independent registered public accounting firm since 1946. Representatives of PricewaterhouseCoopers will be present at the meeting with the opportunity to make a statement and answer appropriate questions.
Amounts paid by the Company to PricewaterhouseCoopers for audit and non-audit services rendered in 2023 and 2022 are disclosed in the table below.
Ford management will present the following resolution to the meeting:
“RESOLVED, That the selection, by the Audit Committee of the Board of Directors, of PricewaterhouseCoopers LLP as the independent registered public accounting firm to perform an independent audit of the Company’s consolidated financial statements and internal control over financial reporting in accordance with standards established by the Public Company Accounting Oversight Board for 2024 is ratified.”
Your Board’s recommendation: FOR Proposal 2
Fees Paid to Independent Registered Public Accounting Firm
Annually, the Audit Committee pre-approves categories of services to be performed (rather than individual engagements) by PricewaterhouseCoopers. As part of this approval, an amount is established for each category of services (Audit, Audit-Related, Tax Services, and other services). In the event the pre-approved amounts prove to be insufficient, a request for incremental funding will be submitted to the Audit Committee for approval during the next regularly scheduled meeting. In addition, all new engagements greater than $250,000 will be presented in advance to the Audit Committee for approval. A regular report is prepared for each regular Audit Committee meeting outlining actual fees and expenses paid or committed against approved fees. The Audit Committee approved of all of the fees listed in the table below.
Fees Paid to PricewaterhouseCoopers	Year ended December 31, 2022 ($) (000)	Year ended December 31, 2023 ($) (000)
Audit Fees 1	38,300	40,700
Audit-Related Fees 2	5,200	3,500
Tax Fees 3	2,500	2,900
All Other Fees 4	—	—
TOTAL FEES	46,000	47,100

1
Consists of the audit of the financial statements included in the Company’s Annual Report on Form 10-K, reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q, attestation of the effectiveness of the Company’s internal controls over financial reporting, preparation of certain statutory audit reports, and providing comfort letters in connection with Ford Motor Company and Ford Motor Credit Company funding transactions.

2
Consists of support of funding transactions, due diligence for mergers, acquisitions, and divestitures, employee benefit plan audits, attestation services, internal control reviews, and assistance with interpretation of accounting standards.

3
Consists of assistance with tax compliance and the preparation of tax returns, tax consultation, planning, and advisory services, assistance in connection with tax audits, and tax advice related to mergers, acquisitions, and divestitures. Of the fees paid for tax services, we paid 48% and 56% for tax compliance related services in 2023 and 2022, respectively.

4
Consists of support in business and regulatory reviews and research analysis regarding new markets and strategies, advisory services related to insurance claims, and assessment of the Company’s cybersecurity programs, policies, procedures, practices, and overall strategy.

PROPOSAL 2	2024 Proxy Statement	37

Audit Committee Report
The Audit Committee is responsible for selecting, subject to shareholder approval, an independent registered public accounting firm to perform the Company’s audits.
The Audit Committee is currently composed of three directors, all of whom meet the independence standards contained in the NYSE Listed Company rules, SEC rules, and Ford’s Corporate Governance Principles, and operates under a written charter adopted by the Board of Directors. A copy of the Audit Committee Charter may be found on the Company’s website, www.corporate.ford.com. The Audit Committee selects, subject to shareholder ratification, the Company’s independent registered public accounting firm.
Ford management is responsible for the Company’s internal controls and the financial reporting process. The independent registered public accounting firm, PricewaterhouseCoopers, is responsible for performing independent audits of the Company’s consolidated financial statements and internal controls over financial reporting and issuing an opinion on the conformity of those audited financial statements with United States generally accepted accounting principles and on the effectiveness of the Company’s internal controls over financial reporting. The Audit Committee monitors the Company’s financial reporting process and reports to the Board of Directors on its findings. PricewaterhouseCoopers has served as the Company’s independent registered public accounting firm since 1946.
AUDITOR INDEPENDENCE
During the last year, the Audit Committee met and held discussions with management and PricewaterhouseCoopers. The Audit Committee reviewed and discussed with Ford management and PricewaterhouseCoopers the audited financial statements and the assessment of the effectiveness of internal controls over financial reporting contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023. The Audit Committee also discussed with PricewaterhouseCoopers the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee, as well as by SEC regulations. In conjunction with the mandated rotation of PricewaterhouseCoopers’s lead engagement partner, the Audit Committee and its chairperson are also directly involved in the selection of PricewaterhouseCoopers’s new lead engagement partner.
PricewaterhouseCoopers submitted to the Audit Committee the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. The Audit Committee discussed with PricewaterhouseCoopers such firm’s independence. In order to assure continuing auditor independence, the Audit Committee periodically considers whether there should be a regular rotation of the independent registered public accounting firm.
Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC.
The Audit Committee also considered whether the provision of other non-audit services by PricewaterhouseCoopers to the Company is compatible with maintaining the independence of PricewaterhouseCoopers and concluded that the independence of PricewaterhouseCoopers is not compromised by the provision of such services.
Audit Committee
John B. Veihmeyer (Chair)
Beth E. Mooney
Kimberly A. Casiano
38 PROPOSAL 2	2024 Proxy Statement

Proposal 3. Approval of the Compensation of the Named Executives
The Board of Directors recommends that you vote FOR the compensation of our Named Executives as described in the Compensation Discussion and Analysis (“CD&A”) section of this Proxy Statement.
Our compensation programs focus our executives on, and reward them for delivering, long-term value for Ford, our customers, and stakeholders. The CD&A, beginning on page 41, details our executive compensation philosophy, policies, and practices.
We engage with shareholders throughout the year, including discussing our compensation program and practices, and we also obtain feedback through this annual Say-on-Pay vote. Although this advisory vote is non-binding, the results of this vote and the views expressed by our shareholders in these discussions will inform the Compensation, Talent and Culture Committee’s future decisions about executive compensation. At the 2023 Annual Meeting, you approved our proposal to provide you with this advisory voting opportunity on an annual basis.
Ford management will present the following resolution to the meeting:
“RESOLVED, That the Company’s shareholders approve, on an advisory basis, the compensation of the Named Executives, as disclosed in the Company’s Proxy Statement for the 2024 Annual Meeting of Shareholders.”
Your Board’s recommendation: FOR Proposal 3
Proposal 3	2024 Proxy Statement	39

CD&A GLOSSARY
Capitalized terms, not otherwise defined in this CD&A, have the meaning ascribed below:
2023 PSU TSR Peer Group	The peer group identified on page 53 against whom Ford’s rTSR over a three-year performance period will be measured to determine the results and payout of Ford’s 2023 PSU awards to Named Executives.
Bonus Plan	Annual Performance Bonus Plan
BEP-FRP	Benefit Equalization Plan-Ford Retirement Plan
BEP-GRP	Benefit Equalization Plan-General Retirement Plan
Board	Ford’s Board of Directors
CD&A	Compensation Discussion & Analysis
CEO	Chief Executive Officer
Committee	The Compensation, Talent and Culture Committee of the Board
Company	Ford Motor Company, also referred to herein as “Ford,” “we,” or “us”
Compensation Survey Peer Group	The peer group(s) the Committee uses as one of several factors in evaluating the competitiveness of overall compensation opportunities and specific elements of compensation for Ford’s executive officers. See “Competitive Survey” beginning on page 60 for more information on Compensation Survey Peer Groups.
DB SERP	Defined Benefit Supplemental Executive Retirement Plan
DC SERP	Defined Contribution Supplemental Executive Retirement Plan
EBIT	Earnings before interest and tax. Adjusted EBIT is a non-GAAP financial measure. See pages 75-79 of Ford’s Annual Report on Form 10-K for the year ended December 31, 2023 for more information on Adjusted EBIT and its reconciliation to its most comparable GAAP measure (Net Income/(Loss) Attributable to Ford).
ESAP	Executive Separation Allowance Plan
Ford	Ford Motor Company, also referred to herein as the “Company,” “we,” or “us”
FRP	Ford Retirement Plan (eligible to employees hired January 1, 2004 and after)
GRP	General Retirement Plan (eligible to employees hired before January 1, 2004)
LTIP	The Ford Motor Company 2023 Long-Term Incentive Plan
Named Executives	The executive officers of Ford identified on page 41
Non-PEO Named Executives	All Named Executives other than the PEO
NYSE	New York Stock Exchange
PEO	Principal Executive Officer; for Ford, this is our CEO
PSU	Performance Stock Unit
RSU	Restricted Stock Unit
rTSR	Relative Total Shareholder Return
SEC	United States Securities and Exchange Commission
SRP	Select Retirement Plan (for defined benefit participants)
SSIP	Savings and Stock Investment Plan
40 CD&A Glossary	2024 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS (“CD&A”)
This CD&A provides a detailed description of our executive compensation philosophy and strategy, explains how Ford’s Compensation, Talent and Culture Committee (the “Committee”) oversees and implements the Company’s executive compensation program, and reviews the Committee’s decisions regarding 2023 compensation for Named Executives.
CD&A Table of Contents

Our Named Executives
The titles below reflect the position of each Named Executive as of December 31, 2024.
2023 NAMED EXECUTIVES

James D. Farley, Jr.	John T. Lawler	William Clay Ford, Jr.	J. “Doug” Field	Peter C. Stern
President and Chief Executive Officer	Chief Financial Officer	Executive Chair	Chief EV, Digital, and Design Officer	President, Ford Integrated Services
2023 Business Highlights
Wholesale Units 4.4 Million 4%	Revenue $176 Billion 11%	Adjusted EBIT $10.4 Billion
Adjusted EBIT Margin 5.9% 70 bps	Adjusted Free Cash Flow $6.8 Billion $2.3B	Adjusted ROIC 13.9% 270 bps

*
See pages 75-79 of Ford’s Annual Report on Form 10-K for the year ended December 31, 2023, for definitions and reconciliations to GAAP.

COMPENSATION DISCUSSION AND ANALYSIS	2024 Proxy Statement	41

Customer-Focused Ford+ Growth Plan Delivers Solid 2023, Positions Company for Growth
Last year, Ford took significant steps to position the Company for a strong, profitably growing future. Ford is now organized and operating based on three distinct, customer-focused global automotive business segments Ford Blue, Ford Model e, and Ford Pro, providing clarity, focus, and accountability.
Our 2023 results underscore the potential of our plan, our leadership and our people. We delivered a solid year with growth in all three automotive businesses despite a lengthy work stoppage in the U.S. and significant shifts in demand and pricing in the electric vehicle market. We strengthened our product portfolio in 2023, offering customers unprecedented choice, and made progress in improving quality and cost competitiveness with more progress needed.
We’re building a dynamic and highly talented company that offers value at the intersection of hardware, software, and services in a rapidly evolving auto industry. With Ford+, we’re generating solid results today and allocating capital with great discipline, so that over time we execute with consistency, produce strong growth and profitability, and are less cyclical.
2023 Ford+ Business Highlights
Ford +

◦
Reorganized the Company to operate three distinct and customer focused automotive businesses — Ford Blue, Ford Model e, and Ford Pro — providing clarity, focus, and accountability.

◦
Established Ford Integrated Services to develop and deliver high-value, software-enabled services — atop early momentum of 630,000 paid software subscriptions at year-end.

◦
Returned Ford’s credit rating to investment grade, based on improving margins and financial flexibility.

◦
Recorded positive EBIT outside North America for the second year in a row — reversing losses of  ~$2 billion in 2020. Improved our business performance in China by streamlining the product offering, reducing capital intensity, and growing export operations.

◦
Combined product development, cycle planning, supply chain, and manufacturing into a global industrial operational engine — to deliver great products, maximize quality, and minimize costs and complexity.

◦
Received highest scores in our industry for responsible mineral sourcing and due diligence policies from environmental and social group Lead the Charge.

Ford Blue

◦
Reported Ford Blue revenue of  $102 billion, up 8%, with EBIT of  $7.5 billion and an EBIT margin of 7.3%.

◦
Fortified our strength as a global pickup leader with the best-selling F-150, global Ranger — key to our overseas profit turnaround — and the popular Maverick small pickup.

◦
Produced the No. 1 (Maverick) and No. 2 (F-150) hybrid trucks in the U.S. — with Ford the overall No. 3 U.S. hybrid brand and global hybrid sales up ~20%.

Ford Model e

◦
Finished 2023 as the No. 2 electric vehicle brand in the U.S. for the second consecutive year.

◦
Increased Ford Model e shipments and sales by double-digit rates; in the U.S., F-150 Lightning was the top-selling electric pickup, and Mustang Mach-E No. 3 among all EVs. Our EV sales continued to bring a high percentage of new customers to the Ford brand.

◦
Made significant progress in building out our EV industrial capability, including the construction of new plants for electric vehicles and batteries in North America and the conversion of existing facilities to produce electric vehicles.

◦
Enabled North American customers to drive over 150 million miles hands-free — up over 300% — using Ford’s industry-leading BlueCruise highway driving technology.

Ford Pro

◦
Ford Pro is a nearly $60 billion high-margin hardware, software and services business.

◦
Achieved 19% growth in Ford Pro revenue with EBIT of  $7.2 billion — more than double 2022 and an EBIT margin of 12.4%.

◦
Remained the top-selling commercial vehicle seller in the U.S., with dominant market share in key work segments. Ford was the top selling commercial vehicle brand in Europe for the 9th straight year.

◦
Ended 2023 with more than 500,000 active software paid subscriptions, up 46% year over year.

Ford Credit
◦ Drove further customer loyalty to Ford Credit and generated new revenue streams through digital services and products — e.g., Ford Pro FinSimple fleet financing was up more than 30%.
Please refer to Environmental, Social, and Governance on page 25 to learn about our meaningful progress against important social and environmental responsibility goals in 2023.
42 COMPENSATION DISCUSSION AND ANALYSIS	2024 Proxy Statement

Executive Compensation Overview
TOTAL REWARDS PHILOSOPHY AND GUIDING PRINCIPLES
Our Total Rewards Philosophy and Guiding Principles are designed to enable Ford to attract and retain key, transformative talent that will propel the Company to achieve the Ford+ plan. The Committee regularly reviews the Philosophy and Principles and adopts changes as necessary to ensure our programs align with our strategic direction and talent strategy.
TOTAL REWARDS PHILOSOPHY
Fundamental to delivering Ford+ is the attraction, retention, and development of amazing talent who are excited about our purpose and obsessed with excellent products and services.
Total rewards programs are an important part of the Company’s overall value proposition, which also includes challenging and rewarding work, empowerment, career development opportunities, and being part of a leading company with a diverse workforce who care for each other.
GUIDING PRINCIPLES
The Guiding Principles below reflect our commitment to hiring great talent and inspiring excellence across the organization:

Results-focused programs in alignment with shareholder interests that reward short and long-term success at the enterprise, division, team, and individual levels.	Attractive and competitive in the market for talent with the desired skills and capabilities, prioritizing individual expertise and contribution over hierarchy.	Inclusive and equitable, irrespective of gender, race, or similar personal characteristics.	Affordable to the business, making intentional choices about Total Rewards investments that distinguish Ford as an employer.	Responsive to changing industry, company, and employee priorities through program design.	Simple and transparent programs and experiences that meet a diverse set of employee needs.
COMPENSATION DISCUSSION AND ANALYSIS	2024 Proxy Statement	43

ELEMENTS OF EXECUTIVE COMPENSATION
Underlying our compensation programs is an emphasis on sound governance practices. These practices include:
WHAT WE DO	WE DO NOT

Perform annual say-on-pay advisory vote for shareholders

Pay for performance

Use appropriate peer group when establishing compensation

Balance short- and long-term incentives

Align executive compensation with shareholder returns through long-term incentives

Cap individual payouts in incentive plans

Include clawback provisions in our incentive grants (see Clawback Policies on page 63)

Maintain robust stock ownership guidelines for Named Executives

Prohibit officers from hedging their exposure to Ford common stock and limit officers’ pledging of Ford common stock (see Risk Assessment Regarding Compensation Policies and Practices on pages 14-15)

Condition grants of long-term incentive awards on non-compete and non-disclosure restrictions

Mitigate undue risk-taking in compensation programs

Retain a fully independent external compensation consultant whose independence is reviewed annually by the Committee (see Compensation, Talent and Culture Committee Operations on pages 15-16)

Include a double-trigger change in control provision for equity grants

Provide evergreen employment contracts

Guarantee increases to base salaries

Provide incentives that encourage unnecessary risk-taking

Reprice options

Pay out dividend equivalents on equity awards during vesting periods or performance periods

Provide excessive perquisites

44 COMPENSATION DISCUSSION AND ANALYSIS	2024 Proxy Statement

CHANGES TO EXECUTIVE COMPENSATION FOR 2023
The Committee continually reviews performance-based plans for alignment with our ability to deliver products and services as committed to in the Ford+ plan.
Restructured Bonus Plan and PSU Design: With our ambitious Ford+ plan in mind, the Committee approved new metrics and weightings shown below for the 2023 Annual Performance Bonus Plan (formerly known as the Annual Incentive Compensation Plan) and 2023 PSU grant. The plan was renamed the Annual Performance Bonus Plan to further emphasize its performance-based nature. Moreover, as the primary compensation tool used to differentiate compensation based on yearly performance, emphasis was placed on the plan’s annual (rather than long-term) focus.

The 2023 Annual Performance Bonus Plan metrics represent core financial stability (Company Adjusted EBIT Margin), improvement in delivering quality to our customers (Quality), and growth in two areas crucial to our future (Global Electric Vehicle Retail Volume and Connected Services Revenue). These metrics emphasize the Company’s commitment to improving quality, leading a future that is increasingly driven by electrification and connectivity, and creating long-term growth and shareholder value.

The simplified 2023 PSU design, which gives 100% weight to our three-year rTSR, clearly ties executive long-term incentive opportunities with our ability to deliver market-leading value to our shareholders.

Merit Increases. The Committee reviews salaries of the Named Executives annually and at the time of a promotion or other major change in responsibilities. The Committee intends for individual performance to have a material impact on executive compensation. As such, Messrs. Lawler and Field were the only Named Executives to receive merit salary increases in 2023, as detailed in the Executive Snapshots section below.
New Named Executive Hire. In August 2023, Peter Stern joined the Company to lead Ford Integrated Services as its president. Mr. Stern’s team is focused on developing and marketing high-value software-enabled services such as BlueCruise and Ford ProIntelligence. Mr. Stern’s unique background and experience as a technology services executive with management and marketing experience made him particularly attractive for this new position. As a result, Mr. Stern’s compensation includes a higher mix of equity compensation to ensure focus on the Company’s long-term success. We have utilized this higher mix of equity compensation when establishing compensation packages for recent hires from the tech industry to enhance our ability to compete for and attract talent in the sector. As an employee, Mr. Stern is eligible to receive our standard benefits offerings, including relocation assistance as he was required to relocate to Dearborn for his position. For additional information on Mr. Stern’s compensation arrangements, please see the caption “Special Equity Awards” below and Exhibit 10-L to Ford’s Annual Report on Form 10-K for the year ended December 31, 2023.
COMPENSATION DISCUSSION AND ANALYSIS	2024 Proxy Statement	45

NAMED EXECUTIVE TARGET TOTAL DIRECT COMPENSATION
Consistent with our Total Rewards Philosophy and Guiding Principles, Named Executive compensation is heavily weighted towards performance. More than 80% of each Named Executive’s target opportunity is variable compensation and a majority of our executives’ target compensation is contingent on meeting incentive plan metrics tied to our strategic objectives.
The Committee structures executives’ compensation to be competitive with similar roles while being aligned with Ford’s long-term business objectives. The Committee attempts to balance these goals by analyzing the market for executive talent, our business results and forecasts, and our key strategic goals.
The following chart shows how the majority of our Named Executive’s target total direct compensation is performance-based or “at-risk” based on our performance and the value of our stock price. This is owing to our Annual Performance Bonus Plan and PSU awards under the LTIP. The Company’s overall target allocation is competitive with that of our Compensation Survey Peer Group as discussed under the heading “Competitive Survey” below.

46 COMPENSATION DISCUSSION AND ANALYSIS	2024 Proxy Statement

2023 Named Executive Compensation
EXECUTIVE SNAPSHOTS
	2023 Performance		2023 Compensation ($000)
James D. Farley, Jr. President and Chief Executive Officer
▪
Led company to a solidly profitable year, with growth across all three automotive businesses, despite lengthy and costly work stoppage in the U.S.

▪
Completed a multi-billion dollar turnaround in Ford’s international operations, which are now solidly profitable after years of deep losses.

▪
Ford was first company to reach agreements on multi-year labor contracts with both the UAW in the U.S. and Unifor in Canada. The agreements provided meaningful improvements for more than 60,000 hourly employees, while preserving operational flexibility to continue delivering our Ford+ plan.

▪
Continued to strengthen Ford’s vehicle lineup, focusing on its strength in trucks, vans, performance, and passion vehicles, driving sales growth, and pricing power. Launched hit products such as Super Duty and Mustang; however, delayed launches increased launch costs and slowed initial adoption curves.

▪
Instituted complexity reductions to Ford’s vehicle lineup for 2024 that significantly reduce the number of vehicle build combinations, rooting out unnecessary complexity and waste in the build process.

▪
Recruited top talent to execute the Ford+ plan, revamped Ford’s industrial system, and clarified the organizational structure in each business.

▪
Drove improved cost and quality. However, improvement fell short of expectations, particularly in cost reduction, resulting in a shortfall against target EBIT and overall quality metrics.

Mr. Farley’s 2023 Base Salary is unchanged from 2022.
Mr. Farley’s actual 2023 Bonus Plan award was determined in accordance with the performance measures previously disclosed and the accomplishments highlighted to the left. The Company modifier for the Bonus Plan award was 84%, as discussed further under the caption “2023 Annual Performance Bonus Plan Results.”
Mr. Farley’s 2023 LTIP award was granted in March 2023, 60% in the form of PSUs and 40% in the form of RSUs.

	Annual Performance Bonus Plan Individual Performance Factor:	84%
COMPENSATION DISCUSSION AND ANALYSIS	2024 Proxy Statement	47

	2023 Performance		2023 Compensation ($000)
John T. Lawler Chief Financial Officer
▪
Revamped Ford’s financial reporting system to support three distinct automotive businesses and provide a higher level of strategic clarity, insight, and accountability to the Ford+ plan.

▪
Partnered with leadership team to reach labor agreements with the UAW and Unifor, providing the Company with strategic flexibility to help offset higher labor costs.

▪
Improved and modernized Ford’s capital strategy to drive focus and increasingly disciplined capital allocation, improve decision making, and drive Total Shareholder Return.

▪
Modernized finance technology to fully integrate capital strategy to drive focus and critical examination of capital allocation, improve strategic decision making, and drive Total Shareholder Return.

▪
Led actions that restored Ford’s investment grade credit rating.

▪
Made significant progress on identifying cost issues but still a shortfall against target EBIT.

Mr. Lawler’s 2023 Base Salary reflects a 3.5% increase from 2022 representing a merit increase.
Mr. Lawler’s actual 2023 Bonus Plan award was determined in accordance with the performance measures previously disclosed and the accomplishments highlighted to the left. The Company modifier for the Bonus Plan award was 84%, as discussed further under the caption “2023 Annual Performance Bonus Plan Results.”
Mr. Lawler’s 2023 LTIP award was granted in March 2023, 60% in the form of PSUs and 40% in the form of RSUs.

	Annual Performance Bonus Plan Individual Performance Factor:	125%
	2023 Performance		2023 Compensation ($000)
William Clay Ford, Jr. Executive Chair
▪
Provided consistent strategic leadership as Ford accelerated its transformation to compete and win in a fast-changing and increasingly competitive environment.

▪
Played a critical leadership role in helping Ford become the first automaker to reach agreements with the UAW and Unifor in the U.S. and Canada.

▪
Engaged with stakeholders around the world to advance Ford’s policy objectives, protect and improve the Company’s reputation, and strengthen the Company’s partnerships and alliances.

▪
Provided advice and counsel on strategy, culture, and organizational effectiveness to Jim Farley and senior leaders throughout the Company.

▪
Engaged with employees, dealers, policymakers, NGOs, and communities to build Ford’s position as a highly trusted Company.

Mr. Ford’s 2023 Base Salary is unchanged from 2022.
Mr. Ford’s actual 2023 Bonus Plan award was determined in accordance with the performance measures previously disclosed and the accomplishments highlighted to the left. The Company modifier for the Bonus Plan award was 84%, as discussed further under the caption “2023 Annual Performance Bonus Plan Results.”
Mr. Ford’s 2023 LTIP award was granted in March 2023, 60% in the form of PSUs and 40% in the form of RSUs.

	Annual Performance Bonus Plan Individual Performance Factor:	84%
48 COMPENSATION DISCUSSION AND ANALYSIS	2024 Proxy Statement

	2023 Performance		2023 Compensation ($000)
J. Doug Field Chief EV, Digital and Design Officer
▪
Provided upfront work on future EV products and software platforms with opportunity to deliver great products and services to our customers.

▪
Made significant improvements in Ford BlueCruise hands-free driving technology with releases throughout 2023.

▪
Made positive progress on Mach- E, meeting target despite issues through the year on contactors and door corrosion.

▪
Increased pace and quality of Ford Pro digital products.

▪
Led digital product design team in making progress on future in-car digital experience.

▪
Launched Lincoln Nautilus with Lincoln Digital Experience and Google Auto Operating System.

▪
Made progress on software quality in new launches over the year.

▪
Delivered $6.8B engineering spend by reducing spend $500M, also funding $300M of new spend to advance Level 3 autonomous driving capability.

Mr. Field’s 2023 Base Salary reflects a 3.6% increase from 2022 representing a merit increase.
Mr. Field’s actual 2023 Bonus Plan award was determined in accordance with the performance measures previously disclosed and the accomplishments highlighted to the left. The Company modifier for the Bonus Plan award was 84%, as discussed further under the caption “2023 Annual Performance Bonus Plan Results.”
Mr. Field’s 2023 LTIP award was granted in March 2023, 60% in the form of PSUs and 40% in the form of RSUs.

	Annual Performance Bonus Plan Individual Performance Factor:	90%
	2023 Performance		2023 Compensation ($000)
Peter C. Stern President, Ford Integrated Services
▪
Developed multi-year product plan for Ford Integrated Services’ portfolio, both paid and free.

▪
Dispositioned numerous services businesses to focus our investments in areas with the greatest potential for customer impact and growth.

▪
Established team to develop sales and customer success capabilities, working in conjunction with our dealer network.

▪
Developed preliminary cycle plan for services, defining which services will be available on which vehicles.

▪
Built new go-to-market distribution models for BlueCruise, Ford Pro Intelligence, and connectivity services.

▪
Fell short of Integrated Services 2023 revenue growth target and exceeded Integrated Services 2023 profit target.

Mr. Stern’s annualized 2023 Base Salary was $900,000. Mr. Stern’s salary actually paid in 2023, however, was pro-rated to $346,000, for his time in-service in 2023.
Mr. Stern’s actual 2023 Bonus Plan award was determined in accordance with the performance measures previously disclosed and the accomplishments highlighted to the left. The Company modifier for the Bonus Plan award was 84%, as discussed further under the caption “2023 Annual Performance Bonus Plan Results.”
Mr. Stern did not receive a standard LTIP equity award in 2023 given the timing of his hiring. He did, however, receive a new hire award of RSUs in August 2023 with a grant date fair value of $4,000,000.

	Annual Performance Bonus Plan Individual Performance Factor:	100%

*
Base salaries above are presented as of April 1, 2023 (the date merit increases went into effect), except for Mr. Stern whose pro-rated salary is presented based on his starting date. Year-over-year salary increases are measured from the date merit increases went into effect the prior year.

COMPENSATION DISCUSSION AND ANALYSIS	2024 Proxy Statement	49

The interests of our executives are closely aligned with those of our shareholders.
ANNUAL PERFORMANCE BONUS PLAN

The Company’s annual cash bonus program incentivizes executives to work together to advance the Company’s strategic objectives and deliver shareholder returns. Cash bonuses for executive officers, and certain other employees, are made under the Annual Performance Bonus Plan. As discussed in “Changes to Executive Compensation for 2023” (page 45), the Committee approved new Annual Performance Bonus Plan metrics in 2023 to further the Company’s ambitious transformation. For 2023, the Quality metric consisted only of Repairs/1,000 within the first 90 days of ownership, which is a well understood industry standard metric that has a high correlation to time-in-service quality and to warranty cost per unit, both of which are critical to our competitiveness and business performance. The 2023 Annual Performance Bonus Plan metrics emphasized the Company’s commitment to improving quality, leading a future that is increasingly driven by electrification and connectivity, and creating long-term growth and stakeholder value.

Annual Performance Bonus Plan targets are established by the Committee annually after considering, among other things, individual job duties and levels of responsibility, internal pay equity, and the results of competitive benchmarking. The targets for the 2023 performance period for the Named Executives were unchanged from 2022 and as follows:
Name	Target as % of Salary at December 31, 2023
James D. Farley, Jr.	200%
John T. Lawler	125%
William Clay Ford, Jr.*	59%
J. Doug Field	125%
Peter Stern	125%

*
As in past years, Mr. Ford’s Annual Performance Bonus target remained at $1 million in order to focus his total rewards package on long-term performance rather than short-term performance.

50 COMPENSATION DISCUSSION AND ANALYSIS	2024 Proxy Statement

2023 ANNUAL PERFORMANCE BONUS PLAN RESULTS
Annual Performance Bonus Plan awards are based on a pre-established scale with various levels of achievement for each metric. The Committee believes that a scale which allows a maximum award of 200% of target incentivizes executives to exceed business objectives. Conversely, if minimum performance levels are not met for all metrics, the payout is zero.

BONUS PLAN PERFORMANCE METRICS & WEIGHT	TARGET	RESULT	COMPANY RESULT
Company Adj. EBIT Margin (%) *40%*	5.9% 6.1%	96%	84%
Global EV Retail Volume to Customers (000) *20%*	130.9 253.1	52%	
Connected Services YOY Revenue Growth (%) *10%*	148% 190%	78%	
Quality (R/1,000 at 3MIS) *30%*	60 59	93%

As indicated above, our overall achievement against the targets set for our 2023 Annual Performance Bonus Plan yielded a business performance factor of 84%. This result was largely driven by a strong Adjusted EBIT margin.
The final cash award paid to each Named Executive reflects adjustments based on individual performance toward key performance indicators and objectives and is set forth in their Executive Snapshot above. The Committee determined that it was appropriate to assign each Named Executive the individual performance factor set forth in their Executive Snapshot. The Committee believes the final 2023 payouts for the Named Executives are consistent with the performance-based nature of the Annual Performance Bonus Plan, holding executives accountable for and emphasizing the importance of both their individual performance and the performance of the Company.
LONG-TERM INCENTIVE PLAN
The Company’s equity-based long-term incentive program aligns executive interests with shareholder interests and promotes the long-term interests of the Company with a focus on total shareholder return. The structure of the LTIP directly furthers the Ford+ plan by incentivizing participating employees, including the Named Executives, to make decisions that promote long-term growth and return for the Company.
COMPENSATION DISCUSSION AND ANALYSIS	2024 Proxy Statement	51

Elements of Annual Long-Term Incentive Awards
Value of 2023 Annual Long-Term Incentive Awards
Annually, the Committee determines a target dollar value of equity awards to be granted under the LTIP for each executive officer after considering, among other things, individual job duties, levels of responsibility, future contributions, the retentiveness of equity allocations, and the results of competitive benchmarking. The Committee determines the number of shares subject to grant by converting the Committee-determined target dollar value of equity awards into a number of PSUs (60%) and RSUs (40%) based on the fair market value (closing price) of Ford common stock on the date of grant.
2023 LTIP Target Opportunity
Name	PSUs	RSUs	Total
James D. Farley, Jr.	$9,744,000	$6,496,000	$16,240,000
John T. Lawler	$2,592,000	$1,728,000	$4,320,000
William Clay Ford, Jr.	$7,596,000	$5,064,000	$12,660,000
J. Doug Field*	$5,280,000	$3,520,000	$8,800,000
Peter Stern**	N/A	N/A	N/A

*
Mr. Field’s employment contract sets forth the target value for his 2023 annual equity award. The Committee elected to use 110% of that stated value for 2023 due to his 2023 performance and leadership behaviors.

**
Mr. Stern did not receive a standard LTIP equity award in 2023 given the timing of his hiring. He did, however, receive a new hire award of RSUs in August 2023 valued at $4,000,000.

52 COMPENSATION DISCUSSION AND ANALYSIS	2024 Proxy Statement

Structure of PSU Grants
PSU awards provide a significant compensation opportunity tied to Ford’s long-term performance. For PSUs granted in 2023, the number of shares awarded as final awards in 2026 will depend entirely on Ford’s rTSR over a three-year performance period among a peer group consisting of other automotive manufacturers, including electric vehicle manufacturers (the “2023 PSU TSR Peer Group”). Final awards range from 0% to 200% of the target opportunity. The Committee selected rTSR as the sole performance metric for the 2023 PSUs because it provides a simple and transparent objective metric of Ford’s long-term performance. Just as the Ford+ plan focuses our teams on long-term growth and return, our 2023 PSUs are structured to do the same, focusing emphatically on the value we create for shareholders.
The Committee chose to use the 2023 PSU TSR Peer Group, which consists of companies more closely aligned with our business (global automotive manufacturing) than the Compensation Survey Peer Group (discussed on pages 60-61) because our TSR performance is more closely correlated with these companies, while our Compensation Survey Peer Group reflects the more expansive set of competitors with which we compete for talent. While the PSU TSR Peer Groups for past PSU grants included automotive suppliers and industrial companies, the Committee elected to only include automotive manufacturers in the 2023 PSU TSR Peer Group because it reflects the industry dynamic of competing against global automotive peers — both in the ICE and EV spaces — while removing the risk that broader economic trends affecting other industries could unduly influence the rTSR measure.
The 2023 PSU TSR Peer Group consists of the following companies:
*
Aggregated as one for purposes of TSR measurement

Special Equity Awards
Ford’s ability to attract world-class talent with the desired skills and capabilities needed to enable our transformation is essential. We now compete for talent with many companies beyond the traditional automotive/manufacturing sector given the technological transformation of the industry. To ensure our ability to compete, in recent years we have broadened the companies and industries from which we have hired key leaders in critical areas of technology, supply chain, and electrification. The Committee considered the Company’s desire to attract top talent from high-tech companies that generally utilize a higher mix of equity compensation when establishing compensation packages for recent hires from the tech space, leaning into equity compensation in a more purposeful way. Two recent hires from technology companies, Messrs. Field and Stern, received the additional equity awards described below on November 15, 2023.
▪
Mr. Field: Under the terms of his employment agreement entered into in 2021, Mr. Field received an additional equity award on November 15, 2023, that was designed as a “make-whole” award to offset the

COMPENSATION DISCUSSION AND ANALYSIS	2024 Proxy Statement	53

value of certain equity-based compensation that Mr. Field forfeited from his former employer when he joined the Company. As specified in Mr. Field’s employment agreement, this award was made in the form of:
▪
RSUs vesting 33% immediately upon grant, 33% one year from the grant date, and the remaining 34% two years from the grant date, with the number of RSUs determined by dividing a target value of  $6,000,000 by the fair market value (closing price) of Ford common stock on the grant date of his initial signing equity award which was granted on November 15, 2021.

▪
The fair market value of Ford common stock on November 15, 2021, was $19.86. As such, the total number of RSUs awarded to Mr. Field on November 15, 2023, was 302,114. The fair market value (closing price) of Ford common stock on November 15, 2023, was $10.47. While the closing price as of the date of grant is lower than the closing price that determined the number of RSUs granted, no adjustments will be made to the award. As a result, the share price will need to grow meaningfully in order for Mr. Field to receive the value intended in the award agreement, and the fair market value of the RSUs granted to Mr. Field on November 15, 2023, was $3,163,133.58.

▪
Mr. Stern: Under the terms of his employment agreement, Mr. Stern received an additional equity award on November 15, 2023, reflecting the higher mix of equity used in his compensation package as a tech executive. As specified in Mr. Stern’s employment agreement, this award was made in the form of:

▪
RSUs vesting 33% one year from the grant date, 33% two years from the grant date, and the remaining 34% three years from the grant date, with the number of RSUs determined by dividing a target value of  $2,500,000 by the fair market value (closing price) of Ford common stock on the grant date.

▪
The fair market value (closing price) of Ford common stock on November 15, 2023, was $10.47. As such, the total number of RSUs awarded to Mr. Stern on November 15, 2023, was 238,777.

2021 PSU RESULTS AND PAYOUTS
The performance period of the 2021 PSU grant ended on December 31, 2023. The structure, metrics, and weightings for the 2021 PSU Grant are detailed below. The 2021 PSU TSR Peer Group was identified using the factors shown on page 53 and was the same as the 2022 PSU TSR Peer Group except that it included Nissan and excluded Stellantis.
Financial metric results are based on a pre-established formulaic scale with various levels of achievement for each metric that considers historical performance to each objective and allows a maximum award of 200%. When a minimum performance level is not met for a metric, the performance result for that metric is zero.
The following chart shows our performance against the 2021 PSU metrics. It indicates overall achievement of 200% of the target level for the 2021-2023 performance period, consisting of:
▪
164% average financial metric results for 2021 and 2022; and

▪
+25% modifier for TSR performance for the three-year period being within the top quartile of the 2021 PSU TSR Peer Group.

54 COMPENSATION DISCUSSION AND ANALYSIS	2024 Proxy Statement

The Committee certified the 2021 PSU final awards to the Named Executives at 200% of the target level.
2022 AND 2023 PSUS — OPEN PERFORMANCE PERIODS
Final performance results for the 2022 and 2023 PSU grants will not be known until the end of their respective three-year performance periods and will be disclosed in the 2025 and 2026 Proxy Statements, respectively. The table below details the performance results for the completed fiscal years within the three-year performance periods for these PSU grants. For the 2022 grant, financial metric results are based on a pre-established formulaic scale with various levels of achievement for each metric that considers historical performance with respect to each objective and allows a maximum award of 200%. If a minimum performance level is not met for any metric, the performance result for that metric will be zero. Final results under the 2022 PSU grants will reflect a +/-25% modification based on three-year TSR performance up to the maximum award of 200%. For the 2023 grant, results are based on a single rTSR metric with a 3-year performance period, measured against a payout scale with various levels of achievement and allows a maximum award of 200%. If a minimum performance level is not met for the rTSR metric, the payout for the entire grant will be zero.
COMPENSATION DISCUSSION AND ANALYSIS	2024 Proxy Statement	55

2022 PSU Grant					2023 PSU Grant
	Fiscal 2022		Fiscal 2023
Metric (Weighting)	Target	Achievement	Target	Achievement	Target 3-Year Relative TSR Percentile Ranking amongst 2023 PSU TSR Peer Group			50%
Company Adjusted Free Cash Flow ($Bils.) (50%)	6.4	200%	6.8	101%
Company Adjusted EBIT Margin (%) (30%)	7.6	45%	7.1	32%	Percentile ranking in 2023 PSU TSR Peer Group based on:
Adjusted Return on Invested Capital (%) (20%)	12.0	71%	13.4	119%		Fiscal 2023	Fiscal 2023 through 2024	Fiscal 2023 through 2025
Interim Totals (Weighted Performance)	128%		84%		Actual 1-Year Relative TSR	13%	*	**
Cumulative Interim Performance	106%				Total	2023-2025 **
3-Year Relative TSR (+/-25%)	2022-2024 *
Total	*

*
Determined at end of fiscal year 2024 and disclosed in 2025 Proxy Statement.

**
Determined at end of fiscal year 2025 and disclosed in 2026 Proxy Statement.

Benefits and Perquisites
GENERALLY
We provided certain perquisites and other benefits to senior management in 2023, the most significant of which are summarized below. The Committee annually reviews our policies on perquisites and other benefits. The cost of these perquisites and other benefits are included in column (i) of the Summary Compensation Table on page 65.
Personal Travel	Evaluation Vehicles and Other Services

▪
Company policy does not allow the President and CEO or the Executive Chair to fly commercially due to security concerns. Consequently, the Company pays the costs associated with their use of private aircraft for business and personal travel. Families and guests are allowed to accompany them on trips when they travel on private aircraft.

▪
Requiring the President and CEO and the Executive Chair to use private aircraft for all travel provides significant benefits to Ford. First, the policy is intended to ensure their personal safety as they both maintain significant public roles for Ford. Second, use of private aircraft maximizes their availability for Ford business.

▪
We maintain a program that provides certain employees with the use of up to two Company vehicles free of charge. This program requires participants to provide written evaluations on a variety of our vehicles, giving important feedback on our products’ design and quality.

▪
We also provide a home security evaluation and security system to certain executive officers, including Messrs. Farley and Ford. We also provide an allowance to senior managers for financial planning and counseling services and estate planning. The safety and security (personal and financial) of our executives is critically important. We believe the benefits of providing these programs outweigh the minor costs associated with them.

Tax Reimbursement

▪
The Committee has eliminated tax gross-ups for most executive perquisites. As part of the Company’s temporary living/relocation/business traveler policy, however, the Company provides certain tax reimbursement for all levels of employees who relocate or travel for extended periods at the Company’s request, including relocations required by international service assignments. The Committee believes that not reimbursing taxes for employees who move or travel at the Company’s request is an unfair financial burden. This policy reduces any financial disincentive for an executive to relocate and, therefore, enhances the Company’s ability to have its executives gain experience in a variety of our global operations.

56 COMPENSATION DISCUSSION AND ANALYSIS	2024 Proxy Statement

▪
In addition, the Internal Revenue Service now requires us to impute the value of the vehicles provided to executives under the Evaluation Vehicle Program discussed above. As a result, the Committee provided tax relief for the program participants. The Evaluation Vehicle Program is available to Company officers and employees who are one Leadership Level below the officer level. The Committee decided to provide tax reimbursement so that the Company could continue to receive participant vehicle evaluation data and to provide a valuable benefit to our executives.

RETIREMENT PLANS
In general, we believe that the retirement plans described below serve several worthwhile business purposes, including retaining leadership talent, providing income security to long serving executives, and providing flexibility to us in transferring executives among our operations. We believe these programs to be reasonable and appropriate considering our executives’ total compensation program. For additional information, see the Pension Benefits in 2023 table on page 70 and the Nonqualified Deferred Compensation in 2023 table on page  72.
The amounts shown in column (h) of the Summary Compensation Table on page 65 can vary significantly year to year and are driven by assumptions regarding discount rates and mortality tables, plan design, years of service, base pay, and employee age. These amounts do not reflect compensation that was paid for any year shown.
Pre-2004 Plans
Plan	Details	Eligibility & Participation
General Retirement Plan (“GRP”)
Provides a tax-qualified defined benefit for each year of non-contributory participation (up to 35 years) by employees in the U.S. hired before January 1, 2004, and added benefits for those who make contributions.

Messrs. Ford and Lawler are eligible for benefits under these plans other than the SRP. During the periods for which Mr. Ford did not receive a cash salary (i.e., Nov. 2001 through Aug. 2010), each of these plans, excluding the GRP, provided him with benefits using a notional annual base salary and he continued to accrue credited and contributory service under those plans.
Benefits under BEP-GRP, DB SERP, ESAP, and SRP are not funded and, in accordance with Code Section 409A, benefits that accrued or vested on or after January 1, 2005, under these plans may not be paid to certain key executives until at least six months following their separation from employment.
Messrs. Farley, Field, and Stern are not eligible to participate in any of these plans.

Benefit Equalization Plan-GRP (“BEP-GRP”)	Provides eligible employees with benefits substantially equal to those they could have received under the GRP but were not able to because of Internal Revenue Code limitations.
Defined Benefit Supplemental Executive Retirement Plan (“DB SERP”)	Provides eligible executives a supplemental monthly benefit calculated on a percentage of a participant’s final average pay and service.
Executive Separation Allowance Plan (“ESAP”)	Provides a percentage of salary, based on age and service, from the time of separation until age 65 to certain eligible executives who separate from employment after age 55 (or age 52 if retiring under our SRP).
Select Retirement Plan (“SRP”)	A voluntary retirement program offered for select U.S. management employees. The Committee believes the SRP provides flexibility in executive succession planning.
COMPENSATION DISCUSSION AND ANALYSIS	2024 Proxy Statement	57

2004 and Later Plans
Plan	Details	Eligibility & Participation
Savings and Stock Investment Plan (“SSIP”)
To develop benefit programs that provide employees with income security and protection from catastrophic loss while minimizing our long-term liabilities, Ford added Ford Retirement Plan (“FRP”) contributions to the SSIP, a tax qualified defined contribution plan.
FRP contributions provide us with more predictable retirement benefit costs and reduced financial statement volatility, achieved through a consistent contribution schedule and the transfer of financial and demographic risks to plan participants. The plan provides employees with the opportunity for adequate income in retirement. We also have nonqualified plans for employees who receive FRP contributions.
For salaried employees hired or rehired on or after January 1, 2004, in the U.S., including Messrs. Farley, Field and Stern.
Benefit Equalization Plan-FRP (“BEP-FRP”)	Provides employees FRP benefits substantially equal to those they would have received in the SSIP but were not able to because of Internal Revenue Code limitations.
Defined Contribution Supplemental Executive Retirement Plan (“DC SERP”)	Provides certain executives a notional account balance which provides retirement benefits in addition to those provided by FRP contributions. DC SERP contributions are calculated as a percentage of base salary based on the executive’s age and position.	To be eligible for DC SERP payments after separation (which must be a Company-approved separation), a participant must have attained at least 5 years of service at Leadership Level 4 or above (including executive officers), and either 55 years of age with 10 years of total service, or 65 years of age with 5 years of total service. The Committee has the discretion to waive the length of service eligibility requirements.
58 COMPENSATION DISCUSSION AND ANALYSIS	2024 Proxy Statement

Compensation Planning
COMPENSATION PLANNING CYCLE

REVIEW

May-July

- Review media and proxy advisory firm analysis of current Proxy Statement
- Review Say-on-Pay results with Committee
- Review year-to-date incentive plan performance results with Committee
- Conduct mid-year executive performance reviews

ENGAGE

August-October

- Management discusses executive compensation and Say-on-Pay results with institutional investors
- Review year-to-date incentive plan performance results with Committee
- Review executive perquisite policy

EVALUATE

November-January

- Review investor comments, competitive survey results, and preliminary compensation plans for the following year
- Approve dollar value allocation of long-term equity grants for the following year
- Review Company's year-to-date incentive plan performance results with Committee
- Review compensation programs and policies risk assessment
- Review incentive plan metrics for upcoming performance- period
- Conduct executive year-end performance reviews

APPROVE

February-April

- Review year-to-date incentive plan performance results with Committee
- Approve incentive compensation payouts for previous year and approve incentive compensation grant dates, and any changes to compensation plans and executive targets for the Annual Performance Bonus Plan and PSU grants for the current year
- Review proxy materials for current year, approve CD&A for incorporation by reference into the Annual Report on Form 10-K, and approve current year proxy materials
- Review Committee Charter

COMPENSATION DISCUSSION AND ANALYSIS	2024 Proxy Statement	59

INFORMED COMPENSATION DECISIONS
The Committee considers all of the following when evaluating and deciding on compensation:
General Considerations when Setting Executive Compensation
An individual’s:
▪
Job duties, level of responsibility, performance, and achievements;

▪
Job tenure, past bonus target amounts, retention concerns, and critical skills; and

▪
Compensation’s competitiveness relative to comparable positions at companies in the Compensation Survey Peer Group.

Additional Considerations in Sizing Equity Awards
▪
Assessment of an individual’s future contributions to our long-term performance.

▪
Competitive equity award structure relative to comparable positions at companies in the Compensation Survey Peer Group.

▪
Historical share allocations and the retentiveness of such allocations.

▪
The total number of equity-based grants awarded to our entire employee population.

Management Recommendations
Each year the President and CEO, Executive Chair, and Chief People and Employee Experience Officer recommend individual executive officer compensation to the Committee for officers other than themselves.

Independent Compensation Consultant
Advice and analysis from the Committee’s independent consultant related to the structure and level of executive compensation (see Compensation, Talent and Culture Committee Operations on pages 15-16 for more information).

Business Priorities and Strategies	Priorities and business plan metrics established by our senior leadership team, which are reviewed by the Board and incorporated into all of our total rewards programs.
Internal Equity	Pay equity across the Company among comparable positions, employees, and/or skill groups.
The Committee also considers certain unique factors when making compensation decisions and structuring total rewards packages for certain Named Executives. For example, with respect to recent executive officers who have been recruited from the tech industry, the Committee has considered, among other things, the value of equity compensation forfeited by such executives when leaving their prior employers to join Ford.
COMPETITIVE SURVEY
The Committee reviews the results of an annual competitiveness survey, as described in more detail below, as one of several factors to inform the Committee’s decisions about overall compensation opportunities and specific elements of compensation. The Committee uses the survey to assess the pay level of our executives, pay mix, compensation program design and pay practices. The survey results also serve as a data point when assessing individual pay along with other factors such as retention, succession planning, internal equity, and other considerations.
The competitive survey is analyzed by the Company and reviewed by the Committee’s independent consultant and is based on information obtained from the WTW Executive Compensation Database. The Compensation Survey Peer Group is different than the PSU TSR Peer Group that we use for purposes of determining our relative TSR in connection with PSUs granted under our Long-Term Incentive Plans. See “Structure of PSU Grants” on page  53 for more information on our 2023 PSU TSR Peer Group.
Compensation Survey Methodology — Evolving with Ford+. The Committee revised its Compensation Survey framework in early 2023 to reflect the Company’s ambitious strategy and top-tier talent requirements. Consistent with last year, the Committee determined that the 60th percentile of the December 2023 Compensation Survey was the appropriate market comparison level as it continued to align with the Company’s talent strategy and best reflected its revenue scale and global operational complexity. The Committee used the following criteria was used to establish the respective peer groups for the December 2022 and December 2023 Compensation Survey:
▪
Has a revenue equivalent to the Fortune 100 (2022: $35.9B+; 2023: $43.0B+);

▪
Is a publicly traded company or subsidiary; and

▪
Participates in the WTW survey process.

60 COMPENSATION DISCUSSION AND ANALYSIS	2024 Proxy Statement

These criteria provided a peer group that is:
▪
Representative of Ford’s competitors for talent, including essential talent for Ford Model e and Ford Next;

▪
Stable even when competitors may not participate in the WTW survey process; and

▪
Robust enough to provide data for an expansive set of jobs across the Company.

We also retained five companies from our previous peer group that provide pertinent data for key positions: 3M, Dupont, Honeywell, Northrop Grumman, and General Dynamics.
Our December 2022 peer group consisted of 72 companies, and our December 2023 peer group consisted of 82 companies. The makeup of each group is set forth below:
COMPENSATION DISCUSSION AND ANALYSIS	2024 Proxy Statement	61

SAY-ON-PAY RESULTS
Our compensation practices have been consistently supported by shareholders, as evidenced by recent Say-on-Pay results.
We regularly meet with investors to discuss and receive feedback on various topics, including executive compensation practices. During 2023, we discussed the evolution of our compensation philosophies and practices in light of our business transformation. Based on these interactions, we believe investors were generally satisfied with our 2023 compensation programs.
Risk and Governance
ANNUAL COMPENSATION RISK ASSESSMENT
The Company reviews and discusses the findings of a risk assessment of our compensation policies and practices with the Committee annually. The Committee also reviews and discusses the findings with the Committee’s independent consultant and, in 2023, concluded that our compensation programs appropriately balance risk and reward in relation to our strategic objectives and do not encourage excessive or unnecessary risk-taking behavior. Consequently, we do not believe that risks relating to our compensation policies and practices for our employees are likely to have a material adverse effect on the Company. (See Risk Assessment Regarding Compensation Policies and Practices on pages  14-15.) We did not make any significant changes to our executive compensation practices for 2023 because of our compensation risk assessment.
STOCK OWNERSHIP GUIDELINES

The Committee imposes stock ownership guidelines for Vice Presidents and more senior leaders to further align the interests of executives and shareholders. Each executive has five years to achieve the relevant officer level guideline. Additionally, executives cannot sell or otherwise dispose of any stock at any time if doing so would cause their ownership to fall below their applicable ownership requirement. We review progress toward ownership guidelines periodically. All forms of stock ownership — including directly and indirectly owned shares of common stock, RSUs, and units that are based on common stock (excluding stock options and unearned PSUs) — count toward the guideline. At December 31, 2023, all Named Executives were compliant with their stock ownership guidelines. Notably, Mr. Farley has retained a substantial amount of his vested equity and purchased Ford common stock in open market transactions. As seen in the Beneficial Stock Ownership table on page 20, as of February 1, 2024, Mr. Farley holds Ford common stock worth more than 30 times his base salary based on the closing price of Ford common stock, $12.10, on that date.

62 COMPENSATION DISCUSSION AND ANALYSIS	2024 Proxy Statement

CLAWBACK POLICIES
Financial Restatement Compensation Recoupment Policy. The Committee maintains a policy of recoupment of compensation in accordance with applicable SEC and New York Stock Exchange rules. This policy, named the “Ford Motor Company Financial Statement Compensation Recoupment Policy,” was adopted in June 2023. The policy requires recoupment of any “excess incentive-based compensation” paid to a current or former Section 16 Officer, on a pre-tax basis, following a material accounting restatement regardless of executive misconduct or involvement. For purposes of the policy, “incentive-based compensation” is compensation granted, earned, and/or vested based wholly or in part on achievement of a financial reporting measure, stock price, or total shareholder return. Further, “excess incentive-based compensation” is the amount of incentive-based compensation paid to a current or former Section 16 Officer in excess of what the Company’s restated financial information would support. Except as provided by law, the Committee must enforce this policy with little or no discretion. For more information on this policy, see Exhibit 97 to Ford’s Annual Report on Form 10-K for the year ended December 31, 2023.
Officer Misconduct Compensation Recoupment Policy. The Committee maintains a longstanding policy of recoupment of compensation in certain instances of officer misconduct. This policy was amended and restated in 2023 and renamed the “Ford Motor Company Corporate Officer Compensation Recoupment Policy.” The purpose of this policy is to help ensure executives act in the best interests of the Company. The policy requires any Company officer to repay or return cash bonuses and equity awards if: (i) the Company issues a material restatement of its financial statements where the restatement was caused by such officer’s intentional misconduct; (ii) such officer was found to be in violation of any restrictive covenants, including, without limitation, any non-compete provisions of any plan or agreement; or (iii) such officer has committed ethical or criminal violations resulting in significant reputational or financial harm to the Company or any of its affiliates. The Committee will consider all relevant factors and exercise business judgment in determining any appropriate amounts to recoup up to 100% of any awards. For more information on this policy, see Exhibit 10-Q-7 to Ford’s Annual Report on Form 10-K for the year ended December 31, 2023.
POLICY ON DIVIDEND EQUIVALENTS ON EQUITY GRANTS
No dividend equivalents are paid out on Plan Awards during any performance period or vesting period. However, the Committee has approved the accrual and payment of dividend equivalents, if dividends are paid on our common stock, on PSUs and RSUs, denominated in additional PSUs or RSUs, as applicable.
For PSUs, dividend equivalents are paid at the time of the final award and are equal to cash dividends that the participant would have received if he or she had owned the number of shares equal to 100% of the PSU grant during the performance period. Any dividend equivalents that accrue for PSUs will be paid at the same percentage as the final award payout related to the PSU. For example, if the PSU final award is 50% of the PSU Target, then only 50% of the accrued dividend equivalents related to that PSU will be paid out.
For RSUs, dividend equivalents are paid upon the vesting of the RSUs and are equal to cash dividends that the participant would have received if he or she had owned the number of shares equal to the number of vesting RSUs. For the 2021, 2022, and 2023 grants reported in the Summary Compensation Table, the Committee decided each year that, for the Named Executives, when the underlying RSUs vest and when Final Awards are paid on PSUs following the end of a performance period, the accrued dividend equivalents will be paid in cash based on the fair market value of a share of Ford common stock on the date of the applicable vesting or Final Award.
TIMING OF EQUITY AWARDS
Annual grants of equity awards are typically determined at the February and/or March Committee meetings with an effective grant date in March to allow enough time for preparation of notification materials. At that time, data for previous performance periods is available to determine the final award size. The Committee also decides the effective date of the final awards, and the annual equity-based grants of RSUs, PSUs, and stock options, if any. This timing allows for the grants to be effective after the release of earnings information for the prior fiscal year when the public is aware of the information and the information is reflected in the stock price used to value the awards.
Under the terms of the LTIP, the exercise price of options, if any, will be the closing price of our common stock on the date of grant. If a stock option grant date occurs during a trading blackout period, the stock option grant will be effective the day after the blackout period expires. No options were granted in 2023.
COMPENSATION DISCUSSION AND ANALYSIS	2024 Proxy Statement	63

The Committee does not time equity grant dates to affect the value of compensation either positively or negatively. Executive officers do not play a role in the selection of grant dates. Special grants, whether approved by the Committee for executive officers or pursuant to authority delegated by the Committee for grants to employees other than executive officers, are effective either on a specified future date (e.g., a date that coincides with a promotion or hiring date or a quarterly grant date) or the date of approval. In the case of an approval by written consent, the grant date cannot be earlier than the date when the Committee member approvals have been obtained.
From time to time, special circumstances may cause the Committee to grant annual equity awards outside of the annual February or March timeline. In such circumstances, the Committee continues to adhere to its practices of not timing equity grants to take advantage of material non-public information or affect the value of compensation either positively or negatively.
TAX CONSIDERATIONS
Internal Revenue Code § 162(m). Under Internal Revenue Code Section 162(m), as amended by the Tax Cuts and Jobs Act, the Company may not deduct compensation in excess of  $1.0 million paid to “covered individuals” (as defined in Section 162(m) which includes all of the Named Executives). Therefore, compensation in excess of  $1.0 million paid to the Named Executives generally is not deductible by the Company for federal income tax purposes, subject to limited exceptions.
Internal Revenue Code § 409A. Internal Revenue Code Section 409A provides that amounts deferred under nonqualified deferred compensation plans are includible in an employee’s income when vested unless certain requirements are met. If these requirements are not met, employees are also subject to an additional income tax and interest. All our supplemental retirement plans, severance arrangements, other nonqualified deferred compensation plans, as well as the Annual Performance Bonus Plan, the 2018 Long-Term Incentive Plan, and the 2023 Long-Term Incentive Plan are intended to meet these requirements. As a result, employees are expected to be taxed when the deferred compensation is actually paid to them.
COMPENSATION COMMITTEE REPORT
The Compensation, Talent and Culture Committee has reviewed and discussed the Compensation Discussion and Analysis (“CD&A”) with management. Based on this review and discussion, the Compensation, Talent and Culture Committee recommended to the Board of Directors that the CD&A be included in this Proxy Statement and incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2023.
Compensation, Talent and Culture Committee
Lynn Vojvodich Radakovich (Chair)
John L. Thornton
John C. May
John S. Weinberg
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
During 2023, the Compensation, Talent and Culture Committee was comprised of John C. May, Lynn Vojvodich Radakovich, John L. Thornton, and John S. Weinberg, none of whom was an employee or a current or former officer of the Company during their time in service on the Compensation, Talent and Culture Committee and none of whom had any relationship with the Company requiring disclosure.
64 COMPENSATION DISCUSSION AND ANALYSIS	2024 Proxy Statement

COMPENSATION OF NAMED EXECUTIVES
The table below shows 2023 compensation for James D. Farley, Jr., our President & CEO, John T. Lawler, our Chief Financial Officer, and the three other most highly compensated executive officers at the end of 2023.
SUMMARY COMPENSATION TABLE
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name and Principal Position	Year	Salary ($)	Bonus 1 ($)	Stock Awards 2 ($)	Option Awards 2 ($)	Non-Equity Incentive Plan Compensation 3 ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings 4 ($)	All Other Compensation 5 ($)	Total ($)
James D. Farley, Jr. President and Chief Executive Officer	2023	1,700,000	0	20,329,795	0	2,399,040	0	2,041,198	26,470,033
	2022	1,700,000	0	15,145,381	0	2,754,000	0	1,396,765	20,996,146
	2021	1,700,000	0	16,078,486	0	3,672,000	0	1,362,688	22,813,174
John T. Lawler Chief Financial Officer	2023	1,187,250	0	5,407,923	0	1,414,350	1,883,255	138,434	10,031,212
	2022	1,124,850	0	6,535,903	0	1,112,355	0	183,103	8,956,211
	2021	1,014,500	0	5,035,993	0	2,001,030	1,256,804	119,998	9,428,325
William Clay Ford, Jr. Executive Chair	2023	1,700,000	0	15,848,199	0	705,600	155,876	2,203,425	20,613,100
	2022	1,700,000	0	12,847,472	0	810,000	0	1,944,794	17,302,266
	2021	1,700,000	0	13,785,209	0	1,080,000	0	2,097,497	18,662,706
J. Doug Field Chief EV, Digital and Design Officer	2023	513,500	0	14,179,265	0	440,748	0	214,648	15,348,161
	2022	500,000	0	14,116,370	0	334,620	0	136,272	15,087,262
	2021	159,092	500,000	9,999,987	0	121,680	0	67,322	10,848,080
Peter C. Stern	2023	345,653	1,000,000	6,499,985	0	354,480	0	115,800	8,315,917

1
The amounts shown for 2023 and 2021 reflect signing bonuses paid to Mr. Stern and Mr. Field, respectively. Certain amounts previously reported in this column for 2021 and 2022 are now included, consistent with SEC rules, in the Non-Equity Incentive Plan Compensation column instead.

2
The amounts shown in columns (e) and (f) reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. The assumptions used for the 2023, 2022, and 2021 calculations can be found at Note 6 to our audited financial statements in Ford’s Annual Reports on Form 10-K for the years ended December 31, 2023, December 31, 2022, and December 31, 2021, respectively. The fair value of both the RSUs and the internal performance conditions (financial metrics) portion of the PSUs is determined using the closing price of Ford common stock at the grant date. Pursuant to SEC rules, we disregarded the estimate of forfeitures related to service-based vesting conditions. The amounts shown for 2021 for Messrs. Farley, Lawler, and Ford include Pandemic Response Awards granted on March 4, 2021 with a one-year cliff vest in the amounts of  $685,319, $181,229, and $405,000, respectively, granted as supplemental 2020 compensation. Pursuant to SEC rules, these Pandemic Response Awards are included in this compensation table as 2021 compensation.

For stock awards granted in 2023, 2022, and 2021, the amounts shown in column (e) reflect grant date fair values for both RSUs and PSUs, except that (i) for 2021, the amounts shown in column (e) for Mr. Field reflect only the grant date fair value for RSUs because Mr. Field did not receive PSUs in 2021, and (ii) for 2023, the amounts shown in column (e) for Mr. Stern reflect only the grant date fair value for RSUs because Mr. Stern did not receive PSUs in 2023. For those portions of the amounts that relate to PSUs, such amounts reflect the grant date fair values of such awards derived using a Monte Carlo valuation that considers all possible payout values (including the maximum potential value).
For PSUs granted during 2023, the Company changed the award design to encompass a single external metric of rTSR from a previous design that encompassed both internal financial metrics and an rTSR modifier. The Company’s rTSR performance over the three-year performance period determines the final number of shares granted. The Monte Carlo simulation fair value for the relative TSR PSUs was $18.57 per share. This value resulted in a 142% premium to grant date value, which was $13.08 per share, on the 2023 PSU award as compared to the historical Monte Carlo valuation range of 97% to 115% of grant date value for prior year PSU awards, which included
Executive Compensation	2024 Proxy Statement	65

additional metrics. For PSUs granted prior to 2023, the Company’s rTSR performance at the end of the performance period for the PSUs will adjust the final number of shares granted by -25%, 0%, or +25%, except that the final number of shares will not exceed the potential maximum value for such awards, as shown in the following table. The grant date fair values shown above for the PSUs are reported based upon the probable outcome of such conditions as of the respective dates of grant. Pursuant to SEC rules, for those parts of the PSU grants that are subject to performance conditions, the following table shows the values of such awards at their respective grant dates assuming that the highest levels of the performance conditions are achieved.
For PSUs granted prior to 2023, the entire PSU award is subject to both performance conditions (financial metrics) and market conditions (the relative TSR modifier that will adjust the final number of shares granted by -25%, 0%, or +25%), except that the final number of shares will not exceed the potential maximum value for such awards as shown in the following table (see Compensation Discussion and Analysis — 2022 and 2023 PSUs — Open Performance Periods beginning on page 55 for a discussion of the 2022 PSU grants, the financial metrics, and weightings and the relative TSR modifier). The potential maximum value that can be achieved for these PSUs is 200% performance, thus the Performance Conditions maximum value is the maximum value without regard to the TSR modifier (market condition).
Name	Year	Performance Conditions ($)
James D. Farley, Jr.	2023	27,667,592
	2022	18,690,784
	2021	19,346,346
John T. Lawler	2023	7,359,848
	2022	6,831,809
	2021	6,101,539
William Clay Ford, Jr.	2023	21,568,424
	2022	15,854,948
	2021	16,816,427
J. Doug Field	2023	14,992,266
	2022	10,312,149
	2021	NA
Peter C. Stern	2023	N/A

3
The amounts shown in column (g) reflect awards earned by the Named Executives under the Annual Performance Bonus Plan (see Compensation Discussion and Analysis — Annual Performance Bonus Plan beginning on page 50), formerly known as the Annual Incentive Compensation Plan.

4
The amounts shown in column (h) reflect the net increase, if any, in the actuarial present value of accumulated benefits under the various Company plans arising from the passage of time, additional benefits accrued and changes in actuarial assumptions. For those with a net decrease in present value (negative year over year change), a zero is shown in the table above. The amount shown for Mr. Lawler in 2021 reflects an increase in present value, primarily explained by the value of additional benefits accrued. The amount shown for Mr. Ford for 2021, and for each of Messrs. Lawler and Ford for 2022, is $0 per proxy rules because the change in value was negative for each of them in 2022. The amount shown for Mr. Lawler in 2023 reflects an increase in present value, primarily explained by the value of additional benefits accrued. The amount shown for Mr. Ford in 2023 reflects an increase in present value, primarily explained by a decrease in plan discount rates. The accrued pension benefits are measured from December 31, 2022 to December 31, 2023 for 2023; December 31, 2021 to December 31, 2022 for 2022; and December 31, 2020 to December 31, 2021 for 2021. Messrs. Farley, Field, and Stern do not participate in the Company’s defined benefit pension plans. See the Pension Benefits in 2023 table and related footnotes on pages 70-71 for additional information, including the present value assumptions used in these calculations. None of the Named Executives received preferential or above-market earnings on deferred compensation.

5
The following table summarizes the amounts shown in column (i) for 2023.

ALL OTHER COMPENSATION IN 2023
Name	Perquisites and Other Personal Benefits i ($)	Tax Reimbursements ii ($)	Life Insurance Premiums iii ($)	Company Contributions to Retirement and 401(k) Plans iv ($)	Other v ($)	Total ($)
James D. Farley, Jr.	709,992	900,324	14,382	33,000	383,500	2,041,198
John T. Lawler	56,940	19,317	8,751	14,850	38,576	138,434
William Clay Ford, Jr.	2,089,455	15,072	22,399	14,850	61,650	2,203,425
J. Doug Field	45,664	22,576	3,786	40,869	101,753	214,648
Peter C. Stern	30,169	22,551	1,188	12,513	49,379	115,800

i
For a description of perquisites relating to personal use of private aircraft, our Evaluation Vehicle Program, and security, financial planning, and other services for Named Executives, see Compensation Discussion and Analysis — Benefits and Perquisites beginning on page 56. Other perquisites and personal benefits, the incremental costs of which are included in the amounts shown, consist of the following: income tax preparation fees related to international assignments, personal use of car and driver service

66 Executive Compensation	2024 Proxy Statement

and ground transportation services for personal travel, annual executive health exams, charitable gifts related to Company Board service, relocation expenses, and fuel and insurance/maintenance/miscellaneous costs related to the evaluation vehicles.
Executives also may make personal use of Company season tickets to athletic events, but such use does not result in incremental cost to the Company because the tickets are for business use and when the executive uses them for personal use, the executive pays for any additional costs associated with such personal use. Amounts for the Named Executives include the incremental costs to the Company for providing certain perquisites and other benefits during 2023. For Mr. Farley, the amount shown includes $611,174 for personal use of aircraft. For Mr. Ford, the amount shown includes $732,943 for personal use of aircraft and $1,244,098 for security.
During 2023, for use of private aircraft, we calculated the aggregate incremental cost using a method that takes into account the following: (i) the variable cost per flight hour, including supplies and catering, aircraft fuel, and oil expenses, maintenance, parts, and external labor, and flight crew travel expenses; (ii) landing/parking/hangar storage expenses; (iii) any customs, foreign permit, and similar fees; and (iv) positioning flight costs. We calculated the aggregate incremental cost of security as the actual cost incurred to provide these benefits. We calculated the aggregate incremental cost of providing the evaluation vehicles by estimating the lease fee for a comparable vehicle under our Management Lease Program. The lease fee under that program takes into account the cost of using the vehicle, maintenance, license, title and registration fees, and insurance.
ii
We provide tax benefits to those employees who relocate or travel for extended periods at the Company’s request. We also provide tax relief for the imputed income from our Evaluation Vehicle Program. See Compensation Discussion and Analysis — Benefits and Perquisites beginning on page 56 for a discussion of our Tax Reimbursement policy.

iii
Amounts shown reflect the dollar value of premiums paid by the Company for life insurance in an amount equal to three times an employee’s salary. Employees may purchase additional life insurance and these premiums are payroll deducted with no additional Company contributions or cost.

iv
The amounts shown for Messrs. Farley, Field, and Stern reflect Ford Retirement Plan contributions made to their 401(k) accounts (see Compensation Discussion and Analysis — Retirement Plans on pages 57-58) and Company matching contributions to their 401(k) accounts. The amounts for Messrs. Lawler and Ford reflect Company matching contributions to their employee 401(k) accounts.

v
The amounts shown for Messrs. Lawler and Ford primarily reflect contributions made to a nonqualified benefit equalization plan related to the Company’s 401(k) plan. The amounts shown for Messrs. Farley, Field, and Stern primarily reflect Company contributions to a nonqualified benefit equalization plan related to the Ford Retirement Plan and contributions made to a nonqualified benefit equalization plan related to the Company’s 401(k) plan. (See Nonqualified Deferred Compensation in 2023 table and footnotes 1 and 2 on page 72).

Executive Compensation	2024 Proxy Statement	67

GRANTS OF PLAN-BASED AWARDS IN 2023
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards 1			Estimated Future Payouts Under Equity Incentive Plan Awards 2
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)
Name	Grant Date	Approval Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#) 3	Grant Date Fair Value of Stock and Option Awards ($) 4
James D. Farley, Jr.	3/3/2023	2/8/2023					744,954	1,489,908		13,833,796
	3/3/2023	2/8/2023							496,636	6,495,999
	2/24/2023	2/8/2023		3,400,000	6,800,000
John T. Lawler	3/3/2023	2/8/2023					198,165	396,330		3,679,924
	3/3/2023	2/8/2023							132,110	1,727,999
	2/24/2023	2/8/2023		1,347,000	2,694,000
William Clay Ford, Jr.	3/3/2023	2/8/2023					580,733	1,161,466		10,784,212
	3/3/2023	2/8/2023							387,155	5,063,987
	2/24/2023	2/8/2023		1,000,000	2,000,000
J. Doug Field	3/3/2023	2/8/2023					403,669	807,338		7,496,133
	3/3/2023	2/8/2023							269,113	3,519,998
	11/15/2023	8/17/2021							302,114	3,163,134
	2/24/2023	2/8/2023		583,000	1,166,000
Peter C. Stern	8/15/2023	7/12/2023							333,889	3,999,990
	11/15/2023	7/12/2023							238,777	2,499,995
	7/22/2023	7/12/2023		422,000	844,000

1
The amounts shown in columns (e) and (f) represent the target and maximum amounts payable for 2023 performance under the Annual Performance Bonus Plan. Our plan does not have a formal threshold award in that there is no minimum amount payable for a certain level of performance under the plan. The Committee exercises discretion as to whether to make payouts if performance does not achieve target levels. The material terms of the awards are described in Compensation Discussion and Analysis — Annual Performance Bonus Plan beginning on page 50. For actual payouts made under the Annual Performance Bonus Plan for 2023 performance, see columns (d) and (g) of the Summary Compensation Table on page 65.

2
For each of the Named Executives, the amounts shown in columns (h) and (i) consist of annual grants of PSUs that provide an opportunity to earn a final award of unrestricted common stock for 2023-2025 performance. The amounts shown represent the target and maximum amounts of the opportunity. No amount is provided for Mr. Stern because he did not receive PSUs in 2023. The 2023 PSU grants do not have a formal threshold award in that there is no minimum amount payable for a certain level of performance under the grants. The Committee exercises discretion as to whether to make payouts if performance does not achieve target levels. 2023-2025 performance will be measured solely against our three-year relative TSR to the 2023 PSU TSR Peer Group as discussed in Compensation Discussion and Analysis — Long-Term Incentive Plan on pages 51-54. The final awards that will be earned, if any, for 2023-2025 performance will be paid out in unrestricted shares of Ford common stock, less shares withheld to pay tax obligations.

3
The amounts shown in column (j) represent RSU grants. The RSUs generally have a vesting feature whereby one-third of each grant vests after the first anniversary of the grant date, an additional one-third after the second anniversary, and the final one-third after the third anniversary, except that the RSUs granted to Mr. Field on November 15, 2023 have a vesting feature whereby one-third of the grant vested immediately, an additional one-third vests after the first anniversary, and the final one-third vests after the second anniversary. If a grantee retires, becomes disabled, or dies, his or her grant continues to vest according to the original vesting schedule. In most other instances of employment termination, all grants generally end upon termination of employment. RSUs are subject to certain conditions, including not engaging in competitive activity. RSUs generally cannot be transferred except through inheritance. In general, each grantee agrees to remain a Ford employee for at least six months from the date of the grant.

4
The amounts shown in column (k) represent the full grant date fair value of each equity-based award shown in the table for each Named Executive computed under FASB ASC Topic 718. The fair value is determined using the closing price of Ford common stock at the grant date. The assumptions used in calculating the grant date value can be found at Note 6 to our audited financial statements in Ford’s Annual Report on Form 10-K for the year ended December 31, 2023. For awards subject to performance conditions, the values shown are based upon the probable outcome of such conditions as of the grant date.

68 Executive Compensation	2024 Proxy Statement

OUTSTANDING EQUITY AWARDS AT 2023 FISCAL YEAR-END
	Option awards				Stock awards
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Name	Number of securities underlying unexercised options # exercisable	Number of securities underlying unexercised options # unexercisable	Option exercise price ($)	Option expiration date 1	Number of shares or units of stock that have not vested (#) 2	Market value of shares or units of stock that have not vested ($) 3	Equity incentive plan awards: number of unearned shares, units, or other rights that have not vested (#) 4	Equity incentive plan awards: market or payout value of unearned shares, units, or other rights that have not vested ($) 5
James D. Farley, Jr.	1,659,954		6.96	08/04/2030	890,277	10,852,477	1,980,469	24,141,917
	118,657		15.37	03/03/2024
John T. Lawler	28,232		15.37	03/03/2024	314,675	3,835,888	613,712	7,481,149
William Clay Ford, Jr.	1,408,367		6.19	07/05/2030	728,858	8,884,779	1,643,861	20,038,666
J. Doug Field					734,722	8,956,261	688,535	8,393,242
Peter C. Stern					572,666	6,980,799		—

1
The table below details the vesting schedule for stock option grants based on the termination date of the relevant grant. Stock options generally have a vesting feature whereby one-third of each grant of stock options are exercisable after the first anniversary of the grant date, an additional one-third after the second anniversary, and the final one-third after the third anniversary.

Option Expiration Dates	Option Vesting Dates
	33%	33%	34%
08/04/2030	08/05/2021	08/05/2022	08/05/2023
07/05/2030	07/06/2021	07/06/2022	07/06/2023
03/03/2024	03/04/2015	03/04/2016	03/04/2017

2
The amounts shown for Named Executives consist of the following RSU Grants:

Name	2021 Annual Grant	2022 Annual Grant	2023 Annual Grant	Incremental Grants
James D. Farley, Jr.	163,018	230,623	496,636	N/A
John T. Lawler	51,414	84,297	132,110	46,854
William Clay Ford, Jr.	141,700	195,632	387,155	4,371
J. Doug Field	N/A	127,240	269,113	338,369
Peter C. Stern	N/A	N/A	N/A	572,666
For the 2023, 2022, and 2021 grants of RSUs, in general, these units vest over three years at a rate of 33%-33%-34%. The amount shown for Mr. Lawler under the Incremental Grants column reflects a RSU grant received in recognition of his expanded responsibilities on November 15, 2022 that vests over three years at a rate of 33%-33%-34%. The amount shown for Mr. Field under the Incremental Grants column reflects RSU grants received on November 15, 2022 and November 15, 2023, as set forth in the employment agreement between Mr. Field and the Company, dated August 26, 2021 (see Exhibit 10-M to Ford’s Annual Report on Form 10-K for the year ended December 31, 2023), that vest at a rate of 33%-33%-34%, with the first vesting occurring immediately at grant and the second and third vest occurring on the second and third anniversary of the respective grant dates. The amount shown for Mr. Stern under the Incremental Grants column reflects RSU grants received on August 15, 2023 and November 15, 2023, as set forth in the employment agreement between Mr. Stern and the Company, dated July 21, 2023 (see Exhibit 10-L to Ford’s Annual Report on Form 10-K for the year ended December 31, 2023). The August 2023 award vests over three years at a rate of 50%-25%-25%, and the November 2023 award vests over three years at a rate of 33%-33%-34%.
For grants awarded in 2023, 2022, and 2021, Dividend Equivalents accrue during the restriction period when dividends are paid on our common stock and will be paid in cash upon vesting of the underlying award (see Compensation Discussion and Analysis — Policy on Dividend Equivalents on Equity Grants on page 63).
The amount shown for Mr. Ford under the Incremental Grants column reflects 4,371 Ford common stock units resulting from deferral of director fees and Dividend Equivalents that were credited to his account pursuant to the Deferred Compensation Plan for Non-Employee Directors while he served as a non-employee director of the Company. Such units will be converted and paid in cash on January 10 of the year following termination of Board service, based upon the fair market value of a share of Ford common stock on December 31 of the preceding year.
3
The market value shown was determined by multiplying the number of units shown in column (f) by the closing price of Ford common stock, $12.19, on December 29, 2023 and assumes 100% target performance.

Executive Compensation	2024 Proxy Statement	69

4
The amounts shown for the Named Executives consist of the following PSU grants for the 2023, 2022, and 2021 performance periods as follows (see also Compensation Discussion and Analysis — Long-Term Incentive Plan on pages 51-54):

Name	2021 Grant	2022 Grant	2023 Grant	Incremental Grants
James D. Farley, Jr.	719,195	516,320	744,954	N/A
John T. Lawler	226,823	188,724	198,165	N/A
William Clay Ford, Jr.	625,146	437,982	580,733	N/A
J. Doug Field	N/A	284,866	403,669	N/A
Peter C. Stern	N/A	N/A	N/A	N/A
Final awards for PSU grants will be made in unrestricted shares of common stock at the conclusion of the three-year performance period, less shares withheld for tax obligations. The number of units assumes that the target level was achieved for the PSUs granted in 2021, 2022, and 2023.
For grants awarded in 2023, 2022, and 2021, Dividend Equivalents accrue during the performance period when dividends are paid on our common stock and will be paid in cash upon granting of the final award based upon the performance factor achieved on the underlying PSU grant (see Compensation Discussion and Analysis — Policy on Dividend Equivalents on Equity Grants on page 63).
5
The market value shown was determined by multiplying the number of units shown in column (h) by the closing price of Ford common stock, $12.19, on December 29, 2023.

OPTION EXERCISES AND STOCK VESTED IN 2023
	Option Awards		Stock Awards
(a) Name	(b) Number of Shares Acquired on Exercise (#)	(c) Value Realized on Exercise ($)	(d) Number of Shares Acquired on Vesting (#)	(e) Value Realized on Vesting 1 ($)
James D. Farley, Jr.	79,921	8,847	600,908	7,859,877
John T. Lawler	29,821	9,406	256,591	3,295,982
William Clay Ford, Jr.	N/A	N/A	713,972	8,484,204
J. Doug Field	N/A	N/A	467,503	5,058,325
Peter C. Stern	N/A	N/A	N/A	N/A

1
The amounts shown in columns (c) and (e) represent the aggregate dollar value realized by the Named Executives upon the exercise of stock options or the vesting of stock awards. We computed the aggregate dollar value realized upon the exercise of stock options by multiplying the number of shares realized upon exercise by the difference between the market price of our stock at exercise and the exercise price of the options. We computed the aggregate dollar value realized upon vesting by multiplying the number of shares of stock vested by the fair market value (closing price) of Ford common stock on the vesting date.

PENSION BENEFITS IN 20231
(a) Name	(b) Plan Name	(c) Number of Years Credited Service (#)	(d) Present Value of Accumulated Benefit ($)	(e) Payments During Last Fiscal Year ($)
James D. Farley, Jr.	NA	NA	NA	NA
John T. Lawler	GRP	33.7	879,463	0
	DB SERP	33.7	2,934,034	0
	BEP-GRP	33.7	2,271,331	0
	ESAP	33.7	3,601,314	0
William Clay Ford, Jr.	GRP	28.8	1,535,886	0
	DB SERP	35.0*	6,375,059	0
	BEP-GRP	35.0*	12,523,738	0
	ESAP	35.0*	—	0
J. Doug Field	NA	NA	NA	NA
Peter C. Stern	NA	NA	NA	NA

*
Mr. Ford has reached the 35-year service cap under the DB SERP, BEP-GRP, and ESAP.

1
The General Retirement Plan (“GRP”) provides a flat-rate defined benefit of up to $47.45 per month for each year of non-contributory participation by employees in the United States hired before January 1, 2004, and contributory benefits for each year of contributory participation in which salaried employees contribute 1.5% of base salary up to the applicable limit of the Internal Revenue Code (“Code”) — $330,000 in 2023.

70 Executive Compensation	2024 Proxy Statement

Contributory benefits are calculated as follows:
Contributory Benefit	=	(1.5% × Final Avg. Pay) × Contributory Service Years, plus up to two years of waiting period service (maximum 35 service years)	+	0.4% × Final Avg. Pay in excess of Breakpoint × Contributory Service Years (maximum 35 service years)
“Final Average Pay” is the average of the five highest consecutive December 31 monthly base salaries out of the last 10 years of contributory participation.
“Breakpoint” is 150% of Covered Compensation as of January 1 of the year of retirement.
“Covered Compensation” is the average of the Social Security wage base for the preceding 35 years for someone reaching normal retirement age.
Normal retirement is at age 65 with one or more years of credited pension service. Eligible employees who are age 55-64 and have at least 10 years of credited pension service, or employees with 30 or more years of credited pension service who are not yet age 65, may elect to retire early and receive reduced contributory and non-contributory benefits. In addition, Social Security bridging benefits are payable until age 62 and one month. Survivorship coverage is available under the GRP. Under the normal payment method for married participants (65% Qualified Joint and Survivor Annuity), there is a 5% reduction in benefits where the spouse is within five years of the employee’s age.
The Benefit Equalization Plan-General Retirement Plan (“BEP-GRP”) provides eligible U.S. employees with benefits substantially equal to those that would have been provided under the GRP but that could not be provided because of Code limitations. 65% survivorship coverage is also available under the BEP-GRP.
The Defined Benefit Supplemental Executive Retirement Plan (“DB SERP”) provides certain eligible executives with an additional monthly benefit after separation from service equal to Final Five Year Average Base Salary multiplied by credited pension service and further multiplied by an applicable percentage (0.2% to 0.9% depending upon position at separation from service), reduced for separation from service prior to age 62. To be eligible, an executive must separate from service with the approval of the Company at or after age 55, have at least 10 years of credited pension service, and must generally have at least five continuous years of service at an eligible position. The DB SERP monthly benefit has no surviving spouse benefit. In addition, the DB SERP may provide annuities based on Company earnings, the executive’s performance, and other factors. In addition, for separation from service effective October 1, 1998 or later, for certain U.S. Vice Presidents and above whose careers include foreign subsidiary service, the DB SERP provides an additional monthly pension parity benefit to equalize the total retirement benefits payable from the Company’s retirement plans to an amount that would have been payable under the GRP and BEP-GRP if the executive’s subsidiary service had been recognized as contributory service under those plans. The pension parity provides 65% survivorship coverage.
The Executive Separation Allowance Plan (“ESAP”) provides benefits to certain eligible executives who have at least five years of eligible executive service, have at least ten years of GRP contributory membership, and who separate from employment after age 55 and prior to age 65. Benefits are payable (reduced by any GRP or BEP-GRP benefit distribution) to the eligible executive or his or her eligible surviving spouse until the executive reaches age 65. The amount of the benefit is a percentage of monthly base salary (not to exceed 60%) based on age and service equal to 1% per year of service (but not less than 15%) plus 1∕2% for each month that age at separation exceeds 55 (maximum of 30%).
Effective December 31, 2019, all defined benefit retirement plans have a 35-year limit for service and pay for purposes of determining the pension benefits. Mr. Ford has reached the service cap under the DB SERP, BEP-GRP, and ESAP.
To achieve several business goals, we may offer benefits under the Select Retirement Plan (“SRP”), a voluntary separation program offered from time-to-time for select U.S. management employees. To be eligible, selected employees generally had to be at least age 52 with 10 or more years of service. In general, the SRP adds three years of age and contributory service and uses “enhanced Final Average Salary” for purposes of calculating benefits based on the formulas under the GRP, BEP-GRP, DB SERP, and ESAP, with a minimum increase of 15% over regular benefits. Enhanced Final Average Salary is calculated by multiplying present base salary times three, then adding the last two year-end salaries and dividing the total by five.
The following assumptions are used in calculating the present value of the accumulated benefit:
▪
The age at which benefits are assumed payable is the greater of  (i) present age or (ii) age 65 for the GRP and BEP-GRP; age 62 for the DB SERP; and age 55 for the ESAP. Present age is measured as of December 31, 2023.

▪
Present compensation is used for purposes of the benefit calculations.

▪
Present Value of Accumulated Benefit (column (d)) is calculated assuming a single life annuity; modified PRI-2012 mortality table projected generationally; and a discount rate of 5.201% for the GRP; 5.169% for the DB SERP; 5.155% for the BEP-GRP; 5.069% for the ESAP; and 5.112% for the SRP as of December 31, 2023.

▪
The present values include amounts relating to employee contributions.

Code Section 409A governs the timing for income inclusion of amounts under our supplemental retirement plans. We believe our supplemental retirement plans presently meet the requirements of Code Section 409A. As a result, employees generally will be taxed when compensation is received under these plans; however, distribution of these amounts may be delayed for six months following separation from service.
The DB SERP, BEP-GRP, and ESAP plans provided Mr. Ford with a benefit using a notional base annual salary for November 2001 through August 2010 because he did not receive a cash salary for those periods.
Messrs. Farley, Field, and Stern do not participate in the GRP, DB SERP, BEP-GRP, or ESAP. Instead, Ford offers FRP contributions, DC SERP, and BEP-FRP for salaried employees hired or rehired on or after January 1, 2004 in the U.S. See Nonqualified Deferred Compensation in 2023 table on page 72.
Executive Compensation	2024 Proxy Statement	71

NONQUALIFIED DEFERRED COMPENSATION IN 20231
(a) Name	(b) Executive Contributions in Last Fiscal Year ($)	(c) Registrant Contributions in Last Fiscal Year 2 ($)	(d) Aggregate Earnings in Last Fiscal Year 3 ($)	(e) Aggregate Withdrawals/ Distributions ($)	(f) Aggregate Balance at Last Fiscal Year-End 4 ($)
James D. Farley, Jr.	NA	383,500	294,061	NA	2,929,967
DC SERP, BEP: SSIP/FRP
John T. Lawler	NA	38,579	26,142	NA	230,896
BEP-SSIP
William Clay Ford, Jr.	NA	61,650	156,990	NA	1,193,584
BEP-SSIP
J. Doug Field	NA	51,003	10,413	NA	109,814
DC SERP, BEP: SSIP/FRP
Peter C. Stern	NA	49,379	3,422	NA	52,801
DC SERP, BEP: SSIP/FRP

1
The nontax-qualified defined contribution plans represented in the above table are unfunded, notional amounts credited by book entry to the participants’ accounts. Participants choose how to allocate the notional amounts from a menu of investment measurement options used solely for the purpose of valuing the participants’ accounts. These are considered notional investments. The performance of an individual’s investment option(s) tracks the notional value as if an actual investment was made in such option(s).

Investment options include: target-date retirement funds; passively and actively managed domestic, global, and international equity funds; fixed income funds; a Company common stock fund; a real asset fund; and a stable value fund. Participants may change their investment elections at any time. Initial notional credits to these plans are allocated to a default investment option in the absence of a participant’s investment direction. Thereafter, a participant may transfer the credits to other investment options available under the respective plans and also elect how any future notional credits are allocated.
Ford Retirement Plan (“FRP”) contributions are retirement benefits for employees hired or rehired beginning January 1, 2004. The Company makes scheduled FRP contributions to a participant’s Savings and Stock Investment Plan (“SSIP”) account calculated as a percentage of base salary using a percentage established based on an employee’s age.
The Benefit Equalization Plan (“BEP”) preserves benefits that are substantially equal to any Company matching contributions (“BEP-SSIP”) and/or FRP contributions (“BEP-FRP”) that would have been made under the SSIP but limited due to Code limitations. BEP-FRP amounts cannot be invested in the Company common stock fund. Vested BEP account balances are distributed in cash in a lump sum as soon as practicable after death or separation from Ford. An employee becomes fully vested under BEP three years from their original date of hire with Ford. Distribution of BEP account balances may be delayed for six months in accordance with Code Section 409A.
The Defined Contribution Supplemental Executive Retirement Plan (“DC SERP”) provides certain executives retirement benefits in addition to FRP contributions. To be eligible for DC SERP Company credits, an executive must be hired on or after January 1, 2004 and be Leadership Level 4 (LL4) or above. Company credits are calculated as a percentage of base salary based on the executive’s age and position. DC SERP amounts cannot be invested in the Company common stock fund. To be eligible for DC SERP payments after separation, an executive must have attained at least 5 years of service at Leadership Level 4 or above, and be either 55 years of age with 10 years of total service or 65 years of age with 5 years of total service immediately preceding separation, and separate from service with Company approval. See Compensation Discussion & Analysis — Retirement Plans on pages 57-58.
All of the Named Executives participate in the BEP-SSIP. In addition, Messrs. Farley, Field, and Stern participate in the BEP-FRP and DC-SERP.
2
The amounts shown in column (c) for the Named Executives are reflected in column (i) of the Summary Compensation Table on page  65 and represent credits made to their DC SERP and BEP-SSIP/FRP sub-accounts, respectively.

3
None of the amounts shown in column (d) are reflected in the Summary Compensation Table.

4
The following amounts were reported in the Summary Compensation Table in prior years: Mr. Farley: $1,777,608; Mr. Lawler: $87,737; Mr. Ford: $795,300; and Mr. Field: $51,830.

72 Executive Compensation	2024 Proxy Statement

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
We maintain certain plans whereby we provide compensation and benefits to executives, including the Named Executives, in the event of a termination of employment. For disclosure of benefits pursuant to employment separation under our qualified and nonqualified pension plans for each of the Named Executives, see the Pension Benefits in 2023 table and related footnotes on pages 70-71. For disclosure of payments due, if any, to each of the Named Executives pursuant to our nonqualified deferred compensation plans, please see the Nonqualified Deferred Compensation in 2023 table and related footnotes on page 72. In the table below, Messrs. Lawler and Ford are shown as receiving amounts in the “Retirement Eligible” column because they each qualify as retirement eligible under our plans. Mr. Farley is shown as receiving amounts in the “Retirement Eligible” column because he qualifies for certain other post-employment benefits upon retirement as set forth in the “Retirement Eligible” column. Messrs. Field and Stern do not qualify as retirement eligible under our plans or for other post-employment benefits upon retirement.
We do not have formal agreements with Named Executives, other than Messrs. Farley and Stern, regarding acceleration of awards or provision of benefits related to termination of employment; however, each of the Named Executives may be entitled to certain compensation and benefits under our plans in such circumstances. Award agreements under our LTIP provide that a change in control occurs upon any merger or consolidation in which the Company is not the surviving entity. The Committee adopted a double trigger change in control provision beginning with equity grants made in 2016. Under this provision, an executive’s employment would have to be terminated or his duties reduced before any accelerated vesting of equity awards in a change in control situation. Please refer to footnote 7 beginning on page 75 for information about the agreements the Company has with each of Messrs. Farley and Stern regarding termination of employment.
The following table for the Named Executives assumes that the relevant triggering event occurred on December 31, 2023. Unless otherwise noted, the fair market values of stock-based compensation (e.g., PSUs or RSUs) were calculated using the closing price of Ford common stock ($12.19) on the NYSE on December 29, 2023.
Executive Compensation	2024 Proxy Statement	73

(a) Benefits and Payments Upon Termination	(b) Voluntary Termination ($)	(c) Retirement Eligible ($)	(d) Change In Control (CIC) 7 ($)	(e) Involuntary Not for Cause Termination 7 ($)	(f) For Cause Termination ($)	(g) Death or Disability ($)
James Farley
Compensation:
Base Salary	0	0	1,700,000	1,700,000	0	0
Incentive Bonus Plan 1	0	2,399,040	3,400,000	3,400,000	0	2,399,040
PSUs 2	0	0	22,506,187	0	0	0
RSUs 3	0	0	10,852,477	0	0	10,852,477
Stock Options 4	0	0	0	0	0	0
Benefits and Perquisites:
Evaluation Vehicles 5	0	14,481	0	0	0	0
Life Insurance/Death Benefit 6	0	0	0	0	0	5,165,385
Total:	0	2,413,521	38,458,664	5,100,000	0	18,416,902
John Lawler
Compensation:
Base Salary	0	0	0	0	0	0
Incentive Bonus Plan 1	0	1,414,350	0	0	0	1,414,350
PSUs 2	0	0	7,347,376	0	0	0
RSUs 3	0	0	3,835,888	0	0	3,835,888
Stock Options 4	0	0	0	0	0	0
Benefits and Perquisites:
Evaluation Vehicles 5	0	16,143	0	0	0	0
Life Insurance/Death Benefit 6	0	0	0	0	0	3,638,254
Total:	0	1,430,493	11,183,264	0	0	8,888,492
William C. Ford
Compensation:
Base Salary	0	0	0	0	0	0
Incentive Bonus Plan 1	0	705,600	0	0	0	705,600
PSUs 2	0	0	19,458,870	0	0	0
RSUs 3	0	0	8,884,779	0	0	8,884,779
Stock Options 4	0	0	0	0	0	0
Benefits and Perquisites:
Evaluation Vehicles 5	0	15,643	0	0	0	0
Life Insurance/Death Benefit 6	0	0	0	0	0	5,165,385
Total:	0	721,243	28,343,649	0	0	14,755,764
J. Doug Field
Compensation:
Base Salary	0	0	0	0	0	0
Incentive Bonus Plan 1	0	0	0	0	0	440,748
PSUs 2	0	0	2,743,288	0	0	0
RSUs 3	0	0	6,501,073	0	0	6,501,073
Stock Options 4	0	0	0	0	0	0
Benefits and Perquisites:
Evaluation Vehicles 5	0	0	0	0	0	0
Life Insurance/Death Benefit 6	0	0	0	0	0	1,573,923
Total:	0	0	9,244,361	0	0	8,515,744
Peter C. Stern
Compensation:
Base Salary	0	0	900,000	900,000	0	0
Incentive Bonus Plan 1	0	0	0	0	0	354,480
PSUs 2	0	0	0	0	0	0
RSUs 3	0	0	2,995,570	2,995,570	0	0
Stock Options 4	0	0	0	0	0	0
Benefits and Perquisites:
Evaluation Vehicles 5	0	0	0	0	0	0
Life Insurance/Death Benefit 6	0	0	0	0	0	2,734,615
Total:	0	0	3,895,570	3,895,570	0	3,089,095

1
See column (g) of the Summary Compensation Table on page 65.

2
The 2021, 2022, and 2023 PSU opportunities have three-year performance periods, ending December 31, 2023, December 31, 2024, and December 31, 2025, respectively (see column (h) of Outstanding Equity Awards at 2023 Fiscal Year-End table and footnote 4 on pages 69-70). The amounts shown in the Change In Control column above reflect the value of the performance to metrics of the 2021, 2022, and 2023 PSU opportunities as of December 31, 2023. In each case we multiplied the PSU target opportunity (see Outstanding Equity Awards at 2023 Fiscal Year-End table and footnote 4 on pages 69-70) by the performance-to-metrics as of December 31, 2023, which was 200% for the 2021 PSU grant, 79% for the 2022 PSU grant, and 0% for the 2023 PSU grant. We multiplied that product by the fair market value of Ford common stock at December 31, 2023, which was $12.19. For terminations resulting from

74 Executive Compensation	2024 Proxy Statement

death or disability or for those Named Executives who are retirement eligible, the 2021, 2022, and 2023 PSU grants provide that, if a period of at least six months has lapsed since the date of grant, the executive will receive 100% of the final award determined by the Committee at the end of the respective three-year performance period.
3
At December 31, 2023, each of the following Named Executives had unvested RSUs for which a period of at least six months had lapsed since the date of grant as follows: Mr. Farley: 890,277; Mr. Lawler: 314,675; Mr. Ford: 728,858; and Mr. Field: 533,312. The amounts shown indicate the fair market value of the unvested RSUs for which a period of at least six months had lapsed since the date of grant as of December 31, 2023, other than for Mr. Stern as discussed in footnote 7 to this table. If a period of at least six months has lapsed since the date of grant, RSUs will vest according to the normal vesting schedule in the event of early retirement or normal retirement and will vest immediately in the event of death or disability. If a change in control occurs and Ford is not the surviving entity, if a period of at least six months has lapsed since the date of grant, unvested RSUs will terminate if such awards have been replaced by comparable awards from the acquiring entity, unless any recipient is terminated or there is a reduction in an executive’s responsibilities as of the date of the change in control. In those cases, or in the event awards are not replaced with comparable awards, such unvested awards will vest immediately prior to the change in control. RSUs are subject to clawback provisions (see Corporate Governance — Risk Assessment Regarding Compensation Policies and Practices on pages 14-15). RSUs are also subject to forfeiture for violations of non-compete provisions and occurrences of conduct inimical towards the Company.

4
Pursuant to our 2023 Long-Term Incentive Plan, if a change in control occurs, any outstanding option shall terminate; but if one year has lapsed from the grant date of the option, any unvested portion of an option grant becomes exercisable immediately prior to the change-in-control. As of December 31, 2023, there are no outstanding options that would become exercisable under this provision. The amounts shown are the values of the “in-the-money” options, which means those options where the fair market value of our common stock on December 29, 2023 exceeded the exercise price of the option, multiplied by the number of options. For terminations resulting from death or disability or for those Named Executives who are retirement eligible, if at least six months has lapsed from the grant date of the option, any unvested portion of an option grant will become exercisable in accordance with its normal vesting schedule.

5
The amount shown for evaluation vehicles under the “Retirement Eligible” column reflects the annual cost of providing vehicles for 2023 under the Evaluation Vehicle Program for each Named Executive (see footnote (i) to the All Other Compensation in 2023 table beginning on page 66). The costs include the A-Plan price of the vehicle, sales tax, and title, registration, and document fees.

6
The amounts shown include: (i) proceeds from Company paid life insurance; and (ii) a death benefit payable to the next of kin in an amount equal to 80 hours of salary at the hourly rate.

7
Mr. Farley’s employment agreement (see Exhibit 10-N to Ford’s Annual Report on Form 10-K for the year ended December 31, 2023) provides that, conditioned on his agreement to not join a competitor for two years after the date of his termination and delivery of an acceptable waiver and release, he receives certain compensation and benefits in the event his employment is terminated other than “for cause” or if there is a change in control (as defined in the employment agreement) of the Company accompanied by his resignation for “good reason,” either of which occurs within five years of his appointment to President and CEO. In general, a “for cause” termination results from: (i) any act of dishonesty or knowing or willful breach of a fiduciary duty that is intended to result in Mr. Farley’s personal enrichment or gain at the expense of the Company or any of its affiliates or subsidiaries; (ii) commission of a felony involving moral turpitude or unlawful, dishonest, or unethical conduct that a reasonable person would consider damaging to the reputation or image of the Company; (iii) any material violation of published standards of conduct applicable to Ford officers or executives of Ford that warrants termination; (iv) insubordination or refusal to perform assigned duties or to comply with the lawful directions of supervisors; or (v) any deliberate, willful, or intentional act that causes substantial harm, loss or injury to Ford. In general, “good reason” means the occurrence, without Mr. Farley’s express written consent, of any of the following events during the Protected Period (which shall be the two-year period beginning as of the date of a change in control): (i) subject to the provision below on duplication of payments, a reduction of Mr. Farley’s base salary as in effect immediately prior to a change in control or of such higher base salary as may have been in effect at any time during the Protected Period, except in connection with the termination of Mr. Farley’s employment for cause or on account of long-term disability or death, or except where executive pay is reduced across the Company or a substantial portion of the Company as a cost-saving measure; (ii) subject to the provision below on duplication of payments, the failure to pay Mr. Farley any portion of his aggregate compensation including, without limitation, annual bonus, long-term incentive, and any portion of his compensation deferred under any plan, agreement, or arrangement that is payable or has accrued prior to a change in control, within thirty days of the date payment of any such compensation is due; (iii) the failure to afford Mr. Farley annual cash bonus and long-term equity incentive compensation target opportunities at a level which, in the aggregate, is at least equal to 80% of the aggregate level of annual cash bonus and long-term equity incentive compensation target opportunities made available to Mr. Farley immediately prior to the change in control, except in connection with the termination of Mr. Farley’s employment for cause or on account of long-term disability or death; (iv) a material diminution or change in the responsibilities of Mr. Farley without his consent, as such responsibilities existed immediately prior to the change in control; and (v) notwithstanding any other provision of the employment agreement, Mr. Farley shall have the right to terminate his employment, with such termination being deemed as if a termination for good reason during the Protected Period, if any successor to the Company does not assume these obligations upon a change in control.

Notwithstanding any provision in Mr. Farley’s employment agreement to the contrary, if Mr. Farley is entitled upon a termination of employment to any change of control related benefits or payments under an employment or other agreement, or a severance plan, Mr. Farley shall not be entitled upon such termination to any duplicative payment or benefits under his employment agreement but instead shall receive only the greater payment or benefit, determined on an item-by-item basis. The following summarizes the severance arrangements:
▪
one year of base salary (see Compensation Discussion and Analysis — 2023 Named Executive Compensation — Executive Snapshots on pages 47-49), plus annual bonus target (see Compensation Discussion and Analysis — Annual Performance Bonus Plan on page 50); and

▪
removal of any outstanding vesting requirements on his 2020 stock option grant.

Mr. Stern’s employment agreement (see Exhibit 10-L to Ford’s Annual Report on Form 10-K for the year ended December 31, 2023) provides that, conditioned on his delivery of an acceptable waiver and release, he receives certain compensation and benefits in the event his employment is terminated other than “for cause” at any time during the duration of his employment. In general, a “for cause”
Executive Compensation	2024 Proxy Statement	75

termination results from: (i) any material act of dishonesty or knowing or willful breach of a fiduciary duty that is intended to result in Mr. Stern’s personal enrichment or gain at the expense of the Company or any of its affiliates or subsidiaries; (ii) commission of a felony, misdemeanor, or securities law violation, involving moral turpitude or unlawful, dishonest, or unethical conduct that a reasonable person would consider damaging to the reputation or image of the Company or any of its affiliates or subsidiaries; (iii) any material violation of published standards of conduct applicable to Ford officers or executives of Ford or any of its affiliates or subsidiaries that warrants termination; (iv) insubordination or refusal to perform assigned duties or to comply with the lawful directions of supervisors; or (v) any deliberate, willful, or intentional act that causes substantial harm, loss or injury to Ford or any of its affiliates or subsidiaries.
Notwithstanding any provision in Mr. Stern’s employment agreement to the contrary, if Mr. Stern is entitled upon a termination of employment to any change of control related benefits or payments under an employment or other agreement, or a severance plan, Mr. Stern shall not be entitled upon such termination to any duplicative payment or benefits under his employment agreement but instead shall receive only the greater payment or benefit, determined on an item-by-item basis. The following summarizes the severance arrangements:
▪
one year of base salary (see Compensation Discussion and Analysis — 2023 Named Executive Compensation — Executive Snapshots on pages 47-49); and

▪
retention of previously granted RSUs and PSUs scheduled to vest within the twelve-month period following termination.

EQUITY COMPENSATION PLAN INFORMATION
The following table provides information as of December 31, 2023 about the Company’s common stock that may be issued upon the exercise of options, warrants, and rights under all of the Company’s existing equity compensation plans, including the 2008 Long-Term Incentive Plan, 2018 Long-Term Incentive Plan, and 2023 Long-Term Incentive Plan.
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights (#)	Weighted-Average Exercise Price of Outstanding Options, Warrants, and Rights ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (#)
	(a)	(b)	(c) 1
Equity compensation plans approved by security holders	90,134,3912	10.603	110,347,272
Equity compensation plans not approved by security holders	0	0	0
Total	90,134,391	10.60	110,347,272

1
The number of securities remaining available for future issuance under the 2023 Long-Term Incentive Plan is based on a formula. The 2023 Long-Term Incentive Plan provides that the maximum number of shares that may be available for Plan Awards (awards of shares of common stock, options, PSUs, and various other rights relating to common stock) each year is equal to 2% of the total number of issued shares of common stock as of December 31 of the prior year. This limit is called the 2% Limit. The 2% Limit may be increased to up to 3% in any year, with a corresponding reduction in the number of shares available in later years under the 2023 Long-Term Incentive Plan. As of December 31, 2023, the total number of issued shares of common stock was 4,086,205,891 shares and 2% of such number is 81,724,118 shares. 3% of such number is 122,586,177 shares. Additionally, any unused portion of the 2% Limit for any year, up to a maximum of 100,000,000 shares, may be carried forward and used in later years. Because the 2023 Long-Term Incentive Plan came into effect that in May 2023, there were 0 shares available for use as carry over from the unused portion of the 2% Limit from prior years. There were 19,828,967 shares used during 2023 under the 2023 Long-Term Incentive Plan and 240,902 shares were forfeited during 2023 under the 2023 Long-Term Incentive Plan.

As of December 31, 2023, the number of securities remaining available for issuance under the 2014 Plan was 7,349,160. The 2014 Plan originally had 10,000,000 shares authorized. As of December 31, 2023, 2,650,840 RSUs had been granted under the 2014 Plan.
Additional shares may be issued under a deferred compensation plan as a result of future Dividend Equivalents, if we pay dividends on our common stock.
From January 1, 2024 through March 15, 2024, 12,688,511 RSUs were granted to certain employees as part of a long-term incentive program.
2
This number includes the following:

(i)
2008 Long-Term Incentive Plan:

3,775,542 shares subject to options;
(ii)
2018 Long-Term Incentive Plan:

4,675,872 shares subject to options; 41,223,339 shares covered by RSUs; and 19,837,897 shares representing the maximum number of shares covered by PSUs that may be earned pursuant to rights granted, assuming the maximum payout level is achieved;
(iii)
2023 Long-Term Incentive Plan:

0 shares subject to options; 19,393,057 shares covered by RSUs; and 0 shares representing the maximum number of shares covered by PSUs that may be earned pursuant to rights granted, assuming the maximum payout level is achieved;
76 Executive Compensation	2024 Proxy Statement

(iv)
Deferred Compensation Plan:

1,787 shares, which is the approximate number of shares to be issued; and
(v)
2014 Plan:

1,226,897 RSUs that have vested but have not yet settled into shares of common stock.
Under a deferred compensation plan, credits for common stock were credited to book entry accounts based on the fair market value of common stock at the time of the compensation deferral. Additional credits resulted from Dividend Equivalents.
3
This is the weighted-average exercise price of 8,451,414 options outstanding under the 2008 Long-Term Incentive Plan and 2018 Long-Term Incentive Plan.

PAY RATIO
As required by proxy rules, we are providing the following pay ratio information for the 2023 fiscal year:
▪
the median of the annual total compensation of all our employees (other than the CEO) was $84,829;

▪
the total compensation of our Chief Executive Officer, Mr. Farley, was $26,470,033; and

▪
based on this information, the ratio of the annual total compensation of our Chief Executive Officer to the median of the annual total compensation of all employees is 312 to 1.

Methodology
With respect to the identification of our median compensated employee (excluding the CEO), the methodology and the material assumptions, adjustments, and estimates that we used to identify the median and determine total compensation (or any elements of total compensation) in 2023 were as follows:
▪
We used December 31, 2023 as the date to determine our workforce for purposes of determining our median compensated employee. As of December 31, 2023, our workforce consisted of approximately 182,698 employees, with 93,159 (51%) of those employees located in the United States, and 89,539 (49%) of those employees located outside of the United States.

▪
The de minimis exception of the pay ratio rules allows us to exclude up to 5% of our employees based outside of the U.S. Pursuant to the de minimis exception, we excluded 7,783 of our non-U.S. employees (approximately 4.3% of our total employee population, comprised of all of our employees in the countries listed in the table below). Consequently, 174,915 employees were considered in determining our median compensated employee.

Country	Number of Employees
Argentina	3,340
Austria	42
Belgium	355
Brazil	1,905
Chile	35
Colombia	43
Czech Republic	76
Denmark	45
Finland	34
France	290
Greece	30
Country	Number of Employees
Hungary	594
Ireland	19
Israel	18
Italy	214
Korea	37
Morocco	19
Netherlands	72
New Zealand	65
Peru	20
Norway	41
Philippines	55
Country	Number of Employees
Poland	80
Portugal	17
Romania	177
Saudi Arabia	11
Sweden	1
Switzerland	48
UAE	90
Uruguay	13

Total	7,783

▪
As a global enterprise, Ford maintains multiple payroll systems around the world. In determining our median employee compensation (other than our CEO’s compensation), we used total taxable income of each employee as of December 31, 2023. This is often referred to as the “Box 5” number on U.S. W-2 forms. We asked our foreign consolidated subsidiaries to provide an equivalent total taxable income number for employees located in their countries. For employees located outside of the U.S., we converted local currency compensation using the Book Average Internal Revenue Service published rate at December 31, 2023. Also, for those countries that have a non-calendar tax year, we used the total taxable income for all of 2023.

▪
Employees who were on leave during any part of 2023 who did not receive any compensation for work performed in 2023 were excluded from the analysis. Employees who were on leave during any part of 2023

Executive Compensation	2024 Proxy Statement	77

who received compensation for work performed in 2023 were included in the analysis, but we did not annualize their compensation due to the complexity and uncertainty inherent in the manual calculations required; instead, the compensation they actually received was used. We did, however, annualize the compensation of employees hired during 2023.
▪
Using this methodology, we determined that our median employee was a full-time, salaried employee located in the U.S., with 2023 total taxable income of  $76,076. We then calculated the median employee’s compensation for 2023 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, which is the manner in which we calculate the total compensation of our Named Executives as reported in the Summary Compensation Table, resulting in annual total compensation in the amount of  $84,829. It should be noted that the amount used to identify the median compensated employee reflects 2023 taxable income, whereas the annual total compensation amount reflects such employee’s compensation as determined under the proxy rule identified above for 2023 compensation. That calculation takes into account certain benefits and compensation not included in the employee’s 2023 taxable income, including the Bonus Plan payment for 2023 performance, which is paid in 2024, and the increase, if any, in the present value of the employee’s pension.

PAY VERSUS PERFORMANCE
SEC rules require us to provide the following information regarding executive compensation for James D. Farley, Jr., our President & CEO; James P. Hackett, our former President & CEO; and our other Named Executives for the fiscal years listed below. For purposes of this disclosure, Messrs. Farley and Hackett are each referred to as a “PEO” (principal executive officer) and the other Named Executives for each of the covered years are referred to as the “Non-PEO Named Executives.”
Generally, the SEC-defined “Compensation Actually Paid” (“CAP”) is calculated by starting with the Summary Compensation Table total values (“SCT Totals”) and making the following adjustments to the SCT Totals: (1) deducting the grant date value of equity granted during the year, (2) deducting the change in pension value for the year (if any), (3) adding the year-end fair value of unvested equity awards granted during the year, (4) adding, for awards granted in prior years that are outstanding and unvested at the end of the year, the difference between the year-end fair value and the immediately prior year-end fair value, (5) adding, for awards granted in prior years that vested during the year, the difference between the fair value as of the vesting date and the immediately prior year-end fair value, and (6) adding the pension service cost for that year (if any).
For a discussion of the Compensation, Talent and Culture Committee’s philosophies, guidelines, and practices regarding executive compensation and alignment with Company performance, see Compensation Discussion and Analysis, beginning on page 41.
Pay versus Performance Table
(a)	(b)	(b)	(c)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Year	Summary Compensation Table Total for PEO (James D. Farley, Jr.) ($)	Summary Compensation Table Total for PEO (James P. Hackett) ($)	CAP to PEO (James D. Farley, Jr.) 4 ($)	CAP to PEO (James P. Hackett) 4 ($)	Average Summary Compensation Table Total for Non-PEO Named Executives 1 ($)	Average CAP to Non-PEO Named Executives 1,4 ($)	Value of Initial Fixed $100 Investment Based On:
							Total Shareholder Return ($)	Peer Group Total Shareholder Return 2 ($)	Net Income (in $M)	Company Adjusted EBIT Margin 3 (%)
2023	26,470,033	—	29,358,700	—	13,577,098	14,315,577	153	170	4,347	5.9
2022	20,996,146	—	(14,879,370)	—	12,379,576	(3,677,839)	132	128	(1,981)	6.6
2021	22,813,174	—	73,772,804	—	12,930,062	30,831,937	228	188	17,937	7.3
2020	11,802,054	16,728,505	8,310,761	9,825,786	9,684,547	3,384,069	96	151	(1,279)	2.0

1
The Non-PEO Named Executives for 2020 were John T. Lawler, William Clay Ford, Jr., Hau Thai-Tang, Kumar Galhotra, and Tim Stone; for 2021 were John T. Lawler, William Clay Ford, Jr., Michael Amend, and J. Doug Field; for 2022 were John T. Lawler, William Clay Ford, Jr., J. Doug Field, and Kumar Galhotra; and for 2023 were John T. Lawler, William Clay Ford, Jr., J. Doug Field, and Peter C. Stern.

2
The “Peer Group” referenced in this column is the Dow Jones Automobiles & Parts Titans 30 Index. This is the same index used to prepare the Company’s “Stock Performance Graph” included in our Annual Report on Form 10-K for the year ended December 31, 2023, but the TSR data in this table differs from the data included in the “Stock Performance Graph” because this table and the “Stock Performance Graph” measure the value of the initial fixed $100 investment over different time periods with different starting points.

3
Company adjusted EBIT Margin is a non-GAAP financial measure most comparable to U.S. GAAP’s “Company Net Income/(Loss) Margin.” Company adjusted EBIT Margin is Company adjusted EBIT divided by Company revenue. In turn, Company adjusted EBIT is a non-GAAP financial measure most comparable to U.S. GAAP’s “Net Income/(Loss). Company adjusted EBIT excludes interest on debt

78 Executive Compensation	2024 Proxy Statement

(excluding Ford Credit Debt), taxes, and pre-tax special items. Our management ordinarily excludes special items from its review of the results of the operating segments for purposes of measuring segment profitability and allocating resources. Our categories of pre-tax special items and the applicable significance guideline for each item (which may consist of a group of items related to a single event or action) are as follows:
Pre-Tax Special Item	Significance Guideline

▪
Pension and OPEB remeasurement gains and losses

▪
Gains and losses on investments in equity securities

▪
Personnel expenses, supplier- and dealer-related costs, and facility-related charges stemming from our efforts to match production capacity and cost structure to market demand and changing model mix

▪
Other items that we do not necessarily consider to be indicative of earnings from ongoing operating activities

▪ No minimum ▪ No minimum ▪ Generally $100 million or more ▪ $500 million or more for individual field service actions; generally $100 million or more for other items
Company adjusted EBIT Margin is useful to management and investors because it allows users to evaluate our operating results aligned with industry reporting. Company adjusted EBIT is useful to management and investors because it focuses on underlying operating results and trends, and improves comparability of our period-over-period results. Please refer to page 77 of our Annual Report on Form 10-K for the year ended December 31, 2023 for a reconciliation of Company adjusted EBIT Margin to Company Net Income/(Loss) Margin and the underlying reconciliation of Net Income/(Loss) to Company adjusted EBIT.
4
As noted above, the values reported in these columns represent CAP, calculated in accordance with SEC rules. The values do not reflect the actual amount of compensation earned by or paid to our Named Executives during the applicable year. Numbers in the above table and the tables below may not sum due to rounding. To calculate CAP in accordance with SEC rules, the amounts shown in the tables below were added to, or deducted from, the applicable SCT Totals. For additional information on how the CAP values for 2020, 2021, and 2022 were calculated, please see Footnote 4 to the Pay versus Performance Table beginning on page 75 of our Proxy Statement for Ford’s Annual Meeting of Shareholders held May 11, 2023, filed with the SEC on March 31, 2023:

James D. Farley, Jr. 2023 SCT Total Compensation to CAP Reconciliation:
Year	SCT Total Compensation ($)	Less Grant Date Fair Value Of Equity-Based Awards ($)	Plus Value of Equity-Based Awards Calculated According to SEC Specified Methodology ($) i	CAP ($) ii
2023	26,470,033	20,329,795	23,218,462	29,358,700
Average Non-PEO Named Executive 2023 SCT Total Compensation to CAP Reconciliation:
Year	SCT Total Compensation ($)	Less Grant Date Fair Value of Equity-Based Awards and Aggregate Change in Present Value of Pension Benefit ($)	Plus Value of Equity-Based Awards Calculated According to SEC Specified Methodology ($) i	Plus Actuarially Determined Pension Service Cost and Prior Service Cost ($) ii,iii	CAP ($)
2023	13,577,098	10,993,626	11,677,419	54,686	14,315,577

i
Reflects the change in value of equity-based awards calculated in accordance with the SEC specified methodology for determining CAP for 2023. With respect to dividend equivalents that accrue on our equity awards, the value of such dividend equivalents is included in the values in this column. For more on how dividend equivalents accrue on our equity awards, see Policy on Dividend Equivalents on Equity Grants on page 63.

Supplemental Detail of PEO (James D. Farley, Jr.) Equity-Based Awards Change in Value for 2023:
Year	Type of Award	Fair Value of Reported Year’s Awards at Fiscal Year End (a) ($)	Change in Value of Prior Years’ Awards Unvested at Fiscal Year End (b) ($)	Change in Value of Prior Years’ Awards that Vested in Year Reported (c) ($)	Value of Awards Included in CAP for Year Reported (d) = (a) + (b) + (c) ($)
	RSUs	6,292,678	970,060	663,908	7,926,646
2023	PSUs	10,444,255	(940,288)	557,076	10,061,043
	Options a	—	—	5,230,773	5,230,773
	Total	16,736,933	29,772	6,451,757	23,218,462
Executive Compensation	2024 Proxy Statement	79

Supplemental Detail of Average Non-PEO Named Executive Equity-Based Awards Change in Value for 2023:
Year	Type of Award	Fair Value of Reported Year’s Awards at Reported Year End (a) ($)	Change in Value of Prior Years’ Awards Unvested at Reported Year End (b) ($)	Change in Value of Prior Years’ Awards that Vested in Year Reported (c) ($)	Value of Awards Included in CAP for Year Reported (d) = (a) + (b) + (c) ($)
	RSUs	4,870,729	496,569	385,829	5,753,127
2023	PSUs	4,144,897	(115,604)	104,690	4,133,983
	Options a	—	—	1,790,308	1,790,308
	Total	9,015,626	380,965	2,280,827	11,677,419

a
As previously disclosed, the grant date fair value of the stock options granted to Messrs. Farley and Ford in 2020 was calculated using a Monte Carlo simulation. The same simulation was used to calculate the fair value of stock options for 2020. For 2021, 2022, and 2023 a Black Scholes model was used to calculate the fair value of stock as the price-based performance condition for the 2020 stock options was achieved on February 8, 2021.

ii
We do not report a change in pension value for Mr. Farley because he does not participate in any of our pension benefit plans.

iii
This column is included to show the addition of the actuarial present value of our Non-PEO Named Executives’ average service cost under pension plans attributable to services rendered during the noted year.

Critical Performance Measures
The seven measures listed below represent the most important financial and non-financial performance measures used to tie 2023 executive compensation to Company performance. The measures in this table are not ranked. For a discussion of each of these performance measures and how they tie to our performance-based compensation practices, refer to the CD&A, beginning on page 41.
Most Important Financial and Non-Financial Performance Measures
Company Adjusted EBIT Margin Company Adjusted EBIT Company Adjusted Free Cash Flow Adjusted Return on Invested Capital Company Revenue Quality rTSR of 2023 PSU TSR Peer Group

*
See Long-Term Incentive Plan, beginning on page 51, for more information about the structure of our PSU grants and the peer group used for measuring rTSR for PSUs.

Relationship of CAP to Certain Performance Measures
The following graphic and narrative disclosures describe the relationship between the CAP to our PEOs and the Average CAP to our Non-PEO Named Executives in each of the years reported above to (1) TSR of both the Company and the Dow Jones Automobiles & Parts Titans 30 Index, (2) Company Net Income, and (3) Company adjusted EBIT Margin.
80 Executive Compensation	2024 Proxy Statement

In 2020, the CAP to Messrs. Hackett and Farley, as well as to our Non-PEO Named Executives, was lower than their respective individual and average SCT Totals (as applicable), while our TSR for 2020 was -4% paired with a $1.326 billion decrease in Net Income and 2.1% decrease in Company adjusted EBIT Margin from 2019. For 2021, the CAP to Mr. Farley was much higher than his SCT Total, paired with a corresponding +137% change in our cumulative TSR and $19.216 billion and 5.3% increases in Net Income and Company adjusted EBIT Margin, respectively. The average CAP to our Non-PEO Named Executives was also much higher than the average SCT Total in 2021. In 2022, the CAP to Mr. Farley was much lower than his SCT Total, and the average CAP to our Non-PEO Named Executives was much lower than their average SCT Total in 2022, with negative CAP in both cases. Our cumulative TSR suffered a -42% change in 2022, as Net Income declined $19.918 billion from the prior year paired with a 0.7% decrease in our Company adjusted EBIT Margin from the prior year. The cumulative TSR of our Peer Group was similarly affected. In 2023, the CAP to Mr. Farley, as well as to our Non-PEO Named Executives, was higher than their respective individual and average SCT Totals (as applicable). Our cumulative TSR improved by 16% in 2023 as Net Income increased by $6.328 billion, while Company adjusted EBIT Margin declined 0.7% from the prior year. The cumulative TSR of our Peer Group improved by 33% during 2023.
The increased CAP to Mr. Farley and our other Non-PEO Named Executives for 2021 relative to 2020, and 2023 relative to 2022, is largely attributable to the volatility of our stock price which translates to the volatility seen in both our cumulative TSR and that of our Peer Group. By the end of 2023, our cumulative TSR and stock price had increased relative to the end of 2022, contributing to the increase in CAP to Mr. Farley and our other Non-PEO Named Executives for 2023. Much of the fluctuation in CAP over the period reported is attributable to changes in our year-end stock price, which affects the “change in value of prior years’ awards” that is included in the calculation of CAP. The ultimate values actually realized by our Named Executives from unvested equity awards, if any, cannot be determined unless and until the awards fully vest.
Executive Compensation	2024 Proxy Statement	81

Proposal 4. Approval of the 2024 Stock Plan for Non-Employee Directors
Approval of 2024 Stock Plan for Non-Employee Directors of Ford Motor Company
We seek your approval of the 2024 Stock Plan for Non-Employee Directors of Ford Motor Company (the “2024 Plan”). Our current plan, the 2014 Stock Plan for Non-Employee Directors of Ford Motor Company (the “2014 Plan”), expired on December 31, 2023. The Board approved the 2024 Plan at its December 14, 2023 meeting and the 2024 Plan became effective January 1, 2024, subject to your approval. The text of the 2024 Plan is shown in Appendix I.
The Board believes it is important that a significant part of non-employee Director compensation be equity-based. Under the 2024 Plan, we may grant restricted stock units (“RSUs”), restricted stock, stock options, and stock appreciation rights. By requiring that a significant portion of each non-employee Director’s annual Board fees be paid in equity-based compensation, the Board links the non-employee Directors’ interests with yours.
While the 2024 Plan allows for the granting of different types of equity-based awards, at this time the Board expects to only grant RSUs that settle into shares of the Company’s common stock (“Shares”). We believe that our continued ability to grant other types of equity-based compensation is essential to provide us with flexibility to adapt to new circumstances, such as changing business conditions, market fluctuations, significant developments, and other events.
The following description is only a summary of the 2024 Plan and is qualified by reference to the full text of the 2024 Plan itself  (see Appendix I).
Summary of 2024 Plan
Under the 2024 Plan, awards of RSUs, restricted stock, stock options, and stock appreciation rights (collectively, “Awards”) may be granted to non-employee Directors (“Eligible Directors”) of the Company. The Nominating and Governance Committee expects to grant Awards to Eligible Directors on the third Thursday in May of each year (the “Annual Grant Date”), consistent with the Company’s past practice under the 2014 Plan. For a more detailed description of our director compensation practices, see footnote 2 to the “Director Compensation in 2023” table on page 35.
Under the 2024 Plan, Awards may be granted from January 1, 2024 through December 31, 2033. The Nominating and Governance Committee has been authorized by the Board to administer the 2024 Plan.
Limit on Awards Under the 2024 Plan
The 2024 Plan provides that the maximum aggregate number of shares of common stock that may be available for the granting of Awards for the ten-year term of the 2024 Plan is 10 million shares (the “Limit”). If an Award terminates, expires, or is forfeited or cancelled for any reason without the issuance of Shares, or is settled in cash, the Shares underlying the Award will be available for future Awards under the Plan. The number of Shares subject to an Award of stock options or stock appreciation rights will be counted against the Limit as one Share for every one Share subject to an Award of stock options or stock appreciation rights upon exercise thereof. The maximum number of Shares that may be awarded to any Eligible Director in any one calendar year is 50,000 Shares.
In the event of a merger, consolidation, reorganization, stock split, stock dividend, or other event affecting the Company’s common stock, the total number of Shares available for Awards and the number of Shares covered by outstanding Awards will be appropriately adjusted as determined by the Nominating and Governance Committee.
On March 4, 2024, the fair market value of the Company’s common stock (based on the closing price of our common stock on the New York Stock Exchange) was $12.74 a share.
Expenses
All expenses of the 2024 Plan are paid for by the Company.
82 Proposal 4	2024 Proxy Statement

Amendment or Termination of Plan
The 2024 Plan provides that the Board of Directors may terminate, amend, or modify the 2024 Plan, except that the Board may not take certain actions specified in the 2024 Plan without shareholder approval (such as increasing the total number of Shares that may be granted under the 2024 Plan or extending the term of the 2024 Plan). The 2024 Plan will terminate upon the earliest of the following: (i) adoption of a resolution by the Board terminating the 2024 Plan; (ii) final adjournment of the Company’s 2024 Annual Meeting of Shareholders if shareholder approval of the 2024 Plan has not been received; and (iii) January 1, 2034.
RSUs
Eligibility
The Board may grant RSUs to Eligible Directors. Currently, there are 12 non-employee Directors that qualify as Eligible Directors who annually will be eligible to receive RSUs under the 2024 Plan.
Terms of RSUs
An RSU is the right to receive up to the number of Shares described therein. Each Eligible Director is required to make an annual election whereby the Eligible Director chooses the amount of annual Board fees to be awarded in RSUs in excess of the Board’s minimum amount (currently set at 68% of annual Board fees), together with Committee Chair fees or Lead Independent Director fees, if any (collectively, the “Discretionary Fees”), to be awarded as RSUs and the timing of settlement of the RSUs into Shares. Awards of RSUs vest immediately, and each Eligible Director chooses when such RSUs settle into Shares from the following options: (i) immediately upon grant; (ii) the earlier of five years from the Grant Date and separation from the Board; and (iii) separation from the Board. In the event an Eligible Director’s election would cause the number of Shares granted to exceed the individual annual Share limit set forth in the 2024 Plan, the amount exceeding such limit will be paid in cash. For a more detailed description of our director compensation practices, see footnote 2 to the “Director Compensation in 2023” table on page 35.
Dividend Equivalents
The Board has determined that in the event the Company pays dividends on the Company’s common stock, Dividend Equivalents will be credited to each Eligible Director who holds RSUs in the form of additional RSUs at the same rate per RSU as the dividend rate per Share paid to holders of the Company’s common stock.
2024 Plan Benefits
Because the Annual Grant Date is expected to be the third Thursday in May, no grants of Awards have been made pursuant to the 2024 Plan as of the date of this Proxy Statement. Consequently, it is not possible to predict with complete accuracy the number of RSUs that will be granted to the Eligible Directors. Each Eligible Director informed the Company of his or her choice of the amount of Discretionary Fees for 2024, if any, that would be paid in RSUs pursuant to the 2024 Plan prior to December 31, 2023. Based on that information and on the fair market value of Ford’s common stock on May 18, 2023, which was the equity compensation grant date for Eligible Directors in 2023, the table below shows the number of RSUs that would have been received by or allocated to each of the following in 2023 if the 2024 Plan had been in effect. The fair market value of Ford common stock (based on the closing price of our common stock on the NYSE) on May 18, 2023 was $11.64 per share.
No options, stock appreciation rights, or shares of restricted stock were granted under the 2014 Plan and we do not expect to make any such grants under the 2024 Plan.
Proposal 4	2024 Proxy Statement	83

Name	Shares Subject to RSUs	Per Share Grant Date Fair Market Value
James D. Farley, Jr. President and Chief Executive Officer	0	NA
John T. Lawler Chief Financial Officer	0	NA
William Clay Ford, Jr. Executive Chair	0	NA
J. Doug Field Chief EV, Digital and Design Officer	0	NA
Peter C. Stern President, Ford Integrated Services	0	NA
Executive Officer Group	0	NA
Non-Executive Director Group	258,582	$11.64
Non-Executive Officer Employee Group	0	NA
Effect of Separation from Board Service
If an Eligible Director separates from service, any unsettled RSUs will settle as soon as practical after the date of separation, except for those RSUs granted during the year of separation. If an Eligible Director separates from service prior to the Annual Grant Date, the Eligible Director will receive a pro-rata portion of the RSUs based upon the total number of months the Eligible Director served as a Director during the relevant year. If an Eligible Director separates from service after the Annual Grant Date, such Eligible Director will be required to return to the Company the number of RSUs or Shares as applicable not yet earned based on the total number of months such Eligible Director has served during the relevant year.
Accounting Treatment for RSUs
The Company will recognize an expense equal to the market value of the Company’s common stock on the date of grant of any RSU over the year to which the grant relates. RSUs will be accounted for in accordance with FASB ASC Topic 718.
Stock Options, Stock Appreciation Rights, and Restricted Stock
Eligibility and Terms
Each non-employee Director qualifies as an Eligible Director and may receive stock options, stock appreciation rights, and restricted stock pursuant to the 2024 Plan. Currently, the Board does not anticipate that grants of stock options, stock appreciation rights, or restricted stock will be made to Eligible Directors. Because such grants are not contemplated, the Board has not determined the terms upon which any of those Awards would be made; however, it is anticipated that similar requirements regarding the portion of annual Board fees required to be awarded in RSUs would be applicable to these forms of Awards, and that the Awards would be subject to the same restrictions regarding the sale, pledging, hedging, and reinvestment of dividends as are currently applied to the grants of RSUs.
The option price of common stock covered by an option granted under the 2024 Plan is an amount equal to or greater than the fair market value (closing price) of Ford common stock on the date of grant of such option. Payment for shares purchased upon exercise of an option will be made in full at the time of exercise, either in cash or in shares of the Company’s common stock valued at their fair market value on the date of exercise.
A stock appreciation right entitles the participant to receive from the Company that number of shares of common stock determined by dividing (i) the total number of shares covered by the related option (or portion of it) multiplied by the amount by which the fair market value of a share of common stock on the exercise date exceeds the option price by (ii) the fair market value of a share of common stock on the exercise date.
Options and related stock appreciation rights granted under the 2024 Plan terminate not later than ten years from the date of grant.
The 2024 Plan prohibits the repricing or cash-out of options or stock appreciation rights (see Article 7(h) of the 2024 Plan in Appendix I).
84 Proposal 4	2024 Proxy Statement

Effect of Separation from Board Service
As stated above, because the Board does not currently anticipate granting stock options, stock appreciation rights, or restricted stock, it has not determined the terms of such Awards; however, it is likely that the following would apply in the event an Eligible Director separates from service. If an Eligible Director separates from service, it would be expected that the stock option or stock appreciation right would be exercisable according to original terms of the stock option or stock appreciation right grant, except for any stock option or stock appreciation right granted during the year of separation from service. If an Eligible Director separates from service prior to the Annual Grant Date, the Eligible Director will receive a pro-rata portion of stock options or stock appreciation rights based upon the total number of months the Eligible Director served as a Director during the relevant year. If an Eligible Director separates from service after the Annual Grant Date, a pro-rata portion of such stock options or stock appreciation rights would be cancelled based on the total number of months the Eligible Director has served during the relevant year. If an Eligible Director separates from service prior to the Annual Grant Date, the Eligible Director would receive a pro-rata portion of restricted stock based upon the total number of months they served as a Director during the relevant year. If an Eligible Director separates from service after the Annual Grant Date, the Eligible Director will be required to return to the Company the number of shares of restricted stock or Shares not yet earned based on the total number of months the Eligible Director has served during the relevant year.
Accounting Treatment for Options and Stock Appreciation Rights
The Company expenses the fair market value of options and stock appreciation rights, using the Black-Scholes option-pricing model, in its financial statements under guidelines of FASB ASC Topic 718. Accounting for options and stock appreciation rights under this method would have resulted in an income effect if any stock option or stock appreciation rights were granted during 2024 and future years to Eligible Directors assuming your approval of the 2024 Plan.
Federal Tax Consequences for Options and Stock Appreciation Rights
The following is a brief summary of the U.S. federal income tax consequences applicable to awards of options and stock appreciation rights granted under the 2024 Plan based on the federal income tax laws in effect on the date of this Proxy Statement. This summary is not intended to be exhaustive, does not constitute tax advice, and, among other things, does not describe state, local, or foreign tax consequences, which may be substantially different.
The grant of an option or stock appreciation right should not have any tax consequences for an Eligible Director or the Company under present federal tax laws. In general, upon the exercise of a non-qualified stock option, an Eligible Director will realize ordinary taxable income measured by the difference between the option price and the fair market value of the stock received at the time of exercise, and the Company will be entitled to a tax deduction in the same amount. Only non-qualified options may be granted under the 2024 Plan.
Upon the exercise of a stock appreciation right, generally, an Eligible Director will realize ordinary taxable income measured by the fair market value of the stock or the amount of cash received at the time of exercise. The Company will be entitled to a tax deduction in the same amount.
Shareholder Approval Condition
The Board has not authorized the grant of any Awards under the 2024 Plan as of the date of this Proxy Statement and does not anticipate making grants of any Awards prior to the Annual Grant Date, May 16, 2024. If any such grants are made prior to May 9, 2024, the date of our Annual Meeting of Shareholders, any such grant would be subject to your approval of the 2024 Plan. If you approve this proposal, the terms of the 2024 Plan will continue in effect for Awards to Eligible Directors for 2024 and future years under the 2024 Plan.
If you do not approve this proposal, the Board will not grant Awards to Eligible Directors under the Company’s 2024 Plan for 2024 and future years.
Resolution
Ford management will present the following resolution to the meeting:
“RESOLVED, That the Company’s 2024 Stock Plan for Non-Employee Directors of Ford Motor Company described in Proposal 4 of the Proxy Statement and shown in Appendix I thereto is approved.”
Your Board’s recommendation: FOR Proposal 4
Proposal 4	2024 Proxy Statement	85

Shareholder Proposals
We expect the following proposals to be presented by shareholders at the annual meeting. Following SEC rules, other than minor formatting changes, we are reprinting the proposals and supporting statements as they were submitted to us. Each of the proposals contains assertions about the Company or other statements that we believe are incorrect. We have not attempted to refute all of these inaccuracies and take no responsibility for the content of the proposals. The Board of Directors has thoroughly considered each proposal and recommends a vote AGAINST these proposals for the reasons set forth following each proposal.
Proposal 5. Shareholder Proposal
Mr. John Chevedden of 2215 Nelson Avenue, No. 205, Redondo Beach, California, 90278, who owns shares of common stock with a value of at least $2,000, has informed the Company that the following proposal will be presented at the meeting:
Proposal 5 — Equal Voting Rights for Each Share
RESOLVED: Shareholders request that our Board take steps to ensure that all of our company’s outstanding stock has an equal one-vote per share in each voting situation. This would encompass all practicable steps including encouragement and negotiation with current and future shareholders, who have more than one vote per share, to request that they relinquish, for the common good of all shareholders, any preexisting rights, if necessary.
This proposal is not intended to unnecessarily limit our Board’s judgment in crafting the requested change in accordance with applicable laws and existing contracts. Corporate governance advocates have suggested a 7-year transition to equal voting rights for each share.
Ford Family shares have 36-votes per share compared to the tiny one-vote per share for regular shareholders. This dual-class voting stock reduces management accountability by giving insiders the power to retain corporate control disproportionate to their money at risk.
The super voting power of the Ford family is all the more outrageous since all Ford family shares vote and nearly 1 Billion non Ford family shares do not vote. And the Ford family seems happy that many Ford shareholders do not vote.
This proposal topic has received more than 51% of the independent vote of the non-family Ford stock in each year since 2011. It is important to vote for this proposal to help block the Ford family from finding additional creative ways to further reduce their money at risk at Ford while maintaining the same control over the management of Ford.
And even with the miniaturization of the voting power of the non Ford family shares 6 Ford directors each received more than 500 million against votes in 2023:
William Clay Ford, Jr.
William Kennard
John May
Lynn Vojvodich Radakovich
John Thornton
John Weinberg
William Kennard (797 million against votes) chaired the nomination committee.
Lynn Vojvodich Radakovich (524 million against votes) chaired the executive pay committee.
John Thornton (591 million against votes) was lead director.
86 Shareholder Proposal	2024 Proxy Statement

And according to Automotive News:
“Survey: Ford least, Toyota most trusted brand: Nearly half of dealers queried by dealership sell-side firm Kerrigan Advisors indicate they have no trust in Ford Motor Co., making it the least trustworthy brand, while nearly three-quarters of those same dealers find Toyota the most trustworthy.”
In spite of such consistent 2011 to 2023 support from regular Ford shareholders for this proposal topic — Ford management has done absolutely nothing to address this serious issue — not even one small step.
The Council of Institutional Investors has pressed dual-class IPO companies to include reasonable time-based “sunset” provisions in their charters. The Council said that 7 or fewer years post-IPO is a sensible sunset.
The Council of Institutional Investors campaign for time-based sunsets is gaining ground. In the first half of 2021, 51% of newly public U.S. dual-class companies incorporated time-based sunsets.
Please vote yes:
Equal Voting Rights for Each Share — Proposal 5
Shareholder Proposal	2024 Proxy Statement	87

The Board of Directors recommends a vote AGAINST Proposal 5 because it is not in the best interests of Ford or its shareholders.
The Ford family has been significantly involved in the affairs of the Company for over 120 years; they are bound to the Company not only in an economic sense through Class B shares, but also on the basis of heritage, stewardship, and loyalty. Members of the Ford family have always played an important role in the Company, both before and after it went public in 1956, and their involvement serves to provide a unique culture that Ford employees embrace. As a direct result of the Company’s dual-class structure, the Ford family has a special interest in the long-term success of the Company and provides stability in the face of short-term market pressures and outside influences. This structure also ensures that the Company has a solid and loyal investor base throughout economic downturns and crises.
Through their actions during the past century, the Ford family has proven that the primary purpose of their involvement has been, and continues to be, the long-term success of the Company for the benefit of all shareholders. This long-term focus is essential for sustained success in our industry. Never was this more evident than during the 2008 financial crisis. Rather than going through bankruptcy proceedings, with the unwavering support of the Class B shareholders, Ford was able to accelerate its plans and build the foundation necessary to establish sustainable and profitable growth, all while protecting your interests as shareholders.
Moreover, the current capital structure has been in place since Ford became a public company in 1956; it was the basis on which those who owned the Company were willing to offer shares to the public and, in the words of the January 17, 1956 Prospectus, “relinquish their exclusive right to vote in the affairs of management.” Every purchaser of a share of Ford’s common stock since that time has done so based on full disclosure that the Company has two classes of voting stock, consisting of common stock (representing 60% of the voting power), and Class B Stock (representing 40% of the voting power). Indeed, we believe many purchasers of Ford stock are attracted to it because of the dual-class structure, as discussed above. Under the banner of  “equal vote,” therefore, the proposal actually seeks to upend the 68-year relationship among the Company’s shareholders by ignoring the foundational compact on which that relationship was formed, as well as the fundamental equitable interests that holders of both classes of stock established by their reliance on that structure.
Of course, neither history alone nor even the unfairness of upending the shareholders’ compact would justify continuing the Company’s capital structure if there were any demonstration that the interests of shareholders were being harmed because of that structure. But the proponent of the proposal demonstrates nothing of the sort and could not do so. On the contrary, your interests as shareholders have been, and will continue to be, well served by the Company’s longstanding capital structure.
Shareholders, however, need not rely just on capital structure or history to conclude that the proposal is ill-advised, for your interests as shareholders have long been protected within this structure through the Company’s adherence to sound corporate governance practices and principles that complement the share capital structure and reinforce the Company’s strong commitment to both long-term sustainability and shareholder value. These corporate governance practices are often equal to, or better than, the practices of both single- and dual-class companies. Among our robust corporate governance practices are the following:
▪
annual election of all directors by majority vote;

▪
Common shareholders have the majority voting power, in contrast to the majority of multi-class companies;

▪
Class B shareholders do not have the right to elect any directors separately from common shareholders, in contrast to many dual-class companies;

▪
Common shareholders have the right to call special meetings;

▪
nine of the director nominees are independent;

▪
shareholders may act by written consent; and

▪
the CEO and Chair positions are separate, and the Board has a Lead Independent Director.

In addition to these practices, we have instituted a robust Enterprise Risk Management process that allows for timely identification of, and response to, the top risks facing the Company through a survey process of senior management and the Board of Directors. Once identified, each of the top risks is assigned an executive
88 Shareholder Proposal	2024 Proxy Statement

risk owner who is responsible to oversee risk assessment, develop mitigation plans, and provide regular updates (see Board’s Role in Risk Management on pages 13-14). We continually review our enterprise risk management processes and procedures with the goal of improving our assessment of, and response to, risks.
While competing studies may provide conflicting analysis of the financial performance of dual-class companies generally, Ford’s performance over the past ten years has been consistently profitable with positive Company Adjusted Free Cash Flow. It is important to appreciate that, without accessing taxpayer money or going through a bankruptcy process that would have eliminated shareholder value, we achieved each of the following and more:
▪
financed our plan by accessing the debt markets prior to the onset of the 2008 financial crisis;

▪
invested in new products and technologies that allowed us to emerge from the crisis with the freshest product portfolio in the industry and positioned ourselves to maintain that leadership position;

▪
retained our interest in Ford Motor Credit Company, our strategically important finance company;

▪
paid back our secured financing by returning to profitability and maintaining consistent profits and cash flow;

▪
returned to an investment grade credit rating, and although we were downgraded to non-investment grade during the COVID-19 pandemic, after maintaining a strong balance sheet to weather economic uncertainty and continuing to invest in our future, we were upgraded back to investment grade in 2023; and

▪
returned approximately $29.8 billion to shareholders from 2012-2023 through dividends and share repurchase programs that offset the dilutive effect of our share-based employee compensation plan and the conversions of senior convertible debt.

Our sustained financial performance and corporate governance practices indicate that the interests of all shareholders have been protected under the current structure.
We do not believe that a “one-size-fits-all” approach to corporate governance is appropriate, as best practices for cyclical businesses such as the automotive industry may differ from those in other industries. The Board believes that our ownership structure has helped insulate our Company from business cycles and related short-term pressures, while allowing the Board and senior management to focus on our long-term success.
In short, the current share capital structure is in the best interests of the Company. The support of the Class B shareholders has provided significant stability to the business, and the long history of Ford family involvement in the Company has been one of its greatest strengths. For the reasons stated above, the Board of Directors recommends a vote “against” this Proposal because it is not in the best interests of Ford and you.
Your Board’s recommendation: AGAINST Proposal 5
Shareholder Proposal	2024 Proxy Statement	89

Proposal 6. Shareholder Proposal
The National Center for Public Policy Research, 2005 Massachusetts Ave. NW, Washington, DC, 20036, which owns shares of common stock with a value of at least $2,000, has informed the Company that the following proposal will be presented at the meeting:
Proposal 6 — Child Labor Audit
Supporting Statement: Ford’s business plans rely on promotion of electric vehicles (EV). According to its EV Strategy, “Ford is investing more than $50 billion in electric vehicles globally through 2026 to develop breakthrough EVs. The company plans to manufacture them at scale at a run rate of 600,000 electric vehicles globally by 2024 and then eventually 2 million.”1
Ford has likewise increased its investment in EV batteries.2 And despite recent reports of scaled back EV plants, these plans still constitute billions of dollars of investments.3
But according to reports from the media, government, and third-party watch dogs, EVs and the batteries that go in them are a serious human rights concern.4
Cobalt is a critical mineral used in EV batteries. The majority of cobalt is estimated to come from the Democratic Republic of Congo (DRC), which is estimated to have the highest worldwide mineral production of cobalt.5
Cobalt mining in the DRC is often done by children — as many as 40,000 — working in brutal and unsafe conditions.6 A euphemism for these children is “informal” workers.
Many of these children are injured and killed in these conditions.7 And as noted by the U.S. Department of Labor, the DRC has made “minimal advancement efforts to eliminate the worst forms of child labor.”8
Such child labor — and a refusal to address it — is a gross violation of human rights. Nonetheless, companies like ours are building business plans around EVs that effectively rely on these violations.
Shareholders have the right to know the extent to which, if any and intentionally or not, Ford’s business plans rely on or involve the direct or indirect exploitation of child labor and/or the violation of the human rights of child workers outside the United States.
Resolved: Shareholders request that, beginning in 2025, Ford report to shareholders (at reasonable cost and omitting proprietary information) on the extent to which its business plans with respect to electric vehicles and their charging stations may in practice involve, rely or depend on child labor outside the United States. The report would optimally be fully transparent with regard to sources relied on and their reliability, and any instances in which Ford has failed to determine whether child labor is implicated and the causes of those failures.

1
https://media.ford.com/content/fordmedia/fna/us/en/media-kits/2021/electric-
vehicles.html.html#:~:text=Ford%20is%20investing%20more%20than,and%20eventually%202%20million.

2
https://media.ford.com/content/fordmedia/fna/us/en/media-kits/2021/electric-
vehicles.html.html#:~:text=Ford%20is%20investing%20more%20than,and%20eventually%202%20million.

3
https://www.cnbc.com/2023/11/21/ford-scales-back-ev-battery-plant-in-michigan.html.

4
https://apnews.com/article/congo-mining-human-rights-73b3edcc2d485d07281db34dc3dcad2c#; https://www.amnesty.org/en/latest/news/2016/01/child-labour-behind-smart-phone-and-electric-car-batteries/; https://www.npr.org/sections/goatsandsoda/2023/02/01/1152893248/red-cobalt-congo-drc-mining-siddharth-kara

5
https://crsreports.congress.gov/product/pdf/R/R47227

6
https://www.wilsoncenter.org/blog-post/drc-mining-industry-child-labor-and-formalization-small-scale-
mining#:~text=Of%20the%20255%2C000%20Congolese%20mining,own%20tools%2C%20primarily%20their%20hands.

7
https://www.independent.co.uk/climate-change/news/phone-electric-vehicle-congo-cobalt-mine-b2277665.html

8
https://www.dol.gov/agencies/ilab/resources/reports/child-labor/congo-democratic-republic-drc

90 Shareholder Proposal	2024 Proxy Statement

The Board of Directors recommends a vote AGAINST Proposal 6 because it is not in the best interests of Ford and its shareholders.
Ford has a long history of — and commitment to — respecting human rights. Our policy We Are Committed to Protecting Human Rights and the Environment reinforces our commitment to human rights, including a prohibition on the use of child labor in any form, and explicitly requires our suppliers to adopt and enforce similar policies and extend them to their own supply chains.
As described in detail in Ford’s Integrated Sustainability and Financial Report, Ford takes a robust approach to safeguarding against human rights abuses in its supply chain, including requiring its suppliers to comply with the Company’s Supplier Code of Conduct (the “Supplier Code”). To verify supplier compliance, Ford conducts due diligence by first assessing risk in its supply chain, then conducting social responsibility audits, requiring compliance reporting, training of Company employees and suppliers, and conducting third-party validation of policies.
Ford believes in the importance of ethical sourcing in its supply chain and is committed to responsible business practices. Our Supplier Code prohibits the use of child labor in any form and requires all Ford suppliers to ensure that child labor is not used in the performance of their work. Suppliers must enforce a similar code of practice, and Ford expects their subcontractors to do the same. When supplier policies are not aligned with the requirements and expectations outlined in the Supplier Code, the supplier must undertake corrective actions to demonstrate continuous improvements with a deadline for compliance.
Ford was the first U.S. automaker to join the Initiative for Responsible Mining Assurance and the first U.S. automaker to commit to the 2021 Action Pledge for the United Nations International Year for the Elimination of Child Labor. As an active participant in the Responsible Minerals Initiative Cobalt Taskforce and Cobalt Working Group, Ford is helping to address responsible production and sourcing of cobalt and to improve tools and resources related to cobalt due diligence assurance mechanisms. Ford also serves on the Board of Directors of the Responsible Business Alliance, a cross-industry organization committed to supporting the rights and well-being of workers and communities affected by the global supply chain. Additionally, Ford is working with RCS Global group to conduct responsible sourcing audits and map its EV battery material supply chain. For more information on Ford’s industry collaborations and commitment to responsible material sourcing, please see Ford’s annual Integrated Sustainability and Financial Report.
Ford provides transparency to its shareholders about its sustainability efforts in various reports that provide detailed information about the Company’s efforts to prevent and address human rights issues, including child labor, in its supply chain. Preparing the additional reporting requested by the proposal would require significant time and expense without incremental benefit. The Board believes that these resources could be better utilized in moving the Company’s business forward and recommends that you vote “against” this proposal.
Your Board’s recommendation: AGAINST Proposal 6
Shareholder Proposal	2024 Proxy Statement	91

Proposal 7. Shareholder Proposal
Green Century Capital Management, on behalf of Dunkelman Descendants Trust FBO Zane Behnke, c/o Green Century Capital Management, Inc., 114 State Street, Suite 200, Boston MA 02109, which owns shares of common stock with a value of at least $2,000, has informed the Company that the following proposal will be presented at the meeting:
Proposal 7 — Supply Chain Transparency and Traceability Report
WHEREAS: Vehicle manufacturing relies on extraction, processing, and manufacturing of aluminum, steel, minerals, rubber and leather — activities associated with intensive environmental degradation1, 2 and substantial greenhouse gas (GHG) emissions:
▪
The aluminum and steel sectors account for approximately 9% of global GHG emissions.3, 4 In 2019, vehicle manufacturers consumed 18% of aluminum5 and 12% of steel6 globally.

▪
Clearing forests for cattle raising is a leading cause of deforestation in Brazil, a country considered a major source of leather for U.S. auto manufacturers.7

▪
Unsustainable practices used to expand rubber tree cultivation in Southeast Asia and in Africa threaten the destruction of biodiverse ecosystems.8

▪
Strip mining minerals and ores for automotive parts is associated with the destruction of high carbon stock forests, valuable for their ability to store carbon and provide richly diverse habitats.9, 10

Ford is working on important sustainability initiatives. However Ford’s current goals and disclosures are not comprehensive.
Although Ford was a founding member of the Global Platform for Sustainable Natural Rubber (GPSNR), the Company subsequently dropped its membership. Ford also doesn’t disclose information on deforestation risk or biodiversity loss associated with rubber used in its vehicles, nor does it provide insight into environmental risks associated with strip mining for minerals and ores or raising cattle for leather.
Ford has committed that 10% of its total primary steel and aluminum will be low carbon by 2030. But competitors have done more. Volvo and Mercedes-Benz have taken steps to improve steel supply chain sustainability by participating in the ResponsibleSteel™ initiative. Volvo has signed on to SteelZero, pledging to procure 50% net-zero steel by 2030 and 100% by 2050. Similarly, Audi, BMW, and Mercedes-Benz, participate in the Aluminum Stewardship Initiative, which promotes sustainable aluminum mining and production. Mercedes-Benz11 and Porsche12 have committed to reach near-zero carbon aluminum by the end of 2030.
Ford could address investor concerns and take meaningful action by providing more in-depth disclosures and ambitious target setting.
RESOLVED: Proponents request that Ford issue a report on its aluminum, steel, mineral, rubber, and leather supply chains, disclosing how it can enhance supply chain traceability and transparency regarding deforestation risk and GHG emissions and increase procurement targets for sustainable materials.

1
https://www.nytimes.com/2021/11/17/climate/leather-seats-cars-rainforest.html.

2
https://www.nature.com/articles/s41586-023-06642-z

3
https://www.iea.org/reports/iron-and-steel-technology-roadmap

4
https://www.csis.org/analysis/decarbonizing-aluminum-rolling-out-more-sustainable-
sector#:~:text=Globally%2C%20the%20aluminum%20sector%20contributes,carbon%20dioxide%20(CO2).

5
https://www.inclusivedevelopment.net/wp-content/uploads/2021/07/global_bauxite0721_web.pdf, 11.

6
https://www.iea.org/data-and-statistics/charts/global-end-use-steel-demand-and-in-use-steel-stock-by-scenario-2000-2050.

7
https://www.nytimes.com/2021/11/17/climate/leather-seats-cars-rainforest.html.

8
https://www.sciencedirect.com/scisnce/article/pii/S096098222031006X

9
https://www.mightyearth.org/electric-vehicles-evs-are-vital-to-the-transition-away-from-fossil-
fuels-toward-clean-transportation-they-reduce-air-pollution-and-are-more-efficient-than-cars-that-run-on-gasoline-even-better-th/

10
https://www.washingtonpost.com/world/interactive/2023/ev-battery-bauxite-guinea/

11
https://europe.autonews.com/suppliers/mercedes-get-low-carbon-aluminum

12
https://www.greencarcongress.com/2023/04/20230428-porsche.html

92 Shareholder Proposal	2024 Proxy Statement

SUPPORTING STATEMENT: Shareholders recommend that the report be prepared at reasonable cost and omitting proprietary information, and, at board and management discretion, consider:
▪
Disaggregating sourcing information for Ford’s full supply chains, e.g., mines, processors, smelters, refineries, manufacturers, farms and tanneries.

▪
Enhancing disclosure on mineral/ore, rubber, and leather suppliers, deforestation risk associated with these materials, and risk mitigation measures.

Addressing the pros and cons of rejoining GPSNR and participating in global value chain emissions reduction initiatives such as ResponsibleSteel, SteelZero, and the Aluminum Stewardship Initiative.
Shareholder Proposal	2024 Proxy Statement	93

The Board of Directors recommends a vote AGAINST Proposal 7 because it is not in the best interests of Ford and its shareholders.
Ford has a strong, visible commitment to sustainability. As disclosed in our We are Committed to Protecting Human Rights and the Environment policy, Ford seeks to preserve the environment for present and future generations, including striving to achieve continual environmental improvement in manufacturing.
Ford is dedicated to ethical and sustainable sourcing in its supply chain and requires suppliers to adhere to responsible business practices. The Supplier Code requires suppliers to, among other things, minimize their impact on climate change in accordance with the Paris Climate Agreement, maintain targets and action plans to support carbon neutrality by 2050, mimic ecosystem performance, and secure critical raw materials from material processors that are certified through a third party such as the Responsible Minerals Initiative’s Responsible Minerals Assurance Process. Ford requires its suppliers to adopt and enforce a similar code of practice, and expects their subcontractors to do the same. When supplier policies are not aligned with the requirements and expectations outlined in the Supplier Code, the supplier must undertake corrective actions to demonstrate continuous improvements with a deadline for compliance.
Ford also collaborates with others in multi-stakeholder initiatives and partnerships to develop tools and training that support continuous improvement throughout global supply chains. Ford joined First Movers Coalition, a global initiative to harness purchasing power and supply chains to create early markets for innovative, clean technologies. As a founding member of the coalition’s new aluminum sector, Ford committed to at least 10% of its primary aluminum and steel purchases having near-zero carbon emissions by 2030. Toward its commitment with the First Mover’s Coalition, Ford has announced that it is entering into non-binding memoranda of understanding (MOUs) with three strategic steel suppliers to secure a supply of low-carbon steel.
As the first U.S. automaker to join the Initiative for Responsible Mining Assurance (“IRMA”) and the Responsible Business Alliance, Ford has taken a leadership role, working closely within these cross-industry organizations to identify and immediately address issues in our supply chain against comprehensive social and environmental criteria outlined in our Supplier Code of Conduct. IRMA requires mines to conduct impact assessments, prevention, and remediation, if necessary, to manage impacts associated with deforestation and loss of biodiversity at new and existing mine sites. As a member of the Automotive Industry Action Group, Ford is on the Board of Directors and co-chair of the Corporate Responsibility Steering Council, working to align the North American auto industry with global requirements and expectations for a sustainable supply chain. For more information, please see Ford’s Integrated Sustainability and Financial Report as well as Ford’s Supplier Code of Conduct.
Ford provides transparency about its sustainability efforts in various reports that provide detailed and meaningful information about the Company’s efforts to address sustainability, governance, and environmental issues, including carbon neutrality, in its supply chain. As part of its annual sustainability reporting process, Ford also highlights the Company’s understanding of climate-related risks and opportunities and the resilience of Ford’s strategy and business model under different climate scenarios. Further, Ford discloses extensive sustainability-related data through annual responses to the CDP Climate Change questionnaires, which also include data from Ford’s supply chain partners. Finally, Ford has joined the Manufacture 2030 program, an online platform that provides support for our suppliers with measuring, managing, and reducing carbon emissions, water, and waste.
The Board of Directors does not believe that preparing the requested reporting on the Company’s supply chain sustainability beyond what the Company already reports is an efficient use of Company resources. Accordingly, the Board recommends that you vote “against” this proposal.
Your Board’s recommendation: AGAINST Proposal 7
94 Shareholder Proposal	2024 Proxy Statement

Other Items
Shareholder Proposals for 2025
Pursuant to our By-Laws, unless the Board of Directors determines otherwise, next year’s annual meeting will be held on May 8, 2025. In accordance with Rule 14a-8 of the Exchange Act (“Rule 14a-8”), any shareholder proposal intended for inclusion in the proxy materials for the 2024 Annual Meeting must be received by the Company’s Secretary no later than November 29, 2024. Proposals must be submitted in writing in a timely manner to: Secretary, Ford Motor Company, One American Road, Dearborn, MI 48126, with a copy sent by e-mail to the Company’s Executive Director, Investor Relations at: fordir@ford.com. In addition, shareholder proposals must otherwise comply with the requirements of Rule 14a-8.
You may propose nominees (other than self-nominations) for consideration by the Nominating and Governance Committee by submitting the names, qualifications, and other supporting information to: Secretary, Ford Motor Company, One American Road, Dearborn, MI 48126, with a copy sent by e-mail to the Company’s Executive Director, Investor Relations at: fordir@ford.com. Properly submitted recommendations must be received no later than November 29, 2024, to be considered by the Nominating and Governance Committee for inclusion in the following year’s nominations for election to the Board. Your properly submitted candidates are evaluated in the same manner as those candidates recommended by other sources. All candidates are considered in light of the needs of the Board with due consideration given to the qualifications described on page 26 under Election of Directors.
A shareholder may present a proposal or nomination for consideration at the 2024 Annual Meeting without requesting that the matter be included in the Company’s proxy materials. To do so, the shareholder must deliver to the Company’s Secretary no earlier than the close of business on January 9, 2025 and no later than the close of business on February 8, 2025, or such other date as may be announced by the Company in accordance with its By-Laws, a notice containing the information required by the advance notice and other provisions of the Company’s By-Laws, and must otherwise comply with the requirements set forth in the By-Laws. For more information about these requirements, you should refer to our By-Laws, which we have filed with the SEC. Printed copies of the Company’s By-Laws are also available by writing to our Shareholder Relations Department at Ford Motor Company, Shareholder Relations, P.O. Box 6248, Dearborn, MI 48126.
In addition to satisfying the foregoing requirements, to comply with the SEC’s universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must also provide notice to the Company’s Secretary that sets forth the information required by Rule 14a-19 under the Exchange Act by no later than March 10, 2025.
Annual Report and Other Matters
Ford’s 2023 Annual Report, including consolidated financial statements, has been mailed to you or can be viewed by following the instructions on the Notice and Access letter received by you. A list of the shareholders of record entitled to vote at the annual meeting will be available for review by any shareholder, for any purpose related to the meeting between 8:30 a.m. and 5:00 p.m. EDT at Ford Motor Company, World Headquarters, One American Road, Dearborn, Michigan, 48126, for ten days prior to the meeting. Shareholders may arrange a time to review the list by contacting our Shareholder Relations Department at 800-555-5259 (U.S. and Canada) or 313-845-8540 (international).
Multiple Shareholders Sharing the Same Address
If you and other residents at your mailing address own shares of common stock in “street name,” your broker or bank may have sent you a notice that your household will receive only one annual report and proxy statement or Notice of Internet Availability of Proxy Materials. This practice is known as “householding,” and is designed to reduce our printing and postage costs. If you reside at such an address and wish to receive a separate annual report, proxy statement, or Notice of Internet Availability of Proxy Materials, you may contact your broker or, if you are a registered holder, you may telephone the Shareholder Relations Department at 800-555-5259 (U.S. and Canada) or 313-845-8540 (international) or write to them at Ford Motor Company, Shareholder Relations, P.O. Box 6248, Dearborn, MI 48126.
Other Items	2024 Proxy Statement	95

Expenses of Solicitation
Ford will pay the cost of soliciting proxies in the accompanying form. We do not expect to pay any fees for the solicitation of proxies, but may pay brokers, nominees, fiduciaries, and other custodians their reasonable fees and expenses for sending proxy materials to beneficial owners and obtaining their instructions. In addition to solicitation by mail, proxies may be solicited in person, by telephone, or other means of electronic communication by directors, officers, and other employees of the Company.
96 Other Items	2024 Proxy Statement

Questions and Answers About the Proxy
Materials
What are the voting rights of the holders of common stock and Class B Stock?

▪
Holders of common stock and holders of Class B Stock, as of close of business March 13, 2024, the record date, will vote together without regard to class on the matters to be voted upon at the meeting.

▪
Holders of common stock have 60% of the general voting power. Holders of Class B Stock have the remaining 40% of the general voting power.

▪
On March 13, 2024, 3,921,452,723 shares of common stock and 70,852,076 shares of Class B Stock were outstanding and, thus, are eligible to be voted.

▪
Each outstanding share of common stock will be entitled to one vote on each matter to be voted upon.

▪
At this year’s meeting, each outstanding share of Class B Stock will be entitled to 36.898 votes on each matter to be voted upon. The number of votes for each share of Class B Stock is calculated each year in accordance with the Company’s Restated Certificate of Incorporation.

How do I vote my shares?

▪
Shares may be voted before the meeting by following the instructions on the proxy card or voting instruction card.

▪
Shares may be voted at the meeting by completing a ballot online during the meeting.

▪
Company employees or retirees participating in either of the Company’s Savings and Stock Investment Plan for Salaried Employees or Tax-Efficient Savings Plan for Hourly Employees may be receiving this material because of shares held for you in those plans. In that case, you may use a proxy card to instruct the plan trustee on how to vote those shares. The trustee will vote the shares in accordance with your instructions and the terms of the plan. If you hold shares in any part of these plans, the trustee will vote the shares held for you even if you do not direct the trustee how to vote. In these cases, the trustee will vote any shares for which the trustee does not receive instructions in the same proportion as the trustee votes the shares for which the trustee does receive instructions unless otherwise required by ERISA as determined by the investment manager. To allow sufficient time for voting by trustees and administrators of the plans, your voting instructions must be received by 11:59 p.m. EDT on May 6, 2024.

How can I change my vote?

You can revoke your proxy at any time before it is exercised by:
▪
Submitting written notice of revocation to: Secretary, Ford Motor Company, One American Road, Dearborn, MI 48126;

▪
Submitting another proxy by telephone, online, or by mail that is later dated and, if by mail, that is properly signed; or

▪
Voting online during the meeting if you are a shareholder of record or a “street name” holder.

What if I do not specify how I want my shares voted?

If you do not specify on your proxy card (or when giving your proxy by telephone or online) how you want to vote your shares, they will be voted:
FOR all of the director nominees (Proposal 1);
FOR ratifying the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2024 (Proposal 2);
FOR approval of the compensation of the Named Executives (Proposal 3);
Questions and Answers About the Proxy Materials	2024 Proxy Statement	97

FOR approval of the 2024 Stock Plan for Non-Employee Directors (Proposal 4); and
AGAINST the shareholder proposals (Proposals 5, 6, and 7).
Confidential voting policy

▪
The votes of all shareholders are held in confidence from directors, officers, and employees of the Company except: (a) as necessary to meet applicable legal requirements and to assert or defend claims for or against the Company; (b) in case of a contested proxy solicitation; or (c) if a shareholder makes a written comment on the proxy card, voting instruction card, or otherwise communicates his or her vote to management.

▪
We also continue to retain an independent tabulator to receive and tabulate the proxies and independent inspectors of election to certify the results.

Voting recommendations and required approval

Proposals 1, 2, 3, and 4 will be presented at the meeting by management, and the rest are expected to be presented by shareholders. For purposes of the meeting, a quorum is present if a majority in voting power of the outstanding shares of stock entitled to vote at the Annual Meeting are represented electronically or by proxy at the meeting. Abstentions are counted as “shares present” at the meeting for purposes of determining whether a quorum exists. Proxies submitted by brokers that do not indicate a vote for some or all of the proposals because they don’t have discretionary voting authority on any matter other than the ratification of accounting firm and haven’t received instructions as to how to vote on those non-discretionary proposals (so- called “broker non-votes”) are considered “shares present” for the purposes of determining whether a quorum is present.
Proposal		Board Recommendation
1.	Election of Directors (pages 26-36)	The Board recommends a vote FOR each of the nominees.
2.	Ratification of Accounting Firm (pages 37-38)	The Board recommends a vote FOR ratification of the independent registered public accounting firm.
3.	Say-on-Pay Approval (pages 39-81)	The Board recommends a vote FOR approval, on an advisory basis, of the compensation of the Named Executives.
4.	Approval of the 2024 Stock Plan for Non-Employee Directors (pages 82-85)	The Board recommends a vote FOR approval of the 2024 Stock Plan for Non-Employee Directors.
5.	Shareholder Proposals (pages 86-94)	The Board recommends a vote AGAINST the Shareholder Proposals.

▪
A majority of the votes that could be cast at such meeting upon a single given question by shareholders who are either present online or represented by proxy at the meeting is required to approve each proposal with abstentions not being counted as votes cast either “for” or “against” any matter. Broker non-votes are not considered “votes cast” and will not affect the outcome of the vote on any matter other than the ratification of the accounting firm.

▪
The votes are computed for each share as described on page 97.

How can I participate in the virtual annual meeting?

▪
Shareholders will be able to log into the virtual annual meeting platform beginning at 8:00 a.m. EDT on May 9, 2024.

▪
To participate in the virtual annual meeting visit www.virtualshareholdermeeting.com/FORD2024.

▪
Enter your 16-digit control number as indicated.

▪
Shareholders may submit questions either before the meeting or during the meeting. For more information regarding how to submit questions see page 100.

Are there any other matters to be acted upon at the annual meeting?

▪
We do not know of any other matters to be presented or acted upon at the meeting.

98 Questions and Answers About the Proxy Materials	2024 Proxy Statement

▪
Under our By-Laws, no business besides that stated in the meeting notice may be transacted at any meeting of shareholders.

▪
If any other matter is presented at the meeting on which a vote may properly be taken, the shares represented by proxies will be voted in accordance with the judgment of the person or persons voting those shares.

Electronic access to proxy materials and annual report

▪
This Proxy Statement and our 2023 Annual Report are available on our website at www.corporate.ford.com and at www.shareholder.ford.com.

▪
Instead of receiving paper copies of next year’s Proxy Statement and Annual Report by mail, you can elect to receive an e-mail message that will provide a link to those documents online. By opting to access your proxy materials online, you will:

▪
Gain faster access to your proxy materials;

▪
Save us the cost of producing and mailing documents to you; and

▪
Help preserve environmental resources.

▪
Ford shareholders who have enrolled in the electronic access service previously will receive their materials online this year.

▪
Shareholders of record may enroll in the electronic proxy and Annual Report access service for future annual meetings of shareholders by registering online at www.computershare.com/investor.

▪
“Street name” shareholders who wish to enroll for electronic access may register for online delivery of materials by going to www.icsdelivery.com/live.

Questions and Answers About the Proxy Materials	2024 Proxy Statement	99

Instructions for the Virtual Annual Meeting
This year our annual meeting will be a completely virtual meeting. There will be no physical meeting location. The meeting will only be conducted via live webcast.
To participate in the virtual meeting, visit www.virtualshareholdermeeting.com/FORD2024 and enter the 16-digit control number included on your notice of Internet availability of the proxy materials, on your proxy card, or on the instructions that accompanied your proxy materials. You may begin to log into the meeting platform beginning at 8:00 a.m. Eastern Daylight Saving Time (“EDT”) on May 9, 2024. The meeting will begin promptly at 8:30 a.m. EDT on May 9, 2024.
The virtual meeting platform is fully supported across browsers (Microsoft Edge, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Participants should ensure that they have a strong internet connection wherever they intend to participate in the meeting. Participants should also give themselves plenty of time to log in and ensure that they can hear streaming audio prior to the start of the meeting.
If you wish to submit a question prior to the Annual Meeting, you may do so beginning at 9:00 a.m. EDT on March 29, 2024, until 11:59 p.m. EDT on April 4, 2024, by logging into www.proxyvote.com and entering your 16-digit control number. Once past the login screen, click on “Question for Management,” type in your question, and click “Submit.” The www.proxyvote.com website will then re-open for questions beginning at 8:30 a.m. EDT on May 6, 2024 until 11:59 p.m. EDT on May 8, 2024. Alternatively, if you want to submit your question during the meeting, log into the virtual meeting platform at www.virtualshareholdermeeting.com/FORD2024, type your question into the “Ask a Question” field, and click “Submit.”
Questions pertinent to meeting matters will be answered during the meeting, subject to time constraints. Questions regarding personal matters, including those related to employment, product or service issues, or suggestions for product innovations, or general economic, political, or other views that are not directly related to the business of the Company are not pertinent to meeting matters and therefore will not be addressed. Any question topics pertinent to meeting matters that are not addressed during the meeting due to time constraints will be addressed and posted online at www.shareholder.ford.com. If we receive questions about the same or similar topics, we may provide a representative question and a single response to avoid repetition. The questions and answers will be available as soon as practical after the meeting and will remain available until one week after posting.
If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call 844- 976- 0738 (Toll Free) or 303-562-9301 (International Toll). Technical support will be available starting at 8:00 a.m. EDT on May 9, 2024 and will remain available until the meeting has finished.
/s/ Jonathan E. Osgood
Jonathan E. Osgood
Secretary
March 29, 2024
100 Instructions for the Virtual Annual Meeting	2024 Proxy Statement

Appendix I. 2024 Stock Plan for
Non-Employee Directors
2024 STOCK PLAN FOR
NON-EMPLOYEE DIRECTORS OF
FORD MOTOR COMPANY
1.
Purpose

(a)
Purpose.   The purpose of the Plan is to provide certain compensation to Eligible Directors of the Company and to encourage exceptional director performance by providing such directors with an interest in the Company’s success and progress by granting them stock-based awards.

(b)
Effective Date; Shareholder Approval.   The effective date of the Plan is January 1, 2024, subject to the approval of the Plan by the Company’s shareholders in a manner that satisfies the requirements of the General Corporation Law of the State of Delaware and the rules of the New York Stock Exchange.

2.
Definitions

(a)
“Award” means any form of award granted under the Plan, whether singly or in combination, to a Participant by the Committee pursuant to any terms and conditions that the Committee may establish in accordance with the Board Policy and any applicable Award Agreement. Awards granted under the Plan may consist of  (i) Restricted Stock awarded pursuant to Section 6; (ii) Restricted Stock Units awarded pursuant to Section 6; (iii) Stock Options awarded pursuant to Section 7; and (iv) Stock Appreciation Rights awarded pursuant to Section 7.

(b)
“Award Agreement” means, with respect to any Award granted to a Participant, the document issued, either in writing or an electronic medium, by the Committee to a Participant evidencing the grant of such Award.

(c)
“Board” means the Board of Directors of the Company

(d)
“Board Policy” means the policy adopted by the Board, which shall provide for the making of grants of Awards (including annual and other periodic awards) as well as certain terms of such Awards (including, without limitation, the timing, amount, and form of Award grants) and which may be amended from time to time by the Board in its sole discretion.

(e)
“Change in Control” has the meaning ascribed to the phrase “Changes in the ownership or effective control of a corporation or a change in the ownership of a substantial portion of the assets of a corporation” under U.S. Treasury Department Regulations Section 1.409A-3(i)(5), as revised from time to time in either subsequent proposed or final regulations, and in the event that such regulations are withdrawn or such phrase (or a substantially similar phrase) ceases to be defined, as determined by the Committee.

(f)
“Code” means the Internal Revenue Code of 1986, as amended.

(g)
“Committee” means the Nominating and Governance Committee of the Board or any successor committee or subcommittee of the Board or other committee or subcommittee designated by the Board.

(h)
“Common Stock” means common stock of par value of  $0.01 per share of the Company.

(i)
“Company” means Ford Motor Company.

(j)
“Disability” has the meaning ascribed to the term “Disability” under U.S. Treasury Department Regulations Section 1.409A-3(i)(4), as revised from time to time in either subsequent proposed or final regulations, and in the event that such regulations are withdrawn or such phrase (or a substantially similar phrase) ceases to be defined, as determined by the Committee.

(k)
“Dividend Equivalents” means an amount equal to the cash dividend or the Fair Market Value of the stock dividend that would be paid on each Share underlying an Award if the Share were duly issued and outstanding on the date on which the dividend is payable.

2024 Stock Plan for Non-Employee Directors	2024 Proxy Statement	I-1

(l)
“Effective Date” means January 1, 2024.

(m)
“Eligible Director” means a member of the Board, elected or appointed, who is not also an active employee of the Company or any of its subsidiaries or affiliates. An individual who is elected to the Board at an annual meeting of the shareholders of the Company will be deemed to be a member of the Board as of the date of such meeting.

(n)
“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(o)
“Exercise Price” means the price of a Share, as fixed by the Committee, which may be purchased under a Stock Option or with respect to which the amount of any payment pursuant to a Stock Appreciation Right is determined.

(p)
“Fair Market Value” means the closing price at which Common Stock shall have been reported on the New York Stock Exchange on the date as of which the determination is being made or, if the closing price of Common Stock is unavailable on such Exchange on such date, on the immediately preceding day on which there was such closing price.

(q)
“Nonqualified Stock Option” means a Stock Option that is not intended to meet the requirements of Code Section 422 or that otherwise does not meet such requirements.

(r)
“Participant” means an Eligible Director who has been granted an Award under the Plan.

(s)
“Plan” means the 2024 Stock Plan for Non-Employee Directors of Ford Motor Company, which shall be evidenced by this instrument, as may be amended from time to time.

(t)
“Restricted Stock” means Shares issued pursuant to Section 6 that are subject to any restrictions that the Committee, in its sole discretion, may impose.

(u)
“Restricted Stock Unit” means a Unit granted under Section 6 to acquire one Share or an equivalent amount in cash, which Unit is subject to any restrictions that the Committee, in its sole discretion, may impose.

(v)
“Securities Act” means the Securities Act of 1933, as amended.

(w)
“Share” means a share of Common Stock.

(x)
“Stock Appreciation Right” means a right granted under Section 7 to an amount of cash or Shares or a combination of cash and Shares equal to any increase in the Fair Market Value of Common Stock between the date on which the Stock Appreciation Right is granted and the date on which the right is exercised.

(y)
“Stock Option” means a right granted under Section 7 to purchase from the Company a stated number of Shares at a specified price.

(z)
“Unit” means the potential right to acquire one Share.

3.
Administration

(a)
The Committee.   The Plan shall be administered by the Committee.

(b)
Authority.   The Committee will have authority, in its sole and absolute discretion and subject to the terms of the Plan (including the Board Policy), to (i) interpret the Plan; (ii) prescribe the rules and regulations that it deems necessary for the proper operation and administration of the Plan, and amend or rescind any existing rules or regulations relating to the Plan; (iii) determine eligibility for the grant of Awards; (iv) determine the form of Awards (to the extent permitted under the Board Policy), all terms and conditions of an Award, including, without limitation, the conditions on exercise or vesting and the terms of Award Agreements; (v) determine whether Awards will be granted singly, in combination or in tandem; (vi) waive or amend any terms, conditions, restrictions or limitations on an Award, to the extent permissible under applicable law, including without limitation Code Section 409A; (vii) in accordance with Section 9, make any adjustments to the Plan, any Award Agreement and any Award that it deems appropriate (including but not limited to adjustment of the number of Shares Available under the Plan or any Award); (viii) provide for the deferred payment of Awards and the extent to which payment will be credited with Dividend Equivalents; (ix) determine whether Awards may be

I-2 2024 Stock Plan for Non-Employee Directors	2024 Proxy Statement

transferable to family members, a family trust, a family partnership, or otherwise; and (x) take any and all other actions it deems necessary or advisable for the proper operations or administration of the Plan.
(c)
Effects of Determination.   All determinations of the Committee will be final, binding and conclusive on all persons having an interest in the Plan.

(d)
Delegation of Authority.   The Committee, in its discretion and consistent with applicable law and regulations, may delegate its authority and duties under the Plan to any other individual or committee as it deems to be advisable, under any conditions and subject to any limitations that the Committee may establish.

(e)
Employment of Advisors.   The Committee may employ attorneys, consultants, accountants and other advisors, and the Committee, the Company and the officers and directors of the Company may rely upon the advice, opinions or valuations of the advisors employed.

(f)
No Liability.   No member of the Committee will be liable for any losses resulting from any action, interpretation or construction made in good faith with respect to the Plan, the Board Policy, any Award Agreement, or any Award granted under the Plan.

4.
Eligibility and Grants

(a)
Eligibility.   All Eligible Directors are eligible to receive Awards granted under the Plan.

(b)
Grants.   Subject to the terms and provisions of the Plan and the Board Policy, the Committee may grant Awards to Eligible Directors upon such terms and conditions as the Committee may determine in its sole discretion. All Awards will be evidenced by Award Agreements. Awards may be granted singly or in combination or in tandem with other Awards.

5.
Share Limits

(a)
Aggregate Share Limit.   Subject to adjustment as provided in Section 9, the maximum aggregate number of Shares with respect to which Awards may be granted shall be 10,000,000. Each Share issued pursuant to the Plan will count as one Share against such share limit. If an Award terminates, expires or is forfeited or cancelled for any reason without the issuance of Shares, or is settled in cash, the Shares underlying such Award will be available for future Awards under the Plan. The number of Shares subject to an Award of Stock Appreciation Rights shall be counted against the limit set forth in this section as one Share for every one Share subject to an Award of Stock Appreciation Rights regardless of whether a net number of Shares are actually issued to settle such Stock Appreciation Rights upon the exercise thereof. Shares utilized under the Plan may be either authorized but unissued Shares or issued Shares reacquired by the Company, as determined by the Board from time to time.

(b)
Individual Share Limit.   The maximum aggregate number of Shares with respect to which Awards may be granted in any one calendar year to any one Participant shall be 50,000.

6.
Restricted Stock Units and Restricted Stock

(a)
General.   Subject to the terms and provisions of the Plan and the Board Policy, the Committee may grant Restricted Stock Units and Restricted Stock under the Plan pursuant to the terms and conditions that the Committee, in its sole discretion, may determine and set forth in the applicable Award Agreement (including, without limitation, the periods of restriction, the date of grant and the effect, if any, of a Change in Control, death, Disability or retirement or other termination of a Participant’s directorship on such Restricted Stock Units or Restricted Stock). As soon as reasonably practicable after Restricted Stock has been granted, the Company shall cause Shares of Restricted Stock to be issued in the name of the Participant.

(b)
Voting and Dividend Rights.   Unless otherwise determined by the Committee and set forth in a Participant’s Award Agreement, such Participant shall have (i) no voting rights or dividend or dividend equivalent rights with respect to any Restricted Stock Units granted hereunder and (ii) the right to exercise full voting rights, and to receive all dividends and other distributions paid, with respect to any Shares of Restricted Stock granted hereunder.

2024 Stock Plan for Non-Employee Directors	2024 Proxy Statement	I-3

(c)
Dividend and Dividend Equivalents.   At the discretion of the Committee determined at the time of grant and as set forth in the Board Policy or in the applicable Award Agreement, dividends issued on Shares of Restricted Stock or Dividend Equivalents credited with respect to Restricted Stock Units, may be paid immediately or withheld and deferred in the Participant’s account provided that with respect to any Restricted Stock or Restricted Stock Units subject to Code Section 409A, the payment of such dividends or Dividend Equivalents shall comply with Code Section 409A. The Committee will determine any terms and conditions of deferral, including the rate of interest to be credited on deferrals and whether interest will be compounded.

(d)
Other Restrictions.   The Committee may, in its sole discretion and as set forth in the applicable Award Agreement, impose any other conditions and/or restrictions on Restricted Stock Units or Restricted Stock granted pursuant to the Plan that it deems appropriate, including any vesting schedule or forfeiture conditions. The Committee has discretion to provide for an incremental lapse of restrictions or for a lapse of restrictions upon satisfaction of certain conditions. For the avoidance of doubt, the Committee also has the discretion to grant Restricted Stock Units that vest immediately upon grant and permit Eligible Directors to elect the settlement date of such Restricted Stock Units, provided that any such election must be made in accordance with Code Section 409A.

(e)
Delivery of Restricted Stock.   When any restrictions on Shares of Restricted Stock lapse, the Participant or the Participant’s beneficiary or estate, as the case may be, shall receive Common Stock for the number of Shares of Restricted Stock with respect to which the restrictions have lapsed, free of all such restrictions. The Company shall not be required to deliver any fractional share of Common Stock but will pay, in lieu thereof, the Fair Market Value (measured as of the date the restrictions lapse) of such fractional share to the Participant or the Participant’s beneficiary or estate, as the case may be.

(f)
Vesting of Restricted Stock Units.   Restricted Stock Units will vest in whole Shares when any applicable restrictions lapse and any other conditions set forth in the applicable Award Agreement have been satisfied provided that with respect to any Restricted Stock Units subject to Code Section 409A such vesting will occur in a manner that complies with Code Section 409A.

(g)
Deferred Restricted Stock Units.   Subject to Section 12(j) hereof and to the extent determined by the Committee, Participants shall be permitted to request the deferral of settlement of vested Restricted Stock Units to a date later than the payment date specified in the Award Agreement, provided that any such election be made in accordance with Code Section 409A.

7.
Stock Options and Stock Appreciation Rights

(a)
General.   Subject to the terms and provisions of the Plan and the Board Policy, the Committee may grant Stock Options and/or Stock Appreciation Rights under the Plan pursuant to the other terms and conditions that the Committee, in its sole discretion, may determine and set forth in the Award Agreement (including, without limitation, the Exercise Price, the maximum duration of the Stock Option or Stock Appreciation Right, the conditions upon which a Stock Option or Stock Appreciation Right will vest and become exercisable, the date of grant and the effect, if any, of a Change in Control, death, Disability or retirement or other termination of a Participant’s directorship on such Stock Options or Stock Appreciation Rights).

(b)
Form.   Each Stock Option granted under the Plan will be a Nonqualified Stock Option. Stock Appreciation Rights may be granted either alone or in connection with concurrently or previously issued Stock Options.

(c)
Exercise Price.   The Committee will set the Exercise Price of Stock Options or Stock Appreciation Rights granted under the Plan at a price that is equal to or greater than the Fair Market Value of a Share on the date of grant, subject to adjustment as provided in Section 9. The Exercise Price of a Stock Appreciation right granted in tandem with a Stock Option will be equal to the Exercise Price of the related Stock Option. The Committee will set forth the Exercise Price of a Stock Option or Stock Appreciation Right in the Award Agreement.

(d)
Duration of Stock Options.   Each Stock Option and Stock Appreciation Right granted to a Participant shall expire at such time as the Committee shall determine at the time of grant; provided; however, no Stock Option or Stock Appreciation Right shall be exercisable later than the tenth (10th) anniversary of its date of grant.

I-4 2024 Stock Plan for Non-Employee Directors	2024 Proxy Statement

(e)
Timing of Exercise.   Each Stock Option or Stock Appreciation Right granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which terms and restrictions will be set forth in the applicable Award Agreement and need not be the same for each grant or for each Participant.

(f)
Payment of Stock Option Exercise Price.   The Exercise Price of a Stock Option must be paid in full when the Stock Option is exercised. Shares will be issued only upon receipt of payment. Unless the Committee shall provide otherwise in any form of Award Agreement, any payment for Shares purchased upon exercise of a Stock Option granted hereunder may be made in cash, by delivery of Shares beneficially owned by the Participant or by a combination of cash and Shares, at the election of the Participant. Any such Shares so delivered shall be valued at their Fair Market Value on the date of such exercise. The Committee shall determine whether and if so the extent to which actual delivery of share certificates to the Company shall be required.

(g)
Exercise of Stock Appreciation Rights.   Upon exercise, Stock Appreciation Rights may be redeemed for cash or Shares or a combination of cash and Shares, at the discretion of the Committee, and as described in the Award Agreement. Cash payments will be equal to the excess of the Fair Market Value of a share on the date of exercise over the Exercise Price, for each Share for which a Stock Appreciation Right was exercised. If the Stock Appreciation Right is redeemed for Shares, the Participant will receive a number of whole Shares equal to the quotient of the cash payment amount divided by the Fair Market Value of a Share on the date of exercise. The Company shall not be required to deliver any fractional share of Common Stock but will pay, in lieu thereof, the Fair Market Value of such fractional share to the Participant or the Participant’s beneficiary or estate, as the case may be.

(h)
Certain Prohibitions.   The following terms or actions shall not be permitted with respect to any Award of Stock Options or Stock Appreciation Rights:

1)
No Repricing.   Except as otherwise provided in Section 9, in no event will the Committee decrease the Exercise Price of a Stock Option or Stock Appreciation Right after the date of grant or cancel outstanding Stock Options or Stock Appreciation Rights and grant replacement Stock Options or Stock Appreciation Rights with a lower Exercise Price than that of the replaced Stock Options or Stock Appreciation Rights or other Awards or purchase underwater Stock Options from a Participant for cash or replacement Awards without first obtaining the approval of the Company’s shareholders in a manner that complies with the rules of the New York Stock Exchange.

2)
No Dividend Equivalents.   The Committee shall not provide for the payment of Dividend Equivalents with respect to Stock Options or Stock Appreciation Rights.

3)
No Reload Options.   The Committee shall not grant Stock Options or Stock Appreciation Rights that have reload features under which the exercise of a Stock Option or Stock Appreciation Right by a Participant automatically entitles the Participant to a new Stock Option or Stock Appreciation Right.

4)
No Additional Deferral Features.   The Committee shall not grant Stock Options or Stock Appreciation Rights that have “additional deferral features” as described in Code Section 409A, thereby subjecting the Stock Option or Stock Appreciation Right to the requirements of Code Section 409A.

(i)
Termination of Directorship.   Each Participant’s Award Agreement shall set forth the extent to which the Participant shall have the right to exercise a Stock Option or Stock Appreciation Right following termination of the Participant’s service as an Eligible Director (whether by death, Disability, retirement or any other reason). Such provision shall be determined at the sole discretion of the Committee, shall be included in the applicable Award Agreement, need not be uniform among all Stock Options or Stock Appreciation Rights granted, and may reflect distinctions based on the reasons for termination.

8.
Regulatory Compliance and Listing

The issuance or delivery of any Shares in settlement of an Award may be postponed by the Company for such period as may be required to comply with any applicable requirements under the Federal securities laws, any applicable listing requirements of any national securities exchange and requirements under
2024 Stock Plan for Non-Employee Directors	2024 Proxy Statement	I-5

any other law or regulation applicable to the issuance or delivery of such Shares, and the Company shall not be obligated to issue or deliver any Shares if issuance or delivery of such Shares shall constitute a violation of any provision of any law or of any regulation of any governmental authority or any national securities exchange.
9.
Adjustment Upon Certain Changes

(a)
Shares Available for Grants.   In the event of any change in the number of Shares outstanding by reason of any stock dividend or split, recapitalization, merger, consolidation, combination or exchange of Shares or similar corporate change, the maximum aggregate number of Shares with respect to which the Committee may grant Awards and the maximum aggregate number of Shares with respect to which the committee may grant Awards to any individual Eligible Director in any calendar year shall be appropriately adjusted by the Committee. In the event of any change in the number of Shares outstanding by reason of any other similar event or transaction, the Committee may, to the extent deemed appropriate by the Committee, make such adjustments in the number and class of Shares with respect to which Awards may be granted.

(b)
Increase or Decrease in Issued Shares without Consideration.   Subject to any required action by the shareholders of the Company, in the event of any increase or decrease in the number of issued Shares resulting from a subdivision or consolidation of Shares or the payment of a stock dividend (but only on the Shares), or any other increase or decrease in the number of such Shares effected without receipt or payment of consideration by the Company, the Committee shall equitably adjust the number of Shares subject to each outstanding Award and the Exercise Price per Share of each such Award. In addition, in the event of any extraordinary dividend declared and paid by the Company without receipt of consideration by the Company, the Committee shall, in such manner as it deems appropriate, adjust (a) the number and kind of Shares subject to outstanding Awards and (b) the aggregate Exercise Price per Share of outstanding Options and Stock Appreciation Rights to reflect such distribution.

(c)
Certain Mergers.   Subject to any required action by the shareholders of the Company, in the event that the Company shall be the surviving corporation in any merger, consolidation or similar transaction as a result of which the holders of Shares receive consideration consisting exclusively of securities of such surviving corporation, the Committee shall have the power to adjust each Award outstanding on the date of such merger or consolidation so that it pertains and applies to the securities which a holder of the number of Shares subject to such Award would have received in such merger or consolidation.

(d)
Certain Other Transactions.   In the event of  (i) a dissolution or liquidation of the Company, (ii) a sale of all or substantially all of the Company’s assets (on a consolidated basis), (iii) a merger, consolidation or similar transaction involving the Company in which the Company is not the surviving corporation or (iv) a merger, consolidation or similar transaction involving the Company in which the Company is the surviving corporation but the holders of Shares receive securities of another corporation and/or other property, including cash, the Committee shall, subject to Code Section 409A to the extent applicable and otherwise in its sole discretion, have the power to:

1)
cancel, effective immediately prior to the occurrence of such event, each Award (whether or not then exercisable), and, in full consideration of such cancellation, pay to the Participant to whom such Award was granted an amount in cash, for each Share subject to such Award equal to the value, as determined by the Committee in its reasonable discretion, of such Award, provided that with respect to any outstanding Stock Option such value shall be equal to the excess of  (A) the value, as determined by the Committee in its reasonable discretion, of the property (including cash) received by the holder of a Share as a result of such event over (B) the Exercise Price of such Stock Option; or

2)
provide for the exchange of each Award (whether or not then exercisable or vested) for an Award with respect to, as appropriate, some or all of the property which a holder of the number of Shares subject to such Award would have received in such transaction and, incident thereto, make an equitable adjustment in accordance with U.S. Treasury Department Regulations Section 1.409A-1(b)(5)(v)(D) and as determined by the Committee in its reasonable discretion in the Exercise Price of the Award, or the number of Shares or amount of property subject to the

I-6 2024 Stock Plan for Non-Employee Directors	2024 Proxy Statement

Award or, if appropriate, provide for a cash payment to the Participant to whom such Award was granted in partial consideration for the exchange of the Award.
(e)
Other Changes.   In the event of any change in the capitalization of the Company or corporate change other than those specifically referred to in subsections (b), (c) or (d) of this Section 9, the Committee shall make equitable adjustments in the number and class of shares subject to Awards outstanding on the date on which such change occurs and in such other terms of such Awards.

(f)
No Other Rights.   Except as expressly provided in the Plan, no Eligible Director shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger or consolidation of the Company or any other corporation. Except as expressly provided in the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares or amount of other property subject to, or the terms related to, any Award.

(g)
Code Section 409A.   Notwithstanding anything to the contrary, any adjustment made pursuant to this Section 9 to the number of shares subject to an Award or to the Exercise Price of any Award shall be made in accordance with, and to the extent permitted by, Code Section 409A and applicable regulations thereunder.

10.
Termination or Amendment of the Plan

(a)
Amendment.   The Board may at any time and from time to time alter or amend the Plan or any part thereof  (including any amendment deemed necessary to ensure that the Company may comply with any regulatory requirement referred to in Section 8), provided that, unless otherwise necessary to comply with applicable law, the rights of a Participant with respect to Awards granted prior to such alteration or amendment may not be impaired without the consent of such Participant and, further, that without the approval of the Company’s shareholders, no amendment shall be made if shareholder approval is required by applicable law or in order to comply with the rules of the New York Stock Exchange or if such amendment materially increases the number of Shares that may be issued under the Plan (other than an increase pursuant to Section 9).

(b)
Termination.   The Plan will terminate upon the earliest of the following dates or events to occur:

1)
the adoption of a resolution of the Board terminating the Plan;

2)
the final adjournment of the Company’s 2024 Annual Meeting of Shareholders if shareholder approval of the Plan has not been received prior to that time; and

3)
the 10th anniversary of the Effective Date.

No Awards will be granted under this Plan after it has terminated. Except as otherwise provided in the last sentence of this Section 10(b), the termination of the Plan will not alter or impair any of the rights or obligations of any person without consent under any Award previously granted under the Plan and any previously granted Awards will remain in effect and will continue to be governed by the terms of the Plan, the applicable Board Policy, and the applicable Award Agreement. Notwithstanding anything contained herein to the contrary, if shareholder approval of the Plan is not obtained as of the final adjournment of the Company’s 2024 Annual Meeting of Shareholders, any Awards previously granted will be cancelled.
11.
Non-transferability of Awards

(a)
Restrictions on Transfer of Restricted Stock or Restricted Stock Units.   Until the expiration of the applicable restriction period and settlement has occurred, no Award of Restricted Stock or Restricted Stock Units under the Plan shall be transferred, pledged, hedged, assigned or otherwise disposed of by a Participant, and no other persons will otherwise acquire any rights therein, except as permitted by the Plan or Award Agreement, without the consent of the Committee, otherwise than by will or the laws of descent and distribution.

(b)
Restrictions on Transfer of Stock Options or Stock Appreciation Rights.   Unless the Committee determines otherwise, no Award of a Stock Option or Stock Appreciation Right shall be pledged or

2024 Stock Plan for Non-Employee Directors	2024 Proxy Statement	I-7

otherwise transferable, or its economic risk hedged, by a Participant otherwise than by will or the laws of descent and distribution, and during the lifetime of a Participant the Stock Option or Stock Appreciation Right shall be exercisable only by such Participant or such Participant’s guardian or legal representative.
12.
Miscellaneous

(a)
No Implied Rights.   Nothing in the Plan shall be deemed to create any obligation on the part of the Board to nominate any director for re-election by the Company’s shareholders.

(b)
Withholding of Taxes.   The Company shall have the right to require, prior to the issuance or delivery of Shares in settlement of any Award, payment by the Participant of any taxes required by law with respect to the issuance or delivery of such Shares. Such amount may be paid in cash, in Shares previously owned by the Participant, by withholding a portion of the Shares that otherwise would be distributed to such Participant upon settlement of the Award or a combination of cash and Shares.

(c)
Code Section 83(b) Elections.   The Company and the Committee have no responsibility for a Participant’s election, attempt to elect or failure to elect, pursuant to Code Section 83(b), to include the value of an Award of Restricted Stock or other award subject to Code Section 83 in the Participant’s gross income for the year of payment. Any Participant who makes an election pursuant to Code Section 83(b) will promptly provide the Committee with a copy of the election form.

(d)
No Obligation to Exercise Awards; No Right to Notice of Expiration Date.   The grant of a Stock Option or Stock Appreciation Right will impose no obligation upon the Participant to exercise the Award. The Company and the Committee have no obligation to inform a Participant of the date on which a Stock Option or Stock Appreciation right lapses except as provided in the Award Agreement.

(e)
No Rights as Shareholders.   Except as expressly set forth in the Plan or the applicable Award Agreement, a Participant granted an Award under the Plan will have no rights as a shareholder of the Company with respect to the Award unless and until the Shares underlying the Award are issued and delivered to the Participant. The right of any Participant to receive an Award by virtue of participation in the Plan will be no greater than the right of any unsecured general creditor of the Company.

(f)
Indemnification of Committee.   The Company will indemnify, to the fullest extent permitted by law, each person made or threatened to be made a party to any civil or criminal action or proceeding by reason of the fact that the person, or the executor or administrator of the person’s estate, is or was a member of the Committee or a delegate of the Committee.

(g)
No Required Segregation of Assets.   The Company will not be required to segregate any assets that may at any time be represented by Awards granted pursuant to the Plan.

(h)
Governing Law.   The Plan and all determinations made and actions taken under the Plan will be governed by the internal substantive laws, and not the choice of law rules, of the State of Michigan and construed accordingly, to the extent not superseded by applicable Federal law.

(i)
Severability.   If any provision of the Plan is held unlawful or otherwise invalid or unenforceable in whole or in part, the unlawfulness, invalidity or unenforceability will not affect any other parts of the Plan, which will remain in full force and effect.

(j)
Code Section 409A.   With respect to Awards subject to Code Section 409A, this Plan is intended to comply with the requirements of such Section, and the provisions hereof shall be interpreted in a manner that satisfies the requirements of such Section and the related regulations, and the Plan shall be operated accordingly. If any provision of this Plan or any term or condition of any Award Agreement or Award would otherwise frustrate or conflict with this intent, the provision, term or condition will be interpreted and deemed amended so as to avoid this conflict. Any reservation of rights or discretion by the Company or Committee hereunder affecting the payment of any Award subject to Code Section 409A will only be as broad as is permitted by Code Section 409A and any regulations thereunder.

I-8 2024 Stock Plan for Non-Employee Directors	2024 Proxy Statement

Appendix II. Cautionary Note on
Forward-Looking Statements
Cautionary Note on Forward-Looking Statements
Statements included or incorporated by reference herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on expectations, forecasts, and assumptions by our management and involve a number of risks, uncertainties, and other factors that could cause actual results to differ materially from those stated, including, without limitation:
▪
Ford is highly dependent on its suppliers to deliver components in accordance with Ford’s production schedule and specifications, and a shortage of or inability to acquire key components or raw materials, such as lithium, cobalt, nickel, graphite, and manganese, can disrupt Ford’s production of vehicles;

▪
To facilitate access to the raw materials and other components necessary for the production of electric vehicles, Ford has entered into and may, in the future, enter into multi-year commitments to raw material and other suppliers that subject Ford to risks associated with lower future demand for such items as well as costs that fluctuate and are difficult to accurately forecast;

▪
Ford’s long-term competitiveness depends on the successful execution of Ford+;

▪
Ford’s vehicles could be affected by defects that result in recall campaigns, increased warranty costs, or delays in new model launches, and the time it takes to improve the quality of our vehicles and services could continue to have an adverse effect on our business;

▪
Ford may not realize the anticipated benefits of existing or pending strategic alliances, joint ventures, acquisitions, divestitures, or business strategies;

▪
Ford may not realize the anticipated benefits of restructuring actions and such actions may cause Ford to incur significant charges, disrupt our operations, or harm our reputation;

▪
Operational information systems, security systems, vehicles, and services could be affected by cybersecurity incidents, ransomware attacks, and other disruptions and impact Ford and Ford Credit as well as their suppliers and dealers;

▪
Ford’s production, as well as Ford’s suppliers’ production, and/or the ability to deliver products to consumers could be disrupted by labor issues, public health issues, natural or man-made disasters, adverse effects of climate change, financial distress, production difficulties, capacity limitations, or other factors;

▪
Failure to develop and deploy secure digital services that appeal to customers could have a negative impact on Ford’s business;

▪
Ford’s ability to maintain a competitive cost structure could be affected by labor or other constraints;

▪
Ford’s ability to attract, develop, grow, and reward talent is critical to its success and competitiveness;

▪
Ford’s new and existing products and digital, software, and physical services are subject to market acceptance and face significant competition from existing and new entrants in the automotive and digital and software services industries, and its reputation may be harmed if it is unable to achieve the initiatives it has announced;

▪
Ford’s results are dependent on sales of larger, more profitable vehicles, particularly in the United States;

▪
With a global footprint and supply chain, Ford’s results and operations could be adversely affected by economic or geopolitical developments, including protectionist trade policies such as tariffs, or other events;

▪
Industry sales volume can be volatile and could decline if there is a financial crisis, recession, public health emergency, or significant geopolitical event;

▪
Ford may face increased price competition or a reduction in demand for its products resulting from industry excess capacity, currency fluctuations, competitive actions, or other factors, particularly for electric vehicles;

▪
Inflationary pressure and fluctuations in commodity and energy prices, foreign currency exchange rates, interest rates, and market value of Ford or Ford Credit’s investments, including marketable securities, can have a significant effect on results;

Cautionary Note on Forward-Looking Statements	2024 Proxy Statement	II-1

▪
Ford and Ford Credit’s access to debt, securitization, or derivative markets around the world at competitive rates or in sufficient amounts could be affected by credit rating downgrades, market volatility, market disruption, regulatory requirements, or other factors;

▪
The impact of government incentives on Ford’s business could be significant, and Ford’s receipt of government incentives could be subject to reduction, termination, or clawback;

▪
Ford Credit could experience higher-than-expected credit losses, lower-than-anticipated residual values, or higher-than-expected return volumes for leased vehicles;

▪
Economic and demographic experience for pension and other postretirement employee benefit plans (e.g., discount rates or investment returns) could be worse than Ford has assumed;

▪
Pension and other postretirement liabilities could adversely affect Ford’s liquidity and financial condition;

▪
Ford and Ford Credit could experience unusual or significant litigation, governmental investigations, or adverse publicity arising out of alleged defects in products, services, perceived environmental impacts, or otherwise;

▪
Ford may need to substantially modify its product plans and facilities to comply with safety, emissions, fuel economy, autonomous driving technology, environmental, and other regulations;

▪
Ford and Ford Credit could be affected by the continued development of more stringent privacy, data use, data protection, and artificial intelligence laws and regulations as well as consumers’ heightened expectations to safeguard their personal information; and

▪
Ford Credit could be subject to new or increased credit regulations, consumer protection regulations, or other regulations.

We cannot be certain that any expectation, forecast, or assumption made in preparing forward-looking statements will prove accurate, or that any projection will be realized. It is to be expected that there may be differences between projected and actual results. Our forward-looking statements speak only as of the date of their initial issuance, and we do not undertake any obligation to update or revise publicly any forward-looking statement, whether as a result of new information, future events, or otherwise. For additional discussion, see “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023, as updated by subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.
II-2 Cautionary Note on Forward-Looking Statements	2024 Proxy Statement

Ford Motor Company
One American Road
Dearborn, MI 48126

www.corporate.ford.com

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Your **Vote** Counts!

FORD MOTOR COMPANY

2024 Virtual Annual Meeting of Shareholders
Vote by May 8, 2024 11:59 PM EDT.
For shares held in a Plan, vote by May 6, 2024 11:59 PM EDT.

FORD MOTOR COMPANY
ATTN: SHAREHOLDER RELATIONS
P.O. BOX 6248
DEARBORN, MI 48126

V37117-P06475

You invested in FORD MOTOR COMPANY and it's time to vote!

You have the right to vote on proposals being presented at the Annual Meeting. **This is an important notice regarding the availability of proxy material for the shareholder meeting to be held on May 9, 2024.**

Get informed before you vote

View the Notice and Proxy Statement and Annual Report online OR you can receive a free paper or email copy of the material(s) by requesting prior to April 25, 2024. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

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Vote Virtually at the Meeting*

May 9, 2024
8:30 a.m. EDT

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www.virtualshareholdermeeting.com/FORD2024

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THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters.

Voting Items		Board Recommends
1.	Election of Directors.	
1a.	Kimberly A. Casiano	For
1b.	Alexandra Ford English	For
1c.	James D. Farley, Jr.	For
1d.	Henry Ford III	For
1e.	William Clay Ford, Jr.	For
1f.	William W. Helman IV	For
1g.	Jon M. Huntsman, Jr.	For
1h.	William E. Kennard	For
1i.	John C. May	For
1j.	Beth E. Mooney	For
1k.	Lynn Vojvodich Radakovich	For
1l.	John L. Thornton	For
1m.	John B. Veihmeyer	For
1n.	John S. Weinberg	For
2.	Ratification of Independent Registered Public Accounting Firm.	For
3.	Say-on-Pay - An Advisory Vote to Approve the Compensation of the Named Executives.	For
4.	Approval of the 2024 Stock Plan for Non-Employee Directors.	For
5.	Relating to Consideration of a Recapitalization Plan to Provide That All of the Company's Outstanding Stock Have One Vote Per Share.	Against
6.	Relating to Disclosure of the Company's Reliance on Child Labor Outside of the United States.	Against
7.	Relating to Reporting on the Company's Supply Chain Transparency and Traceability.	Against

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V37118-P06475

FORD MOTOR COMPANYATTN: SHAREHOLDER RELATIONSP.O. BOX 6248DEARBORN, MI 48126 FORD MOTOR COMPANYATTN: SHAREHOLDER RELATIONSP.O. BOX 6248DEARBORN, MI 48126 VOTE BY INTERNETBefore The Meeting - Go to www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery of informationup until 11:59 p.m. EDT the day before the cut-off date or meeting date. Have your proxycard in hand when you access the web site and follow the instructions to obtain your recordsand to create an electronic voting instruction form.During The Meeting - Go to www.virtualshareholdermeeting.com/FORD2024You may participate in the Meeting via the Internet and vote during the Meeting. Have theinformation that is printed in the box marked by the arrow available and follow the instructions.There will be no physical location at which shareholders may attend the Meeting.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. EDTthe day before the cut-off date or meeting date. Have your proxy card in hand when you calland then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we have providedor return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V37101-P06475 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY FORD MOTOR COMPANY The Board of Directors recommends a vote FOR the listednominees, and FOR Proposals 2, 3, and 4. 1. Election of Directors. For Against Abstain 1a. Kimberly A. Casiano 1b. Alexandra Ford English1c. James D. Farley, Jr.1d. Henry Ford III1e. William Clay Ford, Jr.1f. William W. Helman IV1g. Jon M. Huntsman, Jr.1h. William E. Kennard1i. John C. May1j. Beth E. Mooney1k. Lynn Vojvodich Radakovich1l. John L. Thornton1m. John B. Veihmeyer1n. John S. Weinberg 2. Ratification of Independent Registered Public AccountingFirm. For Against Abstain 3. Say-on-Pay - An Advisory Vote to Approve theCompensation of the Named Executives. 4. Approval of the 2024 Stock Plan for Non-EmployeeDirectors. The Board of Directors recommends a vote AGAINSTProposals 5, 6, and 7. For Against Abstain 5. Relating to Consideration of a Recapitalization Plan toProvide That All of the Company's Outstanding StockHave One Vote Per Share. 6. Relating to Disclosure of the Company's Reliance on ChildLabor Outside of the United States. 7. Relating to Reporting on the Company's Supply ChainTransparency and Traceability. NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor,administrator, guardian or corporate officer, please provide your FULL title. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Virtual Annual Meeting:The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. V37102-P06475 Proxy — Ford Motor Company Proxy Solicited by Board of Directors for Virtual Annual Meeting of Shareholders – May 9, 2024The undersigned hereby appoints John T. Lawler and Steven P. Croley, or either of them, proxies ("Proxies") each with the power of substitution, to represent and vote the shares of common stock which the undersigned is entitled to vote on all matters, unless the contrary intent is indicated on the reverse side hereof, with all powers which the undersigned would possess if personally present at theFord Motor Company Virtual Annual Meeting of Shareholders to be held online at 8:30 a.m. Eastern Daylight Saving Time on May 9, 2024 or at any postponement or adjournment thereof. The Proxies shall vote the shares represented by this Proxy in the manner indicated on the reverse side hereof. Unless a contrary direction is indicated, the Proxies shall vote the shares (a) "FOR" the election as directors of all the nominees named in the Proxy Statement and listed on the reverse side hereof or any person selected by the Board of Directors in substitution of any of the nominees (Proposal 1), (b) "FOR" Proposals 2, 3 and 4, each of which is set forth in the Proxy Statement, and (c) "AGAINST" Proposals 5, 6, and 7, each of which is set forth in the Proxy Statement. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.If you are a Company employee or retiree participating in either of the Company’s Savings and Stock Investment Plan for Salaried Employees or Tax-Efficient Savings Plan for Hourly Employees, then you may be receiving this material because of shares held for you in those plans. In that case, you may use a proxy card to instruct the plan trustee how to vote those shares. The trustee will vote the shares in accordance with your instructions and the terms of the plan. If you hold shares in any of these plans, the trustee will vote the shares held for you even if you do not direct the trustee how to vote. In these cases, the trustee will vote any shares for which the trustee does not receive instructions in the same proportion as the trustee votes the shares for which the trustee does receive instructions, unless otherwise required by ERISA as determined by the investment manager. To allow sufficient time for voting by trustees and/or administrators of the plans, your voting instructions must be received by 11:59 p.m. Eastern Daylight Saving Time on May 6, 2024. (Continued and to be voted on reverse side.)